UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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BRIGHTHOUSE FINANCIAL, INC.

(Name of Registrant as Specified In Its Charter)

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Notice of 2019 Annual Meeting and Proxy Statement

Brighthouse
FINANCIAL®

Brighthouse Financial, Inc.	Notice of Annual Meeting of Stockholders

Notice of Annual Meeting of Stockholders

On behalf of the Board of Directors, I am honored to invite you to attend the

2019 Annual Meeting of Stockholders (the “Annual Meeting”)

of Brighthouse Financial, Inc. (“Brighthouse”)

Date and Time

Thursday, June 13, 2019 at 8:00 a.m., Eastern Time

Location

The Ballantyne Hotel, 10000 Ballantyne Commons Parkway, Charlotte, North Carolina 28277

Agenda

At the Annual Meeting, stockholders will consider and vote on the following matters:

1.	Proposal 1: Election of four (4) Class II Directors to serve a one-year term ending at the 2020 Annual Meeting of Stockholders;
2.	Proposal 2: Ratification of the appointment of Deloitte & Touche LLP as Brighthouse’s independent registered public accounting firm for fiscal year 2019;
3.	Proposal 3: Advisory vote to approve the compensation paid to Brighthouse’s Named Executive Officers; and
4.	Any such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Our Board of Directors recommends that you vote “FOR” the election of each of the nominees named in Proposal 1 of this Proxy Statement, “FOR” Proposal 2 and “FOR” Proposal 3. Information about the matters to be acted upon at the Annual Meeting is contained in the accompanying Proxy Statement.

Voting Your Shares

Stockholders of record holding shares of Brighthouse common stock, par value $0.01 per share (“Shares”), as of the close of business on April 15, 2019 are entitled to vote at the Annual Meeting.

Internet
Please log on to www.ProxyVote.com and submit a proxy to vote your Shares by 11:59 p.m., Eastern Time, on Wednesday, June 12, 2019.

Telephone
Please call 1-800-690-6903 until 11:59 p.m., Eastern Time, on Wednesday, June 12, 2019.

Mail
If you received printed copies of the proxy materials, please complete, sign, date and return your proxy card by mail so that it is received by Brighthouse, c/o Broadridge Financial Solutions, Inc., prior to the Annual Meeting.

In Person
You may attend the Annual Meeting in person and cast your vote.

Beneficial owners whose Shares are held at a brokerage firm or by a bank or other nominee should follow the voting instructions that they received from the nominee. Participants in retirement and savings plans should refer to the voting instructions in the Proxy Statement under “Voting by Participants in Retirement Plans.”

2019 Proxy Statement  |  i

Notice of Annual Meeting of Stockholders	Brighthouse Financial, Inc.

This notice is being delivered to the holders of Shares as of the close of business on April 15, 2019, the record date fixed by the Board of Directors for the purposes of determining the stockholders of Brighthouse entitled to receive notice of and to vote at the Annual Meeting, and constitutes notice of the Annual Meeting under Delaware law.

By Order of the Board of Directors,

D. Burt Arrington

Corporate Secretary

Charlotte, North Carolina

April 29, 2019

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on June 13, 2019

The accompanying Proxy Statement, our 2018 Annual Report to Stockholders and directions to the location of the 2019 Annual Meeting of Stockholders are available at http://investor.brighthousefinancial.com by selecting the appropriate link under “Financial Information.”

ii  |  2019 Proxy Statement

Brighthouse Financial, Inc.	Letter from the Board of Directors to Our Stockholders

Letter from the Board of Directors to Our Stockholders

Dear Fellow Stockholders:

We are excited to be writing to you after the completion of Brighthouse Financial’ s first full year as an independent public company. We are proud of the progress Brighthouse has made in the further development and execution of its business strategy, guided by the Company’s mission to help people achieve financial security and its goal of creating long-term value for our stockholders. We would like to take this opportunity to share our priorities and provide an overview of the work we performed on your behalf in 2018.

The Board of Directors (the “Board”). We are a majority independent, highly-qualified and diverse Board dedicated to overseeing Brighthouse. Collectively, we have strong experience in areas relevant to Brighthouse’s business and strategy, including insurance, financial services, investments, governance, operations and cybersecurity. The value we place on diversity is evidenced by the Board’s composition, which includes four women and two individuals of ethnically diverse backgrounds, resulting in a Board that is 56% diverse by gender or race. We regularly review our board refreshment and director succession plans and annually assess our performance, both individually and collectively, to help ensure we are well-positioned to effectively carry out our duties.

Overseeing Strategy and Risk. One of our Board’s most important and vital functions is to provide oversight, guidance and direction regarding Brighthouse’s strategy. The Board is actively engaged in shaping – and challenging, as appropriate – Brighthouse’s short- and long-term strategy to grow the company and create stockholder value. We review and discuss strategy topics in our meetings throughout the year. Annually, we devote an entire Board meeting to strategy, including deep dives into Brighthouse’s product and sales strategy, the competitive landscape, Brighthouse’s operational model and financial and capital plans. As the Board of one of the largest annuities and life insurance companies in the United States, we take seriously our role in risk oversight to ensure an effective enterprise risk management program is in place, including an appropriate enterprise risk management framework and governance structure. Throughout the year, the Board and its committees monitor Brighthouse’s performance and management of key risks, including risks relating to finance, markets, operations, cybersecurity and human capital.

Engagement and Responsiveness. We want to know what Brighthouse’s stockholders think about our company. Soon after Brighthouse’s establishment as an independent company in 2017, we launched a robust engagement program that we have enhanced and expanded in 2018. Our Chairman is available to meet with our stockholders so that we can directly engage in meaningful conversations about our strategy, governance and executive compensation program. We are grateful for our stockholders’ candid feedback and are pleased that they generally support our governance and executive compensation practices. We pledge to continue to build upon our relationships with our stockholders and to be responsive to your feedback. We will continue to assess our governance and executive compensation programs to ensure that they remain appropriate as Brighthouse matures.

Culture and Values. Brighthouse’s corporate culture and values of collaboration, focus and accountability are aligned with its strategy and integral to its success. Brighthouse’s culture is, and will continue to be, a focus of our oversight of management and discussions in the boardroom. We also recognize the benefit of observing and experiencing how Brighthouse operates firsthand and believe that by interacting with Brighthouse’s employees outside of the boardroom we are able to gain meaningful insights into Brighthouse’s culture. We regularly visit Brighthouse’s headquarters and other offices to observe Brighthouse’s operations and interact with associates. During 2018, our Chairman led a Town Hall from Brighthouse’s corporate headquarters that was broadcast to all Brighthouse associates. In celebration of Women’s History Month, in early 2019 our four women directors participated in a panel to share with Brighthouse employees their views on the importance of diversity and creating a culture of inclusion.

2019 Proxy Statement  |  i

Letter from the Board of Directors to Our Stockholders	Brighthouse Financial, Inc.

Talent Management. Brighthouse’s success depends on having a skilled and engaged workforce that believes in Brighthouse’s mission and values. The Board and the Compensation Committee regularly discuss human capital management issues, including succession planning, talent development, employee engagement and diversity and inclusion. We have adopted an executive compensation program that we believe is aligned with Brighthouse’s strategy and stockholder interests and that aims to attract and retain talented associates, and to appropriately reward them for their performance.

Your vote is important. We encourage you to read these proxy materials and to vote your shares “FOR” each proposal.

Thank you for your continuing investment in and support of Brighthouse.

Sincerely,

The Board of Directors

April 29, 2019

ii  |  2019 Proxy Statement

Brighthouse Financial, Inc.	Proxy Statement

Proxy Statement

The Board of Directors (the “Board” or the “Board of Directors”) of Brighthouse Financial, Inc. (“Brighthouse” or the “Company”) is providing this Proxy Statement in connection with the Annual Meeting of Stockholders to be held on June 13, 2019, at 8:00 a.m., Eastern Time (the “Annual Meeting”), at The Ballantyne Hotel, 10000 Ballantyne Commons Parkway, Charlotte, North Carolina 28277, and at any adjournment or postponement thereof. Stockholders holding shares of common stock, par value $0.01 per share, of the Company (“Shares”) as of the close of business on April 15, 2019, (the “Record Date”) are entitled to vote at the Annual Meeting. Proxy materials or a Notice of Internet Availability were first made available, sent or given to the Company’s stockholders on or about April 29, 2019.

Contents

3	Proxy Summary
	5	Our Board of Directors: Composition, Qualifications and Diversity
	8	Brighthouse Culture
	9	Executive Compensation Highlights

11	Proposal 1: Election of four (4) Class II Directors to serve a one-year term ending at the 2020 Annual Meeting of Stockholders
	12	The Board of Directors
	19	Skills Matrix

20	Board and Corporate Governance Practices
	20	Building Our Board of Directors
	22	Board Leadership Structure
	23	Director Independence
	23	Executive Sessions
	24	Stockholder Engagement
	25	Succession Planning and Talent Management
	25	Risk Oversight
	26	Information About Our Board Committees
	31	Board Meetings and Director Attendance
	31	Director Compensation
	32	2018 Director Compensation Table
	33	Director Stock Ownership Guidelines
	33	Compensation Committee Interlocks and Insider Participation
	33	Codes of Conduct

34	Proposal 2: Ratification of the appointment of Deloitte & Touche LLP as Brighthouse’s independent registered public accounting firm for fiscal year 2019
	34	Fees Paid to Deloitte & Touche LLP
	35	Audit Committee Pre-Approval Policy
	35	Audit Committee Report

37	Proposal 3: Advisory vote to approve the compensation paid to Brighthouse’s Named Executive Officers

38	Compensation Discussion and Analysis
	38	Section 1 – Executive Summary
	38	The Brighthouse Story
	38	Named Executive Officers
	39	Compensation Philosophy
	39	What’s New in Our 2018 Compensation Program

2019 Proxy Statement  |  1

Contents	Brighthouse Financial, Inc.

	40	2018 Say-on-Pay Vote and Stockholder Engagement
	40	Compensation Highlights
	40	CEO Compensation
	41	Key Executive Compensation Practices
	42	Planned Changes for 2019
	42	Section 2 – Our 2018 Executive Compensation Program
	42	2018 Compensation Setting Process
	42	Role of the Compensation Committee and Others in Determining Compensation
	44	2018 Target Total Direct Compensation
	45	Elements of 2018 Compensation
	46	2018 Short-Term Incentive Awards
	49	2018 Long-Term Incentive Awards
	50	Founders’ Grants
	51	Temporary Incentive Deferred Compensation Plan
	52	Section 3 – Additional Compensation Practices and Policies
	52	2018 Say-on-Pay Vote and Stockholder Engagement
	53	Stock Ownership and Retention Guidelines
	53	Benefit Plans
	54	Termination and Change in Control Benefits
	54	Stock-Based Award Timing Practices
	55	Tax Deductibility of Executive Compensation
	55	Hedging and Pledging Prohibition
	55	Clawback Policy
	55	Risk Assessment
	56	Section 4 – 2019 Compensation Program Preview
	57	Compensation Committee Report

58	Compensation Tables
	58	Summary Compensation Table for 2018
	62	Grants of Plan-Based Awards in 2018
	67	Outstanding Equity at 2018 Fiscal Year-End
	68	Option Exercises and Stock Vested in 2018
	69	Nonqualified Deferred Compensation in 2018
	71	Potential Payments Upon Termination or Change in Control
	74	Equity Compensation Plan Information as of December 31, 2018

75	CEO Pay Ratio

76	Certain Relationships and Related Person Transactions
	76	Relationships and Transactions Related to the Separation
	84	Other Related Person Transactions
	85	Related Person Transaction Approval Policy
	86	Security Ownership of Certain Beneficial Owners and Management
	88	Section 16(a) Beneficial Ownership Reporting Compliance

89	The Annual Meeting, Voting and Other Information

96	Forward-Looking Statements

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Brighthouse Financial, Inc.	Proxy Summary

Proxy Summary

This section summarizes important information contained in this Proxy Statement and in our 2018 Annual Report to Stockholders (the “Annual Report”), but does not contain all the information that you should consider when casting your vote. Please review the entire Proxy Statement and Annual Report carefully before voting.

Proposals for Your Vote

Proposal	Board Recommendation	Page(s)
1. Election of four (4) Class II Directors to serve a one-year term ending at the 2020 Annual Meeting of Stockholders	FOR each of the Board’s nominees	11

2. Ratification of the appointment of Deloitte & Touche LLP as Brighthouse’s independent registered public accounting firm for fiscal year 2019	FOR	34

3. Advisory vote to approve the compensation paid to Brighthouse’s Named Executive Officers (the “Say-on-Pay” vote)	FOR	37

The Brighthouse Story

Brighthouse became an independent company on August 4, 2017, the effective date of our separation from MetLife, Inc. (“MetLife”) through the distribution of approximately 80.8% of MetLife’s interest in Brighthouse to holders of MetLife common stock (the “Separation”). We became a publicly-traded company when our common stock began “regular-way” trading on The Nasdaq Stock Market LLC (“Nasdaq”) on August 7, 2017. In June 2018, MetLife divested all of its remaining Shares.

Our mission is to help people achieve financial security. We are one of the largest providers of annuities and life insurance in the United States. We specialize in products that are designed to help people protect what they have earned and ensure it lasts. Our goal is to build a focused and best-in-cost culture that creates value for our customers and our stockholders. We believe that our strategy of offering a targeted set of products to serve our customers and distribution partners, each of which is intended to produce positive statutory distributable cash flows on an accelerated basis compared to our legacy products, will enhance our ability to invest in our business and distribute cash to our stockholders over time. We also believe that our product strategy of offering a more tailored set of new products and our decision to outsource a significant portion of our client administration and service processes is consistent with our focus on reducing our expense structure over time.

2018 Highlights

During 2018, our first full year as an independent company, we made significant progress toward executing our strategy that we believe will deliver long-term value for our stockholders. Below are some of the key events of 2018 and highlights of our strategy and recent performance.

Executing Our Strategy

•

Sales – our 2018 full year annuity sales (approximately $5.9 billion) were up 36% compared to 2017 (approximately $4.3 billion), and our fourth quarter 2018 annuity sales (approximately $1.7 billion) were our highest since becoming an independent company.

•

Product Development – we updated our FlexChoice Variable Annuity (“VA”) offering, launched two new fixed rate annuity products and developed and prepared to launch Brighthouse SmartCaresm (”SmartCare”), our new hybrid life insurance product (launched in February 2019).

•

Operational Performance – we exited 66 transition service agreements (“TSAs”) with MetLife in 2018, in line with our target, to position us for further expense reductions and cost control to achieve our previously communicated expense reduction target of $150 million in run-rate savings by year-end 2020.

2019 Proxy Statement  |  3

Proxy Summary	Brighthouse Financial, Inc.

•	Investments – through the end of 2018, we completed approximately 80% of our portfolio repositioning program.

Executing our strategy has resulted in strong financial performance, including:

•

Capital Return – we announced a $200 million common stock repurchase program in August 2018, two years ahead of our original expectation to start returning capital in 2020, and repurchased $105 million of our common stock in 2018.

•

Financial Strength – VA assets remained in excess of CTE98 at December 31, 2018. (“CTE” is a statistical measure that assesses the “worst case” loss by calculating the average amount of total assets required to satisfy obligations over the life of a contract or policy in the worst x% of future market scenarios, represented by CTE(100 less x) (e.g., CTE98 represents the total assets required in the worst two percent of a set of future market scenarios)).

Board Oversight of Our Strategy

One of the Board’s most important duties is to oversee our strategy to grow the Company and deliver long-term value to our stockholders. Throughout the year, the Board discusses with management and receives updates on key strategy topics. Additionally, the Board devotes one entire meeting each year to a review of the Company’s strategy. In January 2019, the Board and senior management engaged in constructive dialogue and feedback regarding our multi-year strategic and financial plan, including the following key topics:

•	the competitive landscape in which we operate;
•	our product and sales growth strategy and plans;
•	our business pricing process, including the Company’s pricing program that evaluates the profitability of new business;
•	our operational model, including our business process outsourcing strategy;
•	our future state technology platform;
•	our investment strategy and investment operating model;
•	our financial and risk profile under various capital market scenarios; and
•	key financial drivers of our financial plan, including capital return and other targets.

Key Elements of Our Strategy

We remain focused on executing the key elements of our strategy, namely to:

•	offer a tailored set of annuity and life insurance solutions that are simpler, more transparent and provide value to our advisors and clients, as well as our stockholders;
•	sell our products to clients through a broad network of independent distribution partners; and
•	leverage our strong expense management discipline to become a cost-competitive manufacturer over time.

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Brighthouse Financial, Inc.	Proxy Summary

Our Board of Directors: Composition, Qualifications and Diversity

The fundamental duty of our Board is to oversee the management of Brighthouse for the benefit of our stockholders. It is essential that the Board be composed of directors (“Directors”) who are qualified to oversee the development and execution of our business strategy by management. The Board seeks Directors who possess a broad range of skills, expertise and perspectives and who contribute to the ethnic and gender diversity of our Board. The composition of our Board, as reflected in the tables and charts below, demonstrates our commitment to these principles.

Board Composition Summary

Name	Age	Principal Professional Experience	Expiration of Term(1)	Independent	Committee Memberships
Irene Chang Britt(2)	56	Senior Vice President, Campbell Soup Company and President, Pepperidge Farm Inc. (Retired)	2020	Yes	• • •	Compensation Investment Nominating and Corporate Governance (Chair)
Chuck Chaplin(2) Chairman of the Board	62	President, Chief Financial Officer and Chief Administrative Officer, MBIA Inc. (Retired)	2020	Yes	• • •	Audit Executive Finance and Risk (Chair)
Eileen Mallesch(2)	63	Senior Vice President and Chief Financial Officer of the property and casualty business of Nationwide Mutual Insurance Company (Retired)	2020	Yes	• • •	Compensation Investment Nominating and Corporate Governance
Meg McCarthy	65	Executive Vice President of Operations and Technology, CVS Health Corporation (acquired Aetna, Inc.)	2020	Yes	• •	Audit Finance and Risk
Diane Offereins	61	Executive Vice President and President – Payments Services, Discover Financial Services	2020	Yes	• • •	Compensation (Chair) Finance and Risk Nominating and Corporate Governance
Pat Shouvlin	68	Partner, PricewaterhouseCoopers LLP (Retired)	2020	Yes	• • •	Audit (Chair) Executive Investment
Eric Steigerwalt	57	President and Chief Executive Officer, Brighthouse	2020	No	•	Executive (Chair)
Bill Wallace	71	Managing director and co-head of the Global Insurance Investor Client Practice, J.P. Morgan Chase & Co. (Retired)	2020	Yes	• •	Audit Investment (Chair)
Paul Wetzel(2)	59	Chairman of the Global Financial Institutions Group, Deutsche Bank Securities Inc. (Retired)	2020	Yes	• • •	Compensation Finance and Risk Nominating and Corporate Governance

(1)	The Board will be declassified by the 2020 Annual Meeting.
(2)	These Directors are nominated for election at this Annual Meeting.

Board Skills and Experience

The Board seeks Directors who possess a broad range of skills, experience and perspectives that position the Board to effectively oversee Brighthouse’s management. Our Directors were carefully selected for their mix of skills and

2019 Proxy Statement  |  5

Proxy Summary	Brighthouse Financial, Inc.

experience, which align with, and facilitate effective oversight of, Brighthouse’s strategy and risks. Our Directors possess substantive skills and experience in the following key areas relevant to the Board’s oversight of Brighthouse: the financial services and insurance industries; senior management; audit and accounting; information technology and cybersecurity; brand and marketing; public company board service; risk management; investments; and compensation and human resources (see “Skills Matrix”).

Board Diversity

The Board believes that a diverse board is better able to effectively oversee our management and strategy and position Brighthouse to deliver long-term value for our stockholders. Our Board recognizes that gender and ethnic diversity add to the overall mix of perspectives of our Board as a whole. In 2018, we added two new Directors, both of whom are women. The following charts present our current Board diversity profile:

Directors who are diverse by gender or race serve in a majority of our Board leadership positions, including as:

•	Chairman of the Board;
•	Chair of the Compensation Committee;
•	Chair of the Finance and Risk Committee; and
•	Chair of the Nominating and Corporate Governance Committee.

Stockholder Engagement Highlights

In 2018-2019, we continued the robust stockholder engagement program we instituted in 2017 following the Separation. As part of this program, we contacted 16 stockholders representing approximately 42% of our Shares (at that time) and met with a substantial portion of those we contacted. We also offered several stockholders the opportunity to engage with our Chairman, and one accepted. Discussion during our engagements focused on our Board, corporate governance and executive compensation practices, as well as our business profile, strategy and performance. For additional information about our program, see “Stockholder Engagement.”

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Brighthouse Financial, Inc.	Proxy Summary

Corporate Governance Highlights

Brighthouse is committed to good governance practices that protect and promote the long-term value of the Company for our stockholders. The Board regularly reviews our governance profile to ensure it reflects the evolving governance landscape and appropriately supports and serves the best interests of the Company and our stockholders.

Independent Oversight	Independent Chairman of the Board
Majority of our Board is independent

All committees of the Board (other than the Executive Committee) (each a “Committee” and collectively, the “Committees”) are comprised solely of Independent Directors (as defined below, see “Director Independence”)

Board Effectiveness	Directors possess a deep and diverse set of skills and experience relevant to oversight of our business strategies
Proactive assessment of Director skills and commitment to Director refreshment to ensure the Board meets the Company’s evolving oversight needs

Robust risk oversight framework to assess and manage risks

Comprehensive annual self-assessment of the Board and Committees, including an action plan to implement Directors’ suggestions

Commitment to Board diversity of perspective, gender and ethnicity

Regular executive sessions of the Independent Directors

Responsiveness and Accountability	Robust stockholder engagement program, with the participation of the Chairman, to share our perspectives and solicit feedback

Majority voting for Directors, with resignation policy for Directors who do not receive a majority of the votes cast

Development and regular review of succession plans for the Chief Executive Officer (the “CEO”) and other members of senior management

Annual assessment of Committee charters and the Board’s Corporate Governance Principles

All Directors to be elected annually for one-year terms beginning with 2020 Annual Meeting

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Proxy Summary	Brighthouse Financial, Inc.

Brighthouse Culture

Brighthouse is on a mission to help people achieve financial security. We are committed to building a company that creates sustainable long-term value for our stockholders while delivering on that mission. When we launched the Company, management sought to build an inclusive culture that supports our strategic goals. In our first full year as an independent company, we are proud of what we have accomplished to reinforce our culture and lay the foundation for sustainable growth. Highlights include:

Our Values

We aim to build an organization where talented, passionate people from all backgrounds can make meaningful contributions to our success and grow their careers. We value collaboration, accountability and respect, and the health and safety of our employees, customers and communities. We strive to create a diverse and inclusive work environment, practice fair labor standards at every level, and recognize and respect basic human rights for all. We demonstrate our commitment to ethical practices through mandatory training on anti-harassment and on our Code of Conduct – which includes our commitment to maintaining the highest standard of ethical awareness, integrity and business conduct, and putting honesty, fairness and trustworthiness at the center of everything we do.

Diversity and Inclusion

We foster a culture where diverse backgrounds and experiences are celebrated, and different ideas are heard and respected. We believe that by creating an inclusive workplace, we are better able to attract and retain talent and provide valuable solutions that meet the needs of our distribution partners, our advisors and their clients. We have established a Diversity and Inclusion Council that develops policies designed to increase inclusion in our offices and educate the Brighthouse community about the impact of diversity and inclusion on our corporate culture and business results.

Brighthouse is a proud equal opportunity employer committed to attracting, retaining and maximizing the performance of a diverse and inclusive workforce. It is Brighthouse’s policy to ensure equal employment opportunity without discrimination or harassment based on race, color, religion, sex (including pregnancy, childbirth, or related medical conditions), sexual orientation, gender identity or expression, age, disability, national origin, marital or domestic/civil partnership status, genetic information, citizenship status, uniformed service member or veteran status, or any other characteristic protected by law.

Community Involvement

Brighthouse is committed to making a positive impact on our communities, and we encourage employees to take advantage of three paid volunteer days per year to help support local organizations. As a company, Brighthouse directly supports charitable endeavors through corporate contributions, fundraising campaigns and engagement in community groups such as Habitat for Humanity, Operation Sandwich (food drive for the hungry), Dress for Success (support services and professional attire for women in need) and many others.

Brighthouse Foundation

The Brighthouse Foundation (the “Foundation”) was founded to enhance the quality of life in communities in which we live and work. The Foundation provides grants to high-impact, non-profit organizations, with a specific focus on organizations supporting women, children, veterans and the arts. Some of these organizations include the Foundation for the Carolinas, Habitat for Humanity and the Bechtler Museum of Modern Art.

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Brighthouse Financial, Inc.	Proxy Summary

Sustainability

Brighthouse understands and respects our impact on the environment. Our headquarters in Charlotte, North Carolina, is LEED Platinum certified and our involvement in the construction process ensured we had a say in sourcing local building materials, and implementing a recycling program and light-harvesting system. These actions have allowed us to take meaningful steps toward conserving energy and resources.

Executive Compensation Highlights

Executive Compensation Philosophy

Our Compensation Committee and Board established a compensation program rooted in a pay-for-performance philosophy that incentivizes and rewards our named executive officers (each an “NEO”) for achievement of performance metrics that are aligned with key strategic goals. Our 2018 compensation program incentivizes our NEOs to achieve goals that support Brighthouse’s long-term strategy and rewards them for their contributions to Brighthouse’s performance. Our 2018 compensation program objectives include:

•	Pay-for-performance by tying variable compensation to achievement of Company and individual goals;
•	Aligning the interests of our executives with stockholders by having a significant portion of our NEOs’ total compensation delivered in the form of stock-based incentives;
•	Avoiding problematic pay practices by incorporating market best practices into our compensation program; and
•	Reinforcing strong risk management by avoiding incentives that encourage NEOs to take excessive risks.

2018 Executive Compensation Program

In designing our executive compensation program for 2018, our first full year as an independent company, the Compensation Committee built on the guiding principles of our 2017 compensation program, including a pay-for-performance philosophy, strong governance practices and aligning our executives’ interests with those of our stockholders.

The Compensation Committee also considered stockholder feedback in designing a compensation program that aims to align our NEOs’ compensation opportunities with achievement of the Company’s short- and long-term business goals, as approved by the Board as part of its annual review of Brighthouse’s strategy.

Key Components of Our 2018 Executive Compensation Program

Base Salary	• Fixed compensation for services during the year
Short-Term Incentive

•  Annual cash award based on Company and individual performance

•  Performance metrics measure our achievement of three equally-weighted key strategic goals:

•  TSA Exits – measures our ability to reduce expenses and operate as a cost-competitive company

•  Annuity Sales – measures our growth, which is vital to the stability of our business

•  Adjusted Statutory Earnings – measures our ability to pay future distributions and is reflective of the performance of our hedging program

Long-Term Incentive

•  Variable equity awards, in a mix of three equally-weighted elements: Restricted Stock Units (“RSUs”), Performance Share Units (“PSUs”) and Nonqualified Stock Options (“NQSOs”)

•  Performance metrics apply only to our PSUs and measure our achievement of two strategic goals over the 2018-2020 performance period:

•  Corporate Expense Reduction (weighted 60%) – measures reduction in our annualized expenses

•  Capital Return (weighted 40%) – measures alignment of our financial and operational goals with long-term stockholder interests

2019 Proxy Statement  |  9

Prosy Summary	Brighthouse Financial, Inc.

Executive Compensation Governance Practices

We are committed to building a compensation program with strong governance features that reflect best practices in the market and stockholder feedback. The table below provides a summary of our executive compensation governance practices.

Key Executive Compensation Practices

What we do	Pay-for-Performance. A substantial portion of our NEOs’ Target Total Direct Compensation is in the form of variable, at-risk elements that reward our executives only if we achieve performance goals that create stockholder value.

Stock Ownership Guidelines. We have established stock ownership and retention guidelines that call for our NEOs to maintain significant stock ownership, thereby aligning their interests with those of our stockholders.

Clawback Policy. We adopted a robust clawback policy that allows the Company to recoup incentive compensation earned by executive officers or other employees in the event of a material restatement of the Company’s financial statements or certain misconduct.

Minimum Vesting Periods. Equity awards that are subject to achievement of performance goals or that vest based solely on continued service generally have three-year vesting periods (the latter at a rate not greater than one-third per year).

Stockholder Engagement. Since the Separation, we have actively engaged with our stockholders on various topics, including our executive compensation program. We recognize the importance of our stockholders’ perspectives in the compensation-setting process and consider their feedback in the design of our compensation program.

Independent Compensation Consultant. Our Compensation Committee retained Semler Brossy Consulting Group (“SBCG”) as its independent compensation consultant to advise on all aspects of our executive compensation program.

Double-Trigger Vesting of Equity Awards upon a Change of Control. Outstanding awards that are substituted or assumed in a change of control only vest if the NEO is terminated or resigns with good reason.

What we don’t do	Gross-ups on Excise Taxes. We do not provide tax gross-up benefits in connection with payments upon a change of control.

Reprice Stock Options. Our equity incentive plans prohibit us from repricing stock options or stock appreciation rights without stockholder approval.

Excessive Perquisites. We provide limited perquisites to our executive officers.

Hedging and Pledging. Our insider trading policy prohibits all employees and Directors from engaging in hedging or pledging transactions.

10  |  2019 Proxy Statement

Brighthouse Financial, Inc.	Proposal 1 - Election of Directors

Proposal 1

Election of four (4) Class II Directors to serve a one-year term ending at the 2020 Annual Meeting of Stockholders

The Board has nominated each of our Class II Directors, Irene Chang Britt, C. Edward Chaplin, Eileen A. Mallesch and Paul M. Wetzel, for election at the Annual Meeting. The Board believes that each of these nominees has the necessary skills and experience to effectively oversee our business. Each of these nominees currently serves as a Class II Director, and each has consented to being named in this Proxy Statement and agreed to serve if elected.

The Board recommends that you vote “FOR” the election of each of Irene Chang Britt, C. Edward Chaplin, Eileen A. Mallesch and Paul M. Wetzel.

Our Board is currently composed of nine Directors. Biographical information for each Director, including the Class II Director nominees, and a description of each Director’s skills and qualifications, follows this proposal.

As described in our Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), our Board was initially divided into three classes. Our Certificate of Incorporation provides for the declassification of our Board by our 2020 Annual Meeting. Following our 2018 Annual Meeting, our Board consists of two classes: Class III Directors (which includes the former Class I Directors) whose terms expire at the 2020 Annual Meeting; and Class II Directors up for election at this 2019 Annual Meeting, for a term expiring at the 2020 Annual Meeting. Beginning with our 2020 Annual Meeting, all director nominees will stand for election for one-year terms that expire at the following annual meeting. The following table describes the schedule for the election of our Directors over the next two annual meetings and the terms they will serve if elected.

Meeting	Directors Standing for Election	Term
2019 Annual Meeting	Class II Directors	One-year term expiring at 2020 Annual Meeting
2020 Annual Meeting and all future annual meetings	All Directors	One-year term expiring at the following annual meeting

Unless otherwise instructed, the proxyholders will vote proxies “FOR” the nominees of the Board. The Board has no reason to believe that any of its nominees will be unable or unwilling to serve if elected. However, if any of the Board’s nominees is unable to serve as Director at any point before the Annual Meeting or any adjournment or postponement thereof, the Board may reduce the size of the Board or nominate another candidate for election as a Class II Director. If the Board nominates a new candidate, unless otherwise provided, the form of proxy attached to this Proxy Statement permits the proxyholders to use their discretion to vote for that candidate.

2019 Proxy Statement  |  11

The Board of Directors	Brighthouse Financial, Inc.

The Board of Directors

Class II – Nominees for Election as Directors for Terms Expiring in 2020

Irene Chang Britt

Independent Director

Committee Memberships: Compensation; Investment; Nominating and
Corporate Governance (Chair)

Age: 56

Director since: 2017

Other public company directorships: Dunkin’ Brands Group, Inc.; Tailored Brands, Inc.

Past public company directorships: TerraVia Holdings, Inc.

Professional Experience: Ms. Chang Britt retired from Campbell Soup Company (“Campbell”), a food and beverage company, in February 2015. At Campbell, Ms. Chang Britt served in positions of increasing responsibility, culminating with her service from August 2012 through February 2015 as
President of Pepperidge Farm Inc., a subsidiary of Campbell, and from March 2012 through
February 2015 as Senior Vice President of Global Baking and Snacking. Ms. Chang Britt joined
Campbell in 2005 as General Manager, Sauces and Beverages, and served in senior positions in multiple brand divisions. She also served as Global Chief Strategy Officer of Campbell from
October 2010 to July 2012. Prior to joining Campbell, Ms. Chang Britt served in various executive roles at Kraft Foods and Kraft/Nabisco from 1999 to 2005 and Kimberly-Clark from 1986 to 1999.
Ms. Chang Britt has served as a director of Dunkin’ Brands Group, Inc. since May 2014, currently serving on the Audit and Nominating and Corporate Governance (Chair) Committees, and as a
director of Tailored Brands, Inc. (formerly Men’s Warehouse, Inc.) since December 2015, currently serving as Chair of the Nominating and Corporate Governance Committee and a member of the
Audit Committee. Ms. Chang Britt previously served as a director of TerraVia Holdings, Inc., from
March 2016 to January 2018, and as non-executive chairperson from March 2017. Ms. Chang Britt is a National Association of Corporate Directors (“NACD”) Board Leadership Fellow and a member of the board of directors of the NACD New York Chapter.

Skills and Qualifications: Ms. Chang Britt is qualified to serve on our Board on the basis of her brand and marketing expertise, corporate governance expertise, and public company board experience.

12  |  2019 Proxy Statement

Brighthouse Financial, Inc.	The Board of Directors

C. Edward (“Chuck”) Chaplin

Independent Director

Chairman of the Board

Committee Memberships: Audit; Executive; Finance and Risk (Chair)

Age: 62

Director since: 2017

Other public company directorships: MGIC Investment Corp.

Professional Experience: Mr. Chaplin retired from MBIA, Inc. (“MBIA”), a provider of financial guarantee insurance for the public and structured finance markets, in January 2017. At MBIA, Mr. Chaplin served as the President, Chief Financial Officer and Chief Administrative Officer from 2008 through March 2016, after beginning his MBIA tenure as the Chief Financial Officer in 2006. Prior to joining MBIA, Mr. Chaplin had a 23-year career with Prudential Financial, Inc., a global insurance and financial services firm, with positions of increasing responsibility culminating with his service as Senior Vice President and Treasurer. Mr. Chaplin has been a director of MGIC Investment Corporation since January 2014, and serves on its Risk Management and Securities Investment Committees.

Skills and Qualifications: Mr. Chaplin is qualified to serve on our Board on the basis of his leadership skills, finance experience, and deep knowledge of the insurance industry.

2019 Proxy Statement  |  13

The Board of Directors	Brighthouse Financial, Inc.

Eileen A. Mallesch

Independent Director

Committee memberships: Compensation; Investment; Nominating and
Corporate Governance

Age: 63

Director since: 2018

Other public company directorships: State Auto Financial Corporation; Libbey Inc.; Fifth Third Bancorp

Past public company directorships: Bob Evans Farms, Inc.

Professional Experience: Ms. Mallesch served as Senior Vice President and Chief Financial Officer of the property and casualty insurance business of Nationwide Mutual Insurance Company, a U.S.
insurance and financial services company, from 2005 to 2009. Previously, Ms. Mallesch was employed by General Electric, a multinational conglomerate, where she served as Senior Vice
President and Chief Financial Officer of Genworth Financial Life Insurance Company from 2003 to
2005; Vice President and Chief Financial Officer of GE Financial Employer Services Group from
2000 to 2003; and Controller for GE Americom from 1998 to 2000. Ms. Mallesch’s positions prior to
2000 include International Business Area Controller, Energy Ventures, for Asea Brown Boveri, Inc., a
multinational power and automation technologies company, and financial management positions with PepsiCo, Inc., a food and beverage company. Ms. Mallesch is a certified public accountant and began her career as a senior auditor with Arthur Andersen, an accounting and professional services firm. She is a director of State Auto Financial Corporation (since 2010), currently serving on the
Audit (Chair) and Compensation Committees; Libbey Inc. (since 2016), currently serving on the
Audit and Compensation Committees; and Fifth Third Bancorp (since 2016), currently serving on the Audit and Human Capital and Compensation Committees. Ms. Mallesch also served on the board of directors of Bob Evans Farms, Inc. from 2008 to January 2018, when it was sold to Post
Holdings, Inc. Ms. Mallesch is an NACD Governance Fellow.

Skills and Qualifications: Ms. Mallesch is qualified to serve on our Board on the basis of her financial expertise, experience in the insurance industry and service on various public company boards.

14  |  2019 Proxy Statement

Brighthouse Financial, Inc.	The Board of Directors

Paul M. Wetzel

Independent Director

Committee Memberships: Compensation; Finance and Risk; Nominating and
Corporate Governance

Age: 59

Director since: 2017

Professional Experience: Mr. Wetzel has served as a Senior Advisor to Rockefeller Capital
Management, a financial services firm, since October 2018. Mr. Wetzel retired from Deutsche Bank
Securities Inc., a subsidiary of global investment bank and financial services firm Deutsche Bank
AG (“Deutsche Bank”) providing broker-dealer and investment advisory services, in October 2016.
Mr. Wetzel held positions of increasing responsibility at Deutsche Bank or its subsidiaries and served as the Chairman of the Global Financial Institutions Group from 2013 until his retirement.
He was the Head of the Japan Investment Banking Coverage and Advisory Group at Deutsche Bank
and was based in Japan from 2011 to 2013. Prior to joining Deutsche Bank, Mr. Wetzel worked at
Merrill Lynch & Co., Inc., a global investment bank and financial services firm, in investment banking for 17 years, with positions of increasing responsibility and a focus on financial institutions. Mr. Wetzel is an NACD Board Leadership Fellow.

Skills and Qualifications: Mr. Wetzel is qualified to serve on our Board on the basis of his extensive experience advising financial services firms and knowledge of investment banking and corporate strategy.

2019 Proxy Statement  |  15

The Board of Directors	Brighthouse Financial, Inc.

Class III (includes former Class I Directors) – Continuing Directors Whose Terms Expire in 2020

Margaret M. (“Meg”) McCarthy

Independent Director

Committee memberships: Audit; Finance and Risk

Age: 65

Director since: 2018

Other public company directorships: First American Financial Corporation; Marriott International, Inc.

Professional Experience: Ms. McCarthy is currently Executive Vice President of Operations and
Technology for CVS Health Corporation, a pharmacy and healthcare company which acquired
Aetna, Inc. (“Aetna”) in November 2018, where she is responsible for technology, data security, procurement, real estate and service operations. Prior to the acquisition, Ms. McCarthy held the same position for Aetna, a diversified healthcare benefits company, since 2010. Prior to joining
Aetna in 2003, she served as Senior Vice President of Information Technology at CIGNA
Healthcare, a global health services company, and in information technology-related roles at
Catholic Health Initiatives, a nonprofit health system. Ms. McCarthy also worked in technology consulting at Accenture and was a consulting partner at Ernst & Young, an accounting and professional services firm. She has served as a director of First American Financial Corporation since 2015, currently serving on its Nominating and Corporate Governance Committee (Chair), and
of Marriott International, Inc., since 2019, currently serving on its Audit Committee. Ms. McCarthy also has served as a director of vArmour, a privately-owned data center and cloud security company, since 2015, and serves on various advisory boards and councils, including the Financial
Services Information Sharing and Analysis Center, Oracle Presidents Council, MIT Center for
Information Systems Research and the Board of Trustees of Providence College.

Skills and Qualifications: Ms. McCarthy is qualified to serve on our Board on the basis of her deep expertise in technology, cybersecurity and operations and her public company board experience.

16  |  2019 Proxy Statement

Brighthouse Financial, Inc.	The Board of Directors

Diane E. Offereins

Independent Director

Committee memberships: Compensation (Chair); Finance and Risk;

Nominating and Corporate Governance

Age: 61

Director since: 2017

Past public company directorships: West Corporation

Professional Experience: Ms. Offereins has served as Executive Vice President and President –
Payments Services for Discover Financial Services (“Discover”), a direct banking and payment services company, since April 2010. She is also a member of the Discover Executive Committee.
Previously, Ms. Offereins served at Discover as Executive Vice President, Payment Services (2008
to 2010) and Executive Vice President and Chief Information Officer (1998 to 2010). Ms. Offereins
served as a director of West Corporation, from April 2017 until it was taken private in October 2017.

Skills and Qualifications: Ms. Offereins is qualified to serve on our Board on the basis of her financial services industry experience and her information technology and cybersecurity expertise.
Ms. Offereins also brings to the Board valuable experience gained as a senior officer of Discover during its spinoff from Morgan Stanley.

Patrick J. (“Pat”) Shouvlin

Independent Director

Committee memberships: Audit (Chair); Executive; Investment

Age: 68

Director since: 2017

Professional Experience: Mr. Shouvlin retired from PricewaterhouseCoopers LLP (“PwC”), an accounting and professional services firm, in 2012 after 35 years of service. During his career at
PwC, Mr. Shouvlin served as the Global Engagement Partner for several large, global insurance and financial services companies. Mr. Shouvlin also served in various leadership roles while at PwC, including leading its U.S. Insurance Group from 1996 to 2003. From 2005 to 2011, Mr. Shouvlin served on PwC’s U.S. Board of Partners, including service as Chair of the Finance Committee and a member of the Governance Committee. Since 2015, Mr. Shouvlin has been Chairman of the Board,
Chair of the Governance, Nominations and Remuneration Committee, and a member of the
Investment Committee of L&F Holdings Limited and L&F Indemnity Limited, PwC’s global reinsurers based in Bermuda. He served on the board and as Chair of the Audit Committee of Cunningham
Lindsey, a privately-owned global claims management outsourcing firm, from 2013 to 2018.

Skills and Qualifications: Mr. Shouvlin is qualified to serve on our Board on the basis of his extensive accounting and auditing experience, along with his deep knowledge of the insurance industry.

2019 Proxy Statement  |  17

The Board of Directors	Brighthouse Financial, Inc.

Eric T. Steigerwalt

Committee Memberships: Executive (Chair)

Age: 57

Director since: 2016

Professional Experience: Mr. Steigerwalt has served as President and CEO of Brighthouse since
August 2016. Previously, Mr. Steigerwalt held various positions at MetLife, a global insurance and financial services company, from 1998, including: Executive Vice President, U.S. Retail (September
2012 – August 2017); Executive Vice President and interim Chief Financial Officer (November 2011
– September 2012); Executive Vice President, Chief Financial Officer of U.S. Business (January
2010 – November 2011); Senior Vice President and Chief Financial Officer of U.S. Business
(September 2009 – January 2010); Senior Vice President and Treasurer (May 2007 – September
2009); Senior Vice President and Chief Financial Officer of Individual Business (July 2003 – May
2007); and Vice President, Financial Management (May 1998 – July 2003). Prior to joining MetLife,
Mr. Steigerwalt was a Vice President of AXA S.A., a financial services and insurance company from
1993 to 1998. Mr. Steigerwalt has been a member of the board of directors of The American
Council of Life Insurers (“ACLI”) since October 2018.

Skills and Qualifications: Mr. Steigerwalt is qualified to serve on our Board on the basis of his deep knowledge of our business, extensive experience in the insurance industry, leadership skills, and broad knowledge of corporate strategy, finance and investments.

William F. (“Bill”) Wallace

Independent Director

Committee Memberships: Audit; Investment (Chair)

Age: 71

Director since: 2017

Professional Experience: Mr. Wallace retired from J.P. Morgan Chase & Co. (“J.P. Morgan”), a global financial services firm and banking institution, in March 2017 after 20 years of service.
During his career at J.P. Morgan, Mr. Wallace held various positions of increasing responsibility and served as managing director and co-head of the global insurance investor client practice from 2009 to 2017. Mr. Wallace served as the Deputy Managing Director of the Office of Finance of the
Federal Home Loan Banks, a group of government-sponsored banks, from 1995 to 1996, and as a managing director at Morgan Stanley Group Inc., a global financial services firm and banking institution, from 1980 to 1994.

Skills and Qualifications: Mr. Wallace is qualified to serve on our Board on the basis of his deep knowledge of investments, including asset allocation and risk management, and experience advising insurance companies.

18  |  2019 Proxy Statement

Brighthouse Financial, Inc.	Skills Matrix

Skills Matrix

The Board seeks Directors who possess a broad range of skills, experience and perspectives that position the Board to effectively oversee Brighthouse’s strategy and risks. In its oversight of Board succession planning and refreshment, the Nominating and Corporate Governance Committee utilizes a skills matrix to track our current Directors’ skills and expertise. To create the skills matrix, presented below, each Director periodically self-evaluates those areas in which he or she has meaningful and substantive skills or experience.

	Irene Chang Britt	Chuck Chaplin	Eileen Mallesch	Meg McCarthy	Diane Offereins	Pat Shouvlin	Eric Steigerwalt	Bill Wallace	Paul Wetzel

Senior Management Experience

Financial Services

Insurance

Risk Management

Accounting

Brand and Marketing

Compensation/Human Resources

Information Technology/Cybersecurity

Investments

Legal/Regulatory

Public Company Board Experience

2019 Proxy Statement  |  19

Board and Corporate Governance Practices	Brighthouse Financial, Inc.

Board and Corporate Governance Practices

We believe effective corporate governance policies and practices will help Brighthouse deliver sustainable, long-term value to our stockholders.

These policies and practices are contained in our governance documents, including our Certificate of Incorporation, Amended and Restated Bylaws (the “Bylaws”), Corporate Governance Principles, and Committee charters. This section describes the key features of our Board practices and corporate governance program. The Board believes a balanced governance profile will help the Company deliver long-term value to our stockholders. The Board continually assesses our governance profile to ensure it remains appropriate as we continue to evolve as a public company.

Building Our Board of Directors

Our stockholders rely on our Board to oversee Brighthouse on their behalf. The Board has adopted the following key policies and practices to guide it in building an effective, well-functioning board that we believe is equipped to fulfill its duties and responsibilities to our stockholders.

Director Criteria and Nomination Process

•

Board Membership Criteria – The Nominating and Corporate Governance Committee leads the search for, and recommends, candidates to serve on the Board based on their business and professional experience, judgment, diversity, age, skills and background. All candidates must possess high integrity and be able to meet the demands of serving on our Board.

•

Director Qualifications – In seeking qualified director candidates, the Nominating and Corporate Governance Committee, in consultation with the Board, the Chairman of the Board and the CEO, seeks individuals who possess the skills, experience and background appropriate for overseeing the development and execution of Brighthouse’s business strategies. The Board has identified the following qualifications, among others, in considering director candidates:

•	Leadership experience

•	Experience in insurance or financial services

•	Financial literacy

•	Risk management expertise, including in the areas of market, liquidity and cybersecurity risk

•	Investments expertise, including oversight of strategic asset allocation and portfolio construction

•	Gender and ethnic diversity

•	Information technology expertise

•	Experience serving on a public company board

•	Commitment to Brighthouse values

•

Director Independence – At least a majority of the Board is required to consist of Directors who satisfy the independence standards prescribed by various laws and regulations applicable to the Company, including the Nasdaq listing rules, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder. To determine independence, the Nominating and Corporate Governance Committee and the Board consider the independence requirements under the applicable Nasdaq listing rules, Exchange Act requirements and other factors that contribute to effective oversight and decision-making by the Board. In determining Ms. McCarthy’s independence, the Board considered Brighthouse’s relationship with her current employer, CVS Health Corporation (which acquired Aetna in November 2018). Aetna provides and administers insurance and other employee benefits services to Brighthouse and our employees. The Board

20  |  2019 Proxy Statement

Brighthouse Financial, Inc.	Board and Corporate Governance Practices

determined that this relationship does not exceed thresholds in applicable independence standards and does not interfere with Ms. McCarthy’s exercise of independent judgement in carrying out her responsibilities as a Director.

•

Other Directorships – Directors must confirm the absence of, or disclose, any material actual or potential conflict of interest and receive the consent of the Chair of the Nominating and Corporate Governance Committee before accepting an invitation to serve on the board or committee of another organization. To ensure that Directors have requisite time to devote sufficient attention to their duties and responsibilities, the Board believes that: (1) Directors should not serve on more than three other public company boards; (2) Independent Directors who serve as chief executive officer of another public company and also serve on that company’s board of directors should not serve on any additional public company board other than our Board; and (3) Directors who serve on more than three public company audit committees should not serve on our Audit Committee if their ability to effectively serve on our Audit Committee is impaired, as determined by the Nominating and Corporate Governance Committee Chair and the Board.

•

Director Nomination Process – Nominations for election as a Director at our annual meetings may be made by our Board in the Company’s notice of meeting or any supplement thereto, or by a stockholder or stockholders in compliance with the stockholder nomination requirements set forth in our Bylaws. Our Board nominates Director-nominees upon the recommendation of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee and the Board may identify potential nominees through a variety of means, including referrals from current Directors, executive officers and stockholders or recommendations from professional search firms. We retained a professional search firm to identify and recruit candidates for the two directorships we filled in 2018. In recommending candidates for nomination by the Board, the Nominating and Corporate Governance Committee takes into consideration the candidate’s skills and qualifications, the Nasdaq listing requirements, the ability of candidates to enhance the diversity of our Board as a whole and any other criteria the Board may establish from time to time. The Nominating and Governance Committee will consider candidates recommended by stockholders. Our stockholders may bring nominations for Director before an annual meeting of our stockholders by following the procedures described in our Bylaws. For more information on how and when to submit a nomination for future annual meetings, see “Other stockholder proposals and director nominations.”

Board Composition, Refreshment and Ongoing Education

•

Board Diversity – The Board believes a diverse board is better able to effectively oversee Brighthouse and deliver long-term value for our stockholders. The Board seeks Directors who possess a broad range of skills, experience and perspectives, and who contribute to the ethnic and gender diversity of our Board.

•

Board Refreshment – The Board recognizes it must refresh itself to address Brighthouse’s oversight needs as it evolves over time. The Nominating and Corporate Governance Committee and Board annually review the skills and experience that allow the Board to best oversee Brighthouse’s strategy. We previously disclosed our intent for the Board to consist of nine directors as soon as reasonably practicable following the Separation. In September 2018, following MetLife’s divestiture of its remaining Shares, John McCallion resigned from the Board. In November 2018 (and as discussed in greater detail below), we added two new Directors, resulting in a Board consisting of nine Directors. During 2018, the Nominating and Corporate Governance Committee led a Director self-evaluation process where each Director ranked his or her expertise and experience in a number of key skill areas that are relevant to service on our Board. The Nominating and Corporate Governance Committee considered the Directors’ self-evaluations in analyzing the aggregate representation of skills on the Board, and identified an opportunity to improve the Board’s effectiveness by adding one or more Directors with skills and experience in the areas of (i) information technology and cybersecurity and (ii) investments and overall finance expertise. The Nominating and Corporate Governance Committee, with the assistance of management and a third-party director search firm, led the director search and recruitment, and, in November 2018, the Board appointed two new Independent Directors who possessed the desired skills and fit, and who also added to the diversity of our Board. Ms. Mallesch brings more than 25 years of finance and strategy experience in a variety of industries, including insurance, telecommunications, consumer products and manufacturing. Ms. McCarthy brings over 30 years of experience as a senior leader in the insurance and healthcare industries with expertise in information technology, cybersecurity and operations.

2019 Proxy Statement  |  21

Board and Corporate Governance Practices	Brighthouse Financial, Inc.

•

Assessing the Board’s Performance – The Board views self-assessment as an important tool for candid evaluation of its composition, performance and proper functioning, as well as an important component of our board refreshment strategy. The Nominating and Corporate Governance Committee oversees the overall process for the assessment, as well as the substantive matters to be addressed during the assessment. In 2018, each Director completed assessments of the Board’s and each Committee’s effectiveness, including with respect to: Board and Committee composition; the quality of meeting materials and discussions during Board and Committee meetings; appropriateness of meeting agenda topics; and interactions with management. Each Director also provided feedback on the other Directors. The Nominating and Corporate Governance Committee reviewed and reported the results of the assessments to the full Board and to management. The chair of the Nominating and Corporate Governance Committee discussed with each Director the results of the individual feedback. The Board addressed issues raised in the self-assessments with concrete steps, including discussions with management to enhance meeting materials, refining the focus on key areas and other actions to maximize the Board’s and Committees’ effectiveness.

•

Mandatory Retirement Age – Our Corporate Governance Principles state that Directors may not stand for re-election or be appointed to the Board after reaching the age of 72. The Board may approve exceptions to this policy. We have not adopted term limits for our Directors.

•

Director Orientation and Continuing Education – The Board views orientation and continuing education as vital tools for building an effective Board. We provide all new Directors with an orientation program when they join the Board. The orientation consists of presentations by our senior management to familiarize the Directors with our business, operations, financial condition, risk management and governance, as well as Directors’ legal duties and requirements. We also encourage and will provide funding for both new and longer-serving Directors to attend continuing education programs delivered by third parties to develop and enhance their skills and knowledge. In 2018, the entire Board participated in continuing education programs. We also intend to incorporate continuing education into our regular Board and Committee meetings from time to time.

•

Attendance at Meetings – Directors are expected to regularly attend meetings of the Board and the Committees of which they are members, and to spend the time needed outside of meetings to keep themselves informed about Brighthouse’s business and operations.

Board Leadership Structure

The Board has determined that having an independent chairman leading the Board is the best board leadership structure for Brighthouse at this time. This structure enhances the Board’s ability to exercise independent oversight of Brighthouse’s management on behalf of its stockholders. Furthermore, the duties of the chairman of the Board (the “Chairman”) and the CEO are particularly demanding for a new public company. Separating these roles allows each to focus on his respective duties.

Our Chairman’s duties and responsibilities focus on promoting sound corporate governance practices, building the Board and fostering a culture of effective oversight on behalf of our stockholders and overseeing management’s development and execution of its business strategies. These duties include:

•	promoting the highest standards of corporate governance;
•	providing thought leadership for the Board, through understanding the views of our Directors, stockholders and management;
•	setting the agenda for Board meetings with input from the CEO;
•	presiding over Board meetings and executive sessions of the Independent Directors;
•	promoting effective communication and serve as the primary conduit between the Board and the CEO and other members of management;
•	setting the tone of Board discussions to promote a Board culture of the highest level of integrity, active engagement, open communication, constructive debate, and effective decision-making;

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Brighthouse Financial, Inc.	Board and Corporate Governance Practices

•	establishing a close relationship of trust with the CEO, providing support and advice while respecting the executive responsibility of the CEO;
•	with the Chair of the Nominating and Corporate Governance Committee, overseeing CEO and management succession planning; and
•

with the Chair of the Nominating and Corporate Governance Committee, reviewing Committee and Committee chair assignments, lead recruitment of Director candidates and oversee annual evaluations for the Board and its Committees.

The Board elected Mr. Chaplin to serve as Chairman on the basis of his independence from management, his experience as president, chief financial officer and chief administrative officer of a major financial services company, experience as a director of a public company, leadership skills and ability to devote the time and effort to effectively oversee Brighthouse.

Mr. Steigerwalt, Brighthouse’s President and CEO, also serves as a Director. Mr. Steigerwalt works closely with the Chairman to help focus the Board on matters of strategic importance for Brighthouse.

The Board believes it is important to retain its flexibility to allocate the responsibilities of the Chairman of the Board in the best interests of the Company and will continue to evaluate the best leadership structure for Brighthouse as it evolves.

Director Independence

Our Board annually considers whether our Directors are independent in accordance with applicable Nasdaq and Exchange Act rules. An “Independent Director” is a Director who the Board has affirmatively determined (i) is independent of management and free from any material relationship with the Company and its subsidiaries (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company or its subsidiaries) that would interfere with the exercise of the Director’s independent judgment as a member of the Board and (ii) meets the independence standards for directors set forth in the Nasdaq listing standards. Our Board has determined that all our Directors, except for Mr. Steigerwalt, our President and CEO, are Independent Directors. In making this determination, the Board considered information provided by the Directors about their and their family members’ business and professional relationships with Brighthouse and with entities that have business interactions with Brighthouse.

Executive Sessions

As part of each regular meeting of the Board, Brighthouse’s Independent Directors meet in an executive session without management present. The Chairman presides over these executive sessions. In addition, each Board Committee typically holds an executive session as part of its regular meeting, which is presided over by the Committee Chair.

2019 Proxy Statement  |  23

Board and Corporate Governance Practices	Brighthouse Financial, Inc.

Stockholder Engagement

Building relationships with our stockholders is important and beneficial to Brighthouse and our stockholders. Following the Separation, management worked with our Board, and our Nominating and Corporate Governance Committee in particular, to develop a robust and proactive stockholder engagement program. In our engagements, we aim to create constructive dialogue in which we communicate the perspectives of management and the Board on the issues that are important to our stockholders and solicit our stockholders’ insights and feedback, which the Board considers in developing our governance and compensation practices. Our stockholder engagement program comprises a year-round cycle of communication, feedback and action, which is described in the following diagram.

2018-2019 Engagement – Our Board believes it is important to engage directly with our stockholders. During the fourth quarter of 2018 and the first quarter of 2019, we invited 16 of our largest stockholders owning approximately 42% of our Shares (at that time) to engage with us, and met with nine of those stockholders representing 26% of our Shares. We also met with two major proxy advisory firms, Institutional Stockholder Services (ISS) and Glass Lewis. We also offered several stockholders the opportunity to engage with our Chairman, and one accepted. Both the Chairman and the stockholder reported that the engagement provided a valuable opportunity to deeply discuss the Board’s oversight of Brighthouse.

During our stockholder engagements, we discussed:

•	our first full year as an independent company, including our publicly disclosed strategic objectives and performance;
•	the Board’s oversight of our Company’s strategy and business plan;
•

Board composition and refreshment, including our recent addition of two new Directors; our Board’s diverse mix of skills, experience and perspectives; the Board’s gender and ethnic diversity; and our commitment to building a well-functioning, effective Board through meaningful assessments and refreshment;

•	the Board’s annual evaluation of our governance profile and its commitment to continual assessment of our policies and practices;

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Brighthouse Financial, Inc.	Board and Corporate Governance Practices

•	our 2018 executive compensation programs, including our use of objective, quantitative metrics that are aligned with our long-term strategy; and
•	our corporate culture and the Board’s oversight of human capital management.

During each engagement, we solicited feedback on our Board, governance practices and executive compensation programs. Our stockholders generally expressed support for our governance and our executive compensation programs; commended the composition of our Board, including their qualifications and diversity; encouraged the Board and management to regularly evaluate our governance and compensation practices to ensure that they remain appropriate as we evolve over time; and shared their views on specific policies and practices that the Board may consider adopting in the future. Our Corporate Secretary discussed our engagement activities with the Nominating and Corporate Governance Committee and shared the feedback we received from our stockholders.

Succession Planning and Talent Management

Succession planning and oversight of our talent management practices are central to the Board’s responsibilities. The Board, in coordination with the Compensation Committee, oversees the Company’s succession plans for the CEO and other members of senior management. The Board discusses, at least annually, the Company’s succession plans, including identifying potential candidates to succeed the CEO, both in cases of orderly succession and in the event of an emergency. In addition, the Board and the Compensation Committee regularly discuss with management succession plans for other senior management positions, including identifying potential candidates and plans to develop their skills in anticipation of potential succession. To support talent development and allow the Board to meet and assess potential successors, non-executive officers and mid-level management regularly participate and make presentations in Board and Committee meetings. The Board also meets in executive session to discuss whether the Company has the managerial talent available to replace current executives should the need arise.

Risk Oversight

We believe effective risk oversight is fundamental to delivering long-term value for our stockholders. Our Board, with the assistance of the Committees, oversees the development and execution of our business strategies to help ensure that risks are appropriately assessed and mitigated and that our business plans align to our overall risk appetite. The Board and its Committees review and approve our risk appetite statement, review our significant risk policies and regularly discuss with management our performance against risk targets.

In connection with each regular meeting of the Board and Committees, the Chief Risk Officer prepares an enterprise risk dashboard that assesses our risk profile and our performance against our targets in key risk areas, including credit, market, liquidity, operational, model, cyber and IT, and third-party risk. The Chief Risk Officer, or his designee, also periodically presents reports to the Board on key risks and to the other Committees on risk topics within the scope of the Committees’ respective responsibilities.

The Board exercises direct oversight over certain key risks, including the following:

•

Strategic Risk – In connection with its annual review of our strategy and ongoing oversight of our performance against the strategy, the Board oversees the management of strategic risks. In its discussions with the Board, senior management, including the CEO, the Chief Operating Officer (“COO”) and the Chief Financial Officer (“CFO”), reviews the key risks relating to the execution of our strategy and describes management’s activities to identify, assess and mitigate such risks.

•

Cybersecurity – The Board periodically meets with our Chief Technology Officer and Chief Information Security Officer to review our information technology and cybersecurity risk profile and to discuss our activities to manage those risks. The Chief Information Security Officer is responsible for the Company’s cybersecurity program which is designed to protect and preserve the integrity, confidentiality, and continued availability of the information owned by, or in the care of, the Company. The Company’s cybersecurity program also establishes operational standards

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Board and Corporate Governance Practices	Brighthouse Financial, Inc.

that are designed to enable the Company to effectively identify, evaluate and respond to events that have the potential to negatively impact the Company’s operations. In addition, our Chief Compliance Officer reports to the Board on our compliance with regulations and guidance regarding information technology and cybersecurity. The Audit Committee will provide ongoing oversight of information technology and cybersecurity risk.

•

Human Capital Management – The Board recognizes the importance of maintaining a highly skilled and engaged workforce and a strong corporate culture that reinforces our values of collaboration, focus and accountability. The Board periodically meets with our Human Resources organization to discuss key human capital metrics. The Board and the Committees also assess employee engagement, turnover and workloads to help ensure that the Company has adequate resources to execute on its strategy.

The roles of the Board Committees in overseeing risk are discussed in greater detail in “Information about Our Board Committees.”

Information about Our Board Committees

The Board has established six standing Board Committees to assist the Board in carrying out its duties: Audit; Compensation; Executive; Finance and Risk; Nominating and Corporate Governance; and Investment. Each Committee has a Board-approved, written charter that describes the Committee’s role and responsibilities. Copies of the charters of the Audit, Compensation and Nominating and Corporate Governance Committees are posted on our website at http://investor.brighthousefinancial.com/corporate-governance/governance-overview. The Audit, Compensation and Nominating and Corporate Governance Committees all comply with applicable requirements of the U.S. Securities and Exchange Commission (“SEC”) and Nasdaq, and are chaired by and consist solely of Independent Directors. The Committee Chairs approve the meeting agendas for their respective Committees.

Each Committee regularly reports on the matters discussed during its meetings to the full Board and presents recommendations on actions requiring Board approval. On an annual basis, each Committee conducts an evaluation of its performance and reviews the adequacy of, and proposes changes to, its charter for Board approval. Each Committee has full authority to retain, at Brighthouse’s expense, independent advisors or consultants.

Additional information about our Committees follows, including their composition, the number of meetings they held in 2018 and their primary roles and responsibilities, including their roles in the oversight of risk management.

Audit Committee

Members:

Pat Shouvlin (Chair)

Chuck Chaplin

Meg McCarthy

Bill Wallace

All Audit Committee members are independent under applicable SEC and Nasdaq rules and are “financially literate.” The Board has determined that Pat Shouvlin, the Committee’s Chair, is an “audit committee financial expert” under applicable SEC rules.

Number of Meetings in 2018: 10

Key Roles and Responsibilities

•	Oversee our accounting and financial reporting processes, internal control over financial reporting and disclosure controls and procedures, to help preserve the integrity of our financial statements.
•	Oversee the audit of the Company’s financial statements and recommend to the Board whether the audited financial statements should be included in our Annual Report on Form 10-K (“Form 10-K”).

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•	Review and discuss with management and the independent auditor our unaudited quarterly financial statements and the Company’s statutory financial results.
•	Review earnings press releases prior to their release to the public.
•	Oversee our compliance with legal and regulatory requirements.
•	Oversee the internal audit function.
•

Oversee procedures for the receipt, analysis and resolution of complaints concerning accounting, internal control over financial reporting, or auditing matters, as well as for confidential, anonymous submissions by Company employees of concerns regarding accounting or auditing matters.

•	Oversee our operational risks.
•	Review reports on our compliance processes and programs.
•

Appoint, engage, evaluate, approve the compensation of, and oversee the work and the continued independence of our independent auditor (the Audit Committee’s role in oversight of Brighthouse’s independent auditor is discussed further in Proposal 2).

•

Coordinate with the Nominating and Corporate Governance Committee regarding the review of transactions between the Company and Related Persons (see “Certain Relationships and Related Party Transactions”), where appropriate.

Role in Risk Oversight

•	Discuss with management our risk assessment and risk management policies and practices.
•

Oversee the management of our risks relating to financial statements, financial systems, financial reporting processes, internal control over financial reporting, compliance and auditing, as well as the policies for monitoring and mitigating such risks.

•	Oversee the disclosure of material risks in our public filings.
•	Provide ongoing oversight of operational risk, including information technology and cybersecurity risk, as well as the policies for monitoring and mitigating such risks.
•	Discuss with management the state of regulatory compliance risk.

Compensation Committee

Members:

Diane Offereins (Chair)

Irene Chang Britt

Eileen Mallesch

Paul Wetzel

All Compensation Committee members are independent under applicable SEC and Nasdaq rules and are “non-employee directors” for purposes of Section 16 of the Exchange Act, and “outside directors” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

Number of Meetings in 2018: 9

Key Roles and Responsibilities

•

Review and approve, on an annual basis, our corporate goals and objectives with respect to CEO compensation, evaluate the CEO’s performance in light of these goals and objectives and recommend to the Independent Directors for approval the CEO’s annual compensation, including salary, bonus and equity and non-equity incentive compensation.

•

Review and approve, on an annual basis, the compensation for our other executive officers, including such officers’ salary, bonus and equity and non-equity incentive compensation, based on the CEO’s initial recommendations and evaluation of their performance.

•	Review and approve the Company’s equity and non-equity incentive compensation plans and arrangements, and approve awards to employees under such plans.

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Board and Corporate Governance Practices	Brighthouse Financial, Inc.

•	Review and discuss with management the Company’s Compensation Discussion and Analysis, and recommend to the Board that it be included in the Company’s Form 10-K or proxy statement.
•	Consider the results of the most recent stockholder advisory vote on executive compensation, as required by Section 14A of the Exchange Act.
•	Review and approve the Company’s severance arrangements and related plans.
•	Approve and oversee compensation-related policies, including stock ownership guidelines, and hedging, pledging and clawback policies.
•	Oversee the Company’s succession planning for its CEO and other executive officers.

Role in Risk Oversight

•

Review, with the assistance of the Compensation Committee’s independent compensation consultant and Brighthouse’s Chief Risk Officer, incentive compensation arrangements to confirm that incentive compensation does not encourage unnecessary risk taking.

•	Review and discuss the relationship between risk management policies and practices, corporate strategy and compensation of senior executives.

Executive Committee

Members:

Eric Steigerwalt (Chair)

Chuck Chaplin

Pat Shouvlin

Number of Meetings in 2018: None

Key Roles and Responsibilities

•	Act on behalf of the entire Board with respect to certain exigent matters between meetings of the Board.

Finance and Risk Committee

Members:

Chuck Chaplin (Chair)

Meg McCarthy

Diane Offereins

Paul Wetzel

All Finance and Risk Committee members are independent under applicable SEC and Nasdaq rules.

Number of Meetings in 2018: 5

Key Roles and Responsibilities

•	Oversee the Company’s financial plans, policies and strategies.
•	Review business and financial metrics to measure Brighthouse’s performance against its business and financial plans, in alignment with our multi-year strategy.
•	Approve, or recommend for Board approval, equity and debt issuances, share repurchase programs, dividends and mergers and acquisitions.
•

Oversee the Company’s capital management and liquidity management strategies, including the review and approval of capital and liquidity policies and plans, the availability and use of liquidity management tools and the review of liquidity benchmarks and metrics.

•	Oversee the capitalization of Brighthouse and its subsidiaries.

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Brighthouse Financial, Inc.	Board and Corporate Governance Practices

•	Oversee the Company’s hedging strategy, including the use of derivative instruments.
•	Oversee the management, budget and business plan of Brighthouse’s finance and risk management organizations.

Role in Risk Oversight

•	Broad oversight of risk management, including approval of our risk appetite statement, and review of our significant risk policies and our performance against risk metrics and targets.
•	Discuss with management our risk management practices, including how we measure, monitor and manage risk exposures in the enterprise.
•	Regularly review with the Chief Risk Officer an assessment of our risk profile, including credit risk, market risk, liquidity risk, operational risk and model risk.
•	Review the finance and risk management functions, including their management, budget and business plan.
•	Oversee management’s use of risk metrics and targets and monitor performance against such benchmarks and targets.
•

Coordinate, through the Finance and Risk Committee’s chair, with management, and with the chairs of the other Committees, to help ensure that all Committees receive necessary information to oversee our risks.

•	Coordinate, through the Finance and Risk Committee’s chair, with management and the Compensation Committee chair, the Compensation Committee’s oversight of compensation-related risk matters.
•

Review management’s Own Risk and Solvency Assessment report, a required regulatory filing which assesses our risk exposures and solvency, and describes our risk management organization, structure and processes.

Investment Committee

Members:

Bill Wallace (Chair)

Irene Chang Britt

Eileen Mallesch

Pat Shouvlin

All Investment Committee members are independent under applicable SEC and Nasdaq rules.

Number of Meetings in 2018: 7

Key Roles and Responsibilities

•	Oversee, on a consolidated basis, the investment activities of Brighthouse and its subsidiaries’ general accounts and consolidated separate accounts.
•	Oversee the enterprise investment strategy, including strategic and tactical asset allocation decisions.
•	Review the performance of the investments in our general and consolidated separate accounts, including our derivatives activity.
•	Review and approve Enterprise Investment Authorities (“EIAs”) relating to our general accounts and consolidated separate accounts.
•	Review the compliance of our investments with our EIAs.
•	Authorize or approve investments and the retention and termination of investment advisers, as required by the EIAs.
•	Oversee the implementation and execution of our investments operating model.
•	Oversee our engagement of investment advisers to manage general account and the separate account investments.
•	Review the investment activities and performance of the separate accounts.
•	Discuss with management the economic and market outlook, and the Company’s invested asset sectors and asset allocation.
•	Review Brighthouse’s annual investment plan and monitor performance against it.

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Board and Corporate Governance Practices	Brighthouse Financial, Inc.

Role in Risk Oversight

•	Oversee the management and mitigation of risks associated with our investment portfolios, including credit risk, portfolio allocation and diversification risk, and counterparty risk.
•	Oversee the management and mitigation of the risks associated with our investments operating model.

Nominating and Corporate Governance Committee

Members:

Irene Chang Britt (Chair)

Eileen Mallesch

Diane Offereins

Paul Wetzel

All Committee members are independent under applicable SEC and Nasdaq rules.

Number of Meetings in 2018: 5

Key Roles and Responsibilities

•	Review our corporate governance policies and practices, and recommend appropriate changes to the Board.
•	Recommend qualifications for director candidates to the Board, and periodically review such qualifications with the Board.
•

Lead the search for qualified director candidates, including the development of search criteria and specifications, and consider director candidates recommended by our stockholders pursuant to the procedures set forth in our Corporate Governance Principles.

•	Oversee the Director orientation process and continuing education programs.
•	Recommend to the Board policies and procedures to enhance the Board’s effectiveness, the size and composition of the Board, and the frequency and structure of Board meetings.
•	Review the Board’s committee structure and composition and recommend committee appointments to the Board.
•	Review the Company’s Code of Conduct for Directors, Code of Conduct for Financial Management and Code of Conduct for Employees.
•	Review transactions between the Company and related persons, and coordinate with the Audit Committee where appropriate.
•

Review and evaluate any conflicts of interest of prospective and current Directors and executive officers. If it is determined that such review involves an investigation or complaint within the purview of the Audit Committee, the Nominating and Corporate Governance Committee may seek guidance from and coordinate the review with the Audit Committee.

•	Develop standards for determining director independence and make recommendations regarding such determinations to the Board.
•	Develop and oversee the annual self-evaluations for the Board and Committees.
•	Review Director compensation on an annual basis.
•	Oversee the Company’s government relations and political activities in accordance with its political strategy and public policy objectives.

Role in Risk Oversight

•	Oversee risks related to the Company’s governance.
•	Oversee our related person transaction policy.
•	Oversee our regulatory and compliance programs, including the development and implementation of our codes of conduct.

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Brighthouse Financial, Inc.	Board and Corporate Governance Practices

Board Meetings and Director Attendance

In 2018, the Board held ten meetings and the Committees held a total of 36 meetings. Every Director attended at least 75% of the aggregate number of meetings of the Board and the Committees on which he or she served.

Director Compensation

Our director compensation program is designed to fairly compensate our Independent Directors for their work as members of the Board and to align their interests with those of our stockholders by delivering half of the annual retainer in the form of equity-based awards. To benchmark Director compensation, the Independent Directors targeted compensation at the median of the same Comparator Group we used for our NEOs (see “Compensation Discussion and Analysis – Section 2 – Our 2018 Executive Compensation Program – Role of the Compensation Committee and Others in Determining Compensation – Establishing a Compensation Comparator Group”). The table below sets forth the details of the compensation program for independent members of the Board.

Description	Amount	Form

Pay for Board Service

Annual retainer	$240,000	50% cash and 50% equity

Pay for Service as Chair of the Board or a Board Committee

Chairman of the Board retainer	$200,000	50% cash and 50% equity

Audit Committee	$22,500	100% cash

Other Committees (Compensation Committee; Nominating and Corporate Governance Committee; Finance and Risk Committee; Investment Committee)	$17,500	100% cash

In November 2018, on the recommendation of the Nominating and Corporate Governance Committee, the Board approved the award of prorated compensation in consideration of interim service on the Board until the next quarterly or annual payment for two new Directors (Ms. Mallesch and Ms. McCarthy) who were appointed in November 2018.

Annual Equity Awards

The Board approved annual RSU awards as part of our independent director compensation program. Annual awards to Independent Directors generally vest on the earlier of the one-year anniversary of the grant date or the date of the next annual meeting of stockholders. The number of RSUs to be granted to each Independent Director is determined by dividing the value of the equity portion of the annual retainer ($120,000), or a prorated amount of the retainer for service of less than a year, by the closing price of the Company’s common stock on the grant date, rounded down to the nearest whole number. The number of RSUs to be granted to the Chairman for the additional Chairman retainer is determined by dividing the equity portion of the Chairman retainer ($100,000) by the closing price of the Company’s common stock on the grant date, rounded down to the nearest whole number. The RSU grants are made pursuant to the Brighthouse Financial, Inc. 2017 Non-Management Director Stock Compensation Plan (the “Director Plan”), which was approved by stockholders at the 2018 Annual Meeting.

Director Founders’ Grants

To further align the interests of our Independent Directors with our stockholders, on August 9, 2017, the Board, on the recommendation of the Nominating and Corporate Governance Committee, authorized an equity award in the form of RSUs to each of the six Independent Directors then in office (the “Director Founders’ Grant”). The Director Founders’ Grants were made under the Director Plan, effective September 8, 2017, and were subject to stockholder approval of the Director Plan. The number of RSUs was determined by dividing 50% of the annual retainer for independent

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members of the Board ($120,000) by $54.54, the closing price of Brighthouse common stock on the effective award date, rounded down to the nearest whole number.

Compensation paid to our Independent Directors in 2018 is presented in the following table and the accompanying narrative.

2018 Director Compensation Table

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2, 3)	Total

Irene Chang Britt	$137,500	$225,781	$363,281

Chuck Chaplin(4)	$237,500	$325,781	$563,281

Eileen Mallesch(5)	$30,000	$59,962	$89,962

Meg McCarthy(6)	$30,000	$59,962	$89,962

Diane Offereins	$137,500	$225,781	$363,281

Pat Shouvlin	$142,500	$225,781	$368,281

Bill Wallace	$137,500	$225,781	$363,281

Paul Wetzel	$120,000	$225,781	$345,781

(1)

Fees Earned or Paid in Cash. Each Independent Director is entitled to receive an annual cash retainer of $120,000, or a prorated amount for a lesser period of service. We provide additional retainers to the Chairman of the Board and to each Director who serves as the Chair of a standing Committee, the amounts of which are set forth above under the heading “Director Compensation.” All cash retainers are paid in quarterly installments in arrears. For their service in 2018, Ms. Mallesch and Ms. McCarthy each received one installment of the annual cash retainer.

(2)

Stock Awards. Amounts in this column represent the aggregate grant date fair value of each applicable award of RSUs, computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718.

(3)

Annual and Prorated Awards. As part of their annual retainers, each of Ms. Britt, Ms. Offereins, Mr. Shouvlin, Mr. Wallace and Mr. Wetzel was granted an equity award of 2,494 RSUs on May 23, 2018, each with an aggregate grant date fair value equal to $119,961. Mr. Chaplin was granted an equity award of 4,573 RSUs on May 23, 2018 for his service as Director (2,494 RSUs) and Chairman of the Board (2,079 RSUs), with an aggregate grant date fair value equal to $219,961. The Directors’ awards will vest on May 23, 2019, the one-year anniversary of the grant. Ms. Mallesch and Ms. McCarthy were each granted a prorated annual equity award of 1,482 RSUs on November 15, 2018, each with a grant date fair value equal to $59,962, which will vest on the date of the 2019 Annual Meeting.

Director Founders’ Grants. Each of the Independent Directors serving as of August 9, 2017 (excludes Ms. Mallesch and Ms. McCarthy) also received a grant of 2,200 RSUs under the Director Plan effective September 8, 2017, subject to stockholder approval of the Director Plan, which was received at the 2018 Annual Meeting on May 23, 2018. Since the Director Founders’ Grants were subject to stockholder approval as of their effective date, no grant date fair value was determinable in 2017 under ASC Topic 718 and no value was included in the Fiscal 2017 Director Compensation Table. The value is instead recorded in this column along with the grant date fair value of the annual award of RSUs made in respect of the 2018 fiscal year. Upon stockholder approval of the Director Plan at the 2018 Annual Meeting, the grant date fair value of the Director Founders’ Grants was determined to be $105,820, based on the closing price of the Company’s common stock of $48.10. The fair value of the Director Founders’ Grant RSUs on September 8, 2017 was $119,988. The Director Founders’ Grant RSUs vested and were paid out on September 30, 2018.

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(4)	The amount includes cash and equity payments for service as Chairman of the Board.

(5)	Ms. Mallesch joined the Board on November 15, 2018 and was assigned to the Compensation, Investment, and Nominating and Corporate Governance Committees.

(6)	Ms. McCarthy joined the Board on November 15, 2018 and was assigned to the Audit and Finance and Risk Committees.

Director Stock Ownership Guidelines

In February 2018, the Board, on the recommendation of the Nominating and Corporate Governance Committee, established stock ownership and retention guidelines for Independent Directors. Pursuant to these guidelines, each Independent Director is expected to acquire a number of Shares equal to at least four times the equity portion of the Director’s annual retainer, including for Mr. Chaplin the portion of his annual Chairman of the Board retainer paid in the form of RSUs. Directors are expected to achieve the applicable ownership level within five years from the later of the date the guidelines became effective (January 1, 2018) or the date the Director commences service. Directors are required to retain at least 50% of the net shares acquired upon vesting of equity awards until the ownership guidelines are satisfied. No Directors have sold any vested equity awarded to them.

Compensation Committee Interlocks and Insider Participation

There are no interlocking relationships between any member of our Compensation Committee and any of our executive officers that require disclosure under applicable rules.

Codes of Conduct

Brighthouse’s strength depends on the trust of our associates, distribution partners, customers and stockholders. We strive to adhere to the highest standards of business conduct at all times, and put honesty, fairness and trustworthiness at the center of all that we do. We have adopted codes of conduct that reflect these values and enshrine them in our corporate culture. The Code of Conduct for Employees applies to all Brighthouse officers and employees.

The Code of Conduct for Financial Management is a “code of ethics” (as defined under SEC rules) that applies to Brighthouse’s CEO, CFO, COO, Chief Accounting Officer (“CAO”), Chief Auditor, Corporate Controller, and all other Brighthouse employees who perform similar functions or who may obtain access to any financial records covered by the Code of Conduct for Financial Management.

The Code of Conduct for Employees applies to all Brighthouse officers and employees.

The Code of Conduct for Directors applies to members of the Board.

Current versions of these codes of conduct are available on Brighthouse’s website at http://investor.brighthousefinancial.com/corporate-governance/governance-overview.

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Ratification of the appointment of Deloitte & Touche LLP as Brighthouse’s independent registered public accounting firm for fiscal year 2019	Brighthouse Financial, Inc.

Proposal 2

Ratification of the appointment of Deloitte & Touche LLP as Brighthouse’s independent registered public accounting firm for fiscal year 2019

The Audit Committee is responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm (“independent auditor”). To execute on this responsibility, the Audit Committee annually evaluates the independent auditor’s qualifications, performance and independence. The Audit Committee has appointed Deloitte & Touche LLP (“Deloitte”) as the Company’s independent auditor for the fiscal year ending December 31, 2019. Deloitte’s background knowledge of Brighthouse and its subsidiaries, combined with its industry expertise, has enabled it to carry out its audits of the Company’s financial statements and the effectiveness of the Company’s internal controls over financial reporting with effectiveness and efficiency. The members of the Audit Committee believe that the continued retention of Deloitte as the Company’s independent auditor is in the best interest of the Company and its stockholders.

In addition, the Audit Committee is involved in the selection of Deloitte’s lead engagement partner and ensures that the lead partner’s engagement is limited to no more than five consecutive years of service (in accordance with SEC rules). The current lead Deloitte engagement partner was designated commencing with the 2017 audit and is eligible to serve in that capacity through the end of the 2021 audit.

We request that our stockholders ratify the appointment of Deloitte as the Company’s independent auditor for fiscal year 2019. If the stockholders do not ratify such appointment, the Audit Committee will take note and may reconsider its retention of Deloitte. If such appointment is ratified, the Audit Committee will still have the discretion to replace Deloitte at any time during the year. Representatives of Deloitte are expected to be present at the Annual Meeting and will have the opportunity to make a statement. They will also be available to respond to questions from stockholders regarding their audit of our consolidated financial statements for fiscal year 2018.

The Board of Directors recommends that stockholders vote “FOR” the ratification of the appointment of Deloitte as our independent registered public accounting firm for fiscal year 2019.

Fees Paid to Deloitte & Touche LLP

The following table shows the fees incurred by the Company for professional services rendered by Deloitte for the fiscal year ending December 31, 2018. Prior to the Separation, and until the end of the first quarter of 2017, MetLife, as our then-parent company, paid all audit, audit-related, tax and other fees of Deloitte. As a result, the 2017 fees listed below exclude the fees paid by MetLife for the first quarter of 2017 (ending March 31, 2017). All services provided to the Company were approved by the Audit Committee.

Fees (in Thousands)	2018	2017

Audit Fees(1)	$14,505	$15,250

Audit-Related Fees(2)	$390	$1,140

Tax Fees(3)	$790	$980

All Other Fees(4)	$2	$8

Total	$15,687	$17,378

(1)

Audit Fees. Fees billed for professional services for the integrated audit of the consolidated financial statements of the Company and its subsidiaries (as required), including the annual financial statement audit, the reviews of

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the interim financial statements included in quarterly reports on Form 10-Q for the Company and its subsidiaries (as required), statutory audits or other financial statement audits of subsidiaries, the audit of the effectiveness of our internal controls over financial reporting, assistance with and review of documents filed with the SEC and other services that enable the independent auditor to form an opinion of the consolidated financial statements of the Company and its subsidiaries (as required).

(2)

Audit-Related Fees. Fees billed for assurance and related services that are reasonably related to the audit or review of the financial statements of the Company and its subsidiaries (as required) and for other services that are traditionally performed by the independent auditor. Such services consist of fees for employee benefit plan audits, assessments and testing of internal controls, and accounting consultations not directly associated with the annual audit or quarterly reviews.

(3)	Tax Fees. Fees billed for permitted tax services, including tax compliance, tax advice and tax planning.

(4)	All Other Fees. Fees billed for this category primarily represent accounting research subscription fees.

Audit Committee Pre-Approval Policy

The Audit Committee has established a policy requiring its pre-approval of all audit and non-audit services provided by the independent auditor, and this policy is designed to ensure that the independent auditor’s independence is not impaired. The policy provides for the Audit Committee’s general pre-approval, on an annual basis, of audit, audit-related and permissible non-audit services up to amounts reasonably determined by the Audit Committee to be appropriate. The Audit Committee must specifically pre-approve (i) any proposed services that exceed such general pre-approval limits, (ii) tax services and (iii) any additional services that have not been generally pre-approved by the Audit Committee. The independent auditor is required to periodically report to the Audit Committee the extent of the services that it has provided to the Company and the fees for the services performed to date. The Audit Committee annually reviews the policy to ensure its continued appropriateness and compliance with applicable laws and listing standards.

The policy delegates to the Audit Committee Chair the authority to pre-approve audit, audit-related or non-audit services between meetings for individual projects up to $250,000 (up to a total annual maximum of $750,000) if management deems it reasonably necessary to begin the services before the next scheduled meeting of the Audit Committee. The Audit Committee Chair must report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Audit Committee Report

The Audit Committee currently consists of four Independent Directors, and operates under a written charter adopted by the Board. The Board has determined that Patrick J. Shouvlin has the requisite experience to be designated an audit committee financial expert as such term is defined under Item 407(d)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”), and the applicable Nasdaq standards.

Management is responsible for the preparation and presentation of the Company’s financial statements, the reporting process, the accounting policies and procedures, and the establishment of effective internal controls and procedures.

The primary duties of the Audit Committee are to assist the Board in its oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the Company’s systems of internal controls regarding finance, accounting, legal compliance and ethics, (iv) the independence and qualifications of the Company’s independent auditor, (v) the Company’s operational risks and (vi) the performance of the Company’s internal audit function and independent auditor. As part of its meetings, the Audit Committee regularly meets in executive session without management present. Prior to the filing of each quarterly report on Form 10-Q and annual report on Form 10-K and prior to each earnings release to the public, the Audit Committee discusses such reports with management, the Company’s Chief Auditor and the Company’s independent auditor. As part of these

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Ratification of the appointment of Deloitte & Touche LLP as Brighthouse’s independent registered public accounting firm for fiscal year 2019	Brighthouse Financial, Inc.

discussions, the Audit Committee also reviews the Company’s statutory financial results and the Company’s internal controls over financial reporting.

The Chief Auditor regularly attends meetings of the Audit Committee and reports directly to the Audit Committee Chair, which supports her independence from management and the objectivity of her work. The Audit Committee regularly discusses with the Chief Auditor, both in general session and executive session, the adequacy and effectiveness of the Company’s financial reporting processes, internal control over financial reporting and disclosure controls and procedures, as well as the performance of the internal audit function.

The independent auditor is responsible for performing an independent audit of our financial statements and, as required, of our internal controls over financial reporting, in each case, in accordance with standards established by the Public Company Accounting Oversight Board (“PCAOB”), and the independent auditor issues a report with respect to each of the foregoing items. The independent auditor must also express an opinion as to the conformity of the Company’s financial statements with generally accepted accounting principles and the effectiveness of its internal controls over financial reporting. The independent auditor regularly affirms to the Audit Committee that it remains independent from the Company. The Audit Committee regularly meets with the independent auditor, both in general session and in executive session, to discuss the Company’s financial reporting processes, internal control over financial reporting, disclosure controls and procedures, required communications to the Audit Committee, fraud risks and any other matters that the Audit Committee or the independent auditor deem appropriate.

More information on the Audit Committee and its responsibilities is included in the Audit Committee Charter available on our website at http://investor.brighthousefinancial.com/corporate-governance/governance-overview. In accordance with the requirements set forth in the Audit Committee Charter, the Audit Committee (i) reviewed and amended the Audit Committee Charter, (ii) approved the charter governing the internal audit function, and (iii) approved the procedures for the confidential submission of complaints to the Audit Committee regarding accounting, internal accounting controls or auditing matters (the “Audit Committee Complaint Procedures”). A copy of the Audit Committee Complaint Procedures is also available on our website.

In the performance of its oversight function, the Audit Committee has reviewed and discussed the audited consolidated financial statements for fiscal year 2018 with each of management and the independent auditor. The Audit Committee and the independent auditor have also discussed the matters required to be discussed by them under the applicable rules of the PCAOB.

The Audit Committee has received from its independent auditor the written disclosures and the letters required by the applicable rules of the PCAOB, as currently in effect, regarding the firm’s communications with the Audit Committee relating to independence, and has discussed the independent auditor’s independence with the independent auditor.

Based on the review and discussions described in this Audit Committee Report, the Audit Committee recommended to the Board of Directors that the audited financial statements for fiscal year 2018 be included in our Annual Report on Form 10-K for the year ended December 31, 2018, for filing with the SEC.

Audit Committee

Pat Shouvlin (Chair)

Chuck Chaplin

Meg McCarthy

Bill Wallace

36  |  2019 Proxy Statement

Brighthouse Financial, Inc.	Proposal 3 - Advisory vote to approve the compensation paid to Brighthouse’s Named Executive Officers

Proposal 3

Advisory vote to approve the compensation paid to Brighthouse’s Named Executive Officers

In accordance with Section 14A of the Exchange Act, we are providing our stockholders with an advisory (non-binding) vote on the compensation paid to our named executive officers (the “NEOs”). Our compensation approach is described in the Compensation Discussion and Analysis (“CD&A”), compensation tables and accompanying narrative discussion.

The CD&A summarizes our executive compensation program. Since the Separation and our establishment as an independent company, our Board of Directors and Compensation Committee have implemented an executive compensation program that is intended to align the interests of our executive officers with those of our stockholders. A substantial portion of our NEOs’ compensation is in the form of variable, at-risk compensation that requires us to achieve performance objectives that are aligned with our strategy and intended to create long-term stockholder value. Furthermore, we intend to continue to align our executives’ interests with those of our stockholders by utilizing metrics in our short- and long-term incentive programs that are tied to performance outcomes that are intended to enhance stockholder value.

As a newly public company with a diversified stockholder base, we believe it is critical to understand the views of our stockholders with respect to how we compensate our NEOs. To that end, we have engaged our stockholders in discussions about our executive compensation program, philosophy and objectives. We solicited feedback from stockholders on our executive compensation program for fiscal 2017 and on our 2018 executive compensation program that we previewed in our 2018 Proxy Statement. The feedback we received was generally supportive.

We are asking stockholders to approve the following resolution:

RESOLVED, that the compensation paid to Brighthouse’s NEOs, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative disclosure, is hereby APPROVED.

Although this vote is advisory, the Board of Directors and the Compensation Committee intend to consider the results of the vote, as well as other relevant factors, as we continue to develop our executive compensation program.

The Board of Directors recommends that stockholders vote “FOR” the approval of the compensation of our Named Executive Officers, as disclosed in this Proxy Statement.

2019 Proxy Statement  |  37

Compensation Discussion and Analysis Section 1 – Executive Summary	Brighthouse Financial, Inc.

Compensation Discussion and Analysis

This CD&A describes our executive compensation philosophy, policies, practices and objectives in the context of our compensation decisions for our NEOs for 2018, our first full year as an independent company.

The CD&A is organized into four sections:

•	Section 1 – Executive Summary
•	Section 2 – Our 2018 Executive Compensation Program
•	Section 3 – Additional Compensation Practices and Policies
•	Section 4 – 2019 Compensation Program Preview

Section 1 – Executive Summary

The Brighthouse Story

Brighthouse became an independent company on August 4, 2017, the effective date of our Separation from MetLife. We are one of the largest providers of annuities and life insurance in the United States. We specialize in products that are designed to help people protect what they have earned and ensure it lasts. Our goal is to build a focused and best-in-cost culture that creates value for our customers and our stockholders. We believe that our strategy of offering a targeted set of products to serve our customers and distribution partners, each of which is intended to produce positive statutory distributable cash flows on an accelerated basis compared to our legacy products, will enhance our ability to invest in our business and distribute cash to our stockholders over time. We also believe that our product strategy of offering a more tailored set of new products and our decision to outsource a significant portion of our client administration and service processes is consistent with our focus on reducing our expense structure over time.

During 2018, our first full year as an independent company, we made significant progress toward executing our strategy that we believe will deliver long-term value for our stockholders.

Named Executive Officers

For 2018, our NEOs are our CEO, former CFO, the next three most highly compensated executive officers as of the end of 2018, and one former executive officer who was not serving as of end of 2018.

Name	Title
Eric Steigerwalt	President and Chief Executive Officer
Anant Bhalla	Former Executive Vice President and Chief Financial Officer(1)
John Rosenthal	Executive Vice President and Chief Investment Officer
Christine DeBiase	Executive Vice President, Chief Administrative Officer and General Counsel(2)
Conor Murphy	Executive Vice President, Chief Operating Officer and Interim Chief Financial Officer(3)
Peter Carlson	Former Executive Vice President and Chief Operating Officer(4)

(1)	Mr. Bhalla ceased serving as Chief Financial Officer effective February 27, 2019, and departed Brighthouse effective March 14, 2019.

(2)	Ms. DeBiase’s title was changed from Executive Vice President, General Counsel and Corporate Secretary, effective February 2, 2018.

(3)

Mr. Murphy was appointed Executive Vice President and Chief Operating Officer, effective June 5, 2018. Until that date, Mr. Murphy served as Executive Vice President and Chief Product and Strategy Officer. Mr. Murphy was also appointed Interim Chief Financial Officer, effective February 27, 2019.

(4)	Mr. Carlson stepped down from the position of Executive Vice President and Chief Operating Officer effective June 4, 2018, and remained employed with Brighthouse through December 31, 2018.

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Brighthouse Financial, Inc.	Compensation Discussion and Analysis Section 1 – Executive Summary

Compensation Philosophy

The Compensation Committee has established a compensation program rooted in a pay-for-performance philosophy, which is intended to align the interests and incentives of our NEOs with those of our stockholders by tying a substantial portion of our NEOs’ compensation to the achievement of performance metrics that are aligned with our strategy. The Compensation Committee is guided by the following general principles and practices:

•	paying for performance: variable compensation should be based on Company and individual performance and results that drive increases in stockholder value;
•

providing competitive Target Total Direct Compensation (“Target TDC”) opportunities (defined as base salary plus short-term incentive (“STI”) and long-term incentive (“LTI”) compensation opportunities): we aim to offer compensation that enables Brighthouse to attract, motivate and retain high-performing employees;

•	aligning executives’ interests with stockholders’ interests: a significant portion of our NEOs’ Target TDC will be delivered in the form of stock-based incentives;
•	encouraging long-term decision-making: our long-term incentive compensation programs include awards with multi-year, overlapping incentive performance or restriction periods;
•

avoiding problematic pay practices: we do not provide excessive perquisites, excessive change-in-control severance pay or excise tax gross-ups, and we will not reprice stock options without stockholder approval; and

•	reinforcing strong risk management: our compensation program is designed to avoid providing our employees with incentives to take excessive risks.

What’s New in Our 2018 Compensation Program

We regularly review our compensation program to help ensure that it motivates and rewards our associates for performance that supports our strategic goals. In 2018, our first full year as an independent company, we made the following changes to our compensation program:

Element of Our Compensation Program	Changes in 2018
STI Awards

•  Established quantitative metrics focusing on areas critical to the work of establishing us as an independent company and that drive long-term value creation.

•  For 2018, three equally-weighted metrics were used:

•  TSA Exits;

•  Annuity Sales; and

•  Adjusted Statutory Earnings.

LTI Awards

•  Established an equity mix for 2018 LTI awards with three equally-weighted components: PSUs, RSUs and NQSOs.

•  Selected the following PSU performance metrics, which measure the Company’s success in executing its long-term strategy over the 2018-2020 performance period: corporate expense reduction (weighted 60%); and capital return (weighted 40%).

Clawback Policy

•  Adopted a robust clawback policy that allows the Company to recoup incentive compensation earned by executive officers or other employees in the event of a material restatement of the Company’s financial statements or certain misconduct. For additional information about our clawback policy, see “Compensation Discussion and Analysis – Section 3 – Additional Compensation Practices and Policies – Clawback Policy.”

For more information about our 2018 Compensation Program, see “Compensation Discussion and Analysis – Section 2 – Our 2018 Executive Compensation Program.”

2019 Proxy Statement  |  39

Compensation Discussion and Analysis Section 1 – Executive Summary	Brighthouse Financial, Inc.

2018 Say-on-Pay Vote and Stockholder Engagement

Our stockholders expressed strong support for our compensation program during our engagement meetings and through their overwhelming approval of our 2018 Say-on-Pay vote (97% of votes in favor of our Say-on-Pay proposal). The Compensation Committee considered stockholder feedback and the Say-on-Pay vote results in reviewing our 2018 executive compensation program and making compensation decisions for our NEOs. In particular, the Compensation Committee has adopted quantitative compensation metrics for both STI and LTI awards that are aligned with our near- and long-term strategy.

Compensation Highlights

2018 Performance. As a newly independent company, Brighthouse’s strategic focus is on establishing the foundation for future growth. Consistent with our pay-for-performance philosophy, the Compensation Committee established metrics for STI and LTI awards that directly align with Brighthouse’s strategy. Although 2018 was a challenging year for our stock performance, the Board believes that management has developed a strategy that will lead to long-term growth and that the Company has successfully executed on that strategy in 2018. To align the interests of our NEOs with those of our stockholders, their compensation is weighted heavily toward equity-based compensation whose realized value depends both on the performance of our stock and select performance metrics which we believe will be drivers of long-term value creation.

2018 STI Awards. The table below presents our 2018 metrics for STI Awards (“STI Metrics”), which measure our performance in the areas that are critical to meeting our strategic goals over time. Brighthouse met or exceeded all 2018 STI Metrics targets, resulting in an aggregate Company Performance Factor of 118%. For additional information about our STI Awards, see “Compensation Discussion and Analysis – Section 2 – Our 2018 Executive Compensation Program – Elements of 2018 Compensation” and “– 2018 STI Awards for Our NEOs.” STI Awards are made under the Amended and Restated Brighthouse Services, LLC Short-Term Incentive Plan (the “STI Plan”).

STI Metric	Performance Link	Performance (Payout Percentage)
TSA Exits	Exiting our TSAs with MetLife is critical to achieving our strategic goal of controlling corporate expenses and establishing a cost-competitive company.	Target Achieved (100%)
Annuity Sales	Key indicator of our growth prospects and franchise stability.	Maximum Achieved (150%)
Adjusted Statutory Earnings	Important indicator of our financial health that measures our insurance companies’ ability to pay future distributions and the effectiveness of our hedging program.	Target Exceeded (105%)
2018 Company Performance Factor		118%

CEO Compensation

2018 STI Award. The Independent Directors, on the Compensation Committee’s recommendation, approved CEO compensation that reflects our pay-for-performance philosophy. Mr. Steigerwalt’s 2018 goals were a mix of strategic and operational objectives that measured his performance in leading Brighthouse and laying the foundation for achieving our strategic goals. In setting the STI payout percentage at the Company’s aggregate performance factor, the Independent Directors considered Brighthouse’s performance against the 2018 STI Metrics and Mr. Steigerwalt’s accomplishments of his 2018 goals. The following table highlights Mr. Steigerwalt’s 2018 STI Award for performance in 2018, as approved by the Independent Directors in January 2019.

Name	Base Salary	2018 STI Target	2018 STI Payout Percentage	2018 STI Award
Eric Steigerwalt	$900,000	$1,800,000	118%	$2,124,000

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Brighthouse Financial, Inc.	Compensation Discussion and Analysis Section 1 – Executive Summary

2018 LTI Award. In February 2018, the Independent Directors granted Mr. Steigerwalt a 2018 LTI Award at his LTI target of $4,500,000, consisting of 1/3rd RSUs, 1/3rd PSUs and 1/3rd NQSOs. The actual number of PSUs issued will depend on Brighthouse’s actual performance at the end of the 2018-2020 performance period.

Additional information about Mr. Steigerwalt’s 2018 STI and LTI Awards is presented in “Compensation Discussion and Analysis – Section 2 – Our 2018 Executive Compensation Program” and “2018 Compensation Tables.”

2019 LTI Award. In January 2019, the Independent Directors also granted Mr. Steigerwalt a 2019 LTI Award at his LTI target of $4,500,000, consisting of 70% PSUs and 30% RSUs. The actual number of PSUs issued will depend on Brighthouse’s actual performance at the end of the 2019-2021 performance period. For more information about 2019 LTI Awards, see “Compensation Discussion and Analysis – Section 4 – 2019 Compensation Program Preview – 2019 LTI Awards.” Pursuant to SEC disclosure rules, 2019 LTI Awards are not included in the “2018 Compensation Tables.”

Key Executive Compensation Practices

What we do	Pay-for-Performance. A substantial portion of our NEOs’ Target Total Direct Compensation is in the form of variable, at-risk elements that reward our executives only if we achieve performance goals that create stockholder value.

Stock Ownership Guidelines. We have established stock ownership and retention guidelines that call for our NEOs to maintain significant stock ownership, thereby aligning their interests with those of our stockholders.

Clawback Policy. We adopted a robust clawback policy that allows the Company to recoup incentive compensation earned by executive officers or other employees in the event of a material restatement of the Company’s financial statements or certain misconduct.

Minimum Vesting Periods. Equity awards that are subject to achievement of performance goals generally have a vesting period of three years, and equity awards that vest based solely on continued service have a three-year vesting period (at a rate not greater than one-third per year).

Stockholder Engagement. Since the Separation, we have actively engaged with our stockholders on various topics, including our executive compensation program. We recognize the importance of our stockholders’ perspectives in the compensation-setting process and consider their feedback in the design of our compensation programs.

Independent Compensation Consultant. Our Compensation Committee retained SBCG as its independent compensation consultant to advise on all aspects of our executive compensation program.

Double-Trigger Vesting of Equity Awards upon a Change of Control. Outstanding awards that are substituted or assumed in a change of control only vest if the NEO is terminated or resigns with good reason.

What we don’t do	Gross-ups on Excise Taxes. We do not provide tax gross-up benefits in connection with payments upon a change of control.
Reprice Stock Options. Our equity incentive plans prohibit us from repricing stock options or stock appreciation rights without stockholder approval.

Excessive Perquisites. We provide limited perquisites to our executive officers.

Hedging and Pledging. Our insider trading policy prohibits all employees and Directors from engaging in hedging or pledging transactions.

2019 Proxy Statement  |  41

Compensation Discussion and Analysis Section 2 – Our 2018 Executive Compensation Program	Brighthouse Financial, Inc.

Planned Changes for 2019

We have committed to a regular review of our compensation program to help ensure that it evolves with our maturing organization and continues to motivate and reward our associates for performance that supports our strategic goals. To this end, the Compensation Committee has approved several changes to our compensation program, which are described in “Section 4 – 2019 Compensation Program Preview.”

Section 2 – Our 2018 Executive Compensation Program

2018 Compensation Setting Process

Our Human Resources organization (“HR”) was primarily responsible for performing market benchmarking and setting context for 2018 compensation recommendations for our NEOs and other members of our senior management, which we collectively refer to as the Senior Leadership Management Group (the “SLMG”). In developing its recommendations, HR consulted with Willis Towers Watson (“WTW”), which serves as management’s compensation consultant.

Our executive compensation pay positioning strategy aims to provide our executives with Target TDC that uses market median as an important reference point, but recognizes that the positioning of individual executives may vary due to a variety of factors, including criticality of role, skills, experience and strategic priorities. To determine pay positioning, we used WTW’s proprietary database of executive compensation at large diversified insurers (“DIS”) as our primary data point.

Role of the Compensation Committee and Others in Determining Compensation

Compensation Committee’s Role. The Compensation Committee is responsible for establishing and implementing our executive compensation philosophy and structure. Pursuant to its written charter, the responsibilities of the Compensation Committee include, among other things:

•	Assisting the Board in fulfilling its responsibility to oversee the development and administration of compensation programs for our executives and other employees;
•

Approving the goals and objectives relevant to our CEO’s compensation, evaluating at least annually our CEO’s performance in light of such goals and objectives, and recommending, for approval by the Independent Directors, the CEO’s annual compensation based on such evaluation;

•	Reviewing and approving on an annual basis the compensation of the other executive officers of the Company (as determined by the Compensation Committee);
•

Reviewing and approving our equity and non-equity incentive compensation plans and arrangements, and where appropriate or required, recommending such plans and arrangements for approval by the Board and/or our stockholders; and

•

Reviewing incentive compensation arrangements to confirm that incentive pay does not encourage our executive officers to take unnecessary risks, and reviewing and discussing the relationship between risk management policies and practices, corporate strategy and senior executive compensation.

Management’s Role. As discussed above, HR, in consultation with WTW, is primarily responsible for preparing Target TDC recommendations for our SLMG, which includes the NEOs. As part of our year-end compensation process, our CEO oversaw the review of each SLMG member’s performance during 2018. Based on the CEO’s assessment of each SLMG member’s performance, HR prepared and presented compensation recommendations for each SLMG member to the Compensation Committee.

HR consulted with WTW to gather compensation data that was used to prepare Target TDC recommendations for the SLMG, which includes the NEOs. The CEO developed recommendations for all elements of pay for the members of the SLMG, other than himself, and discussed these recommendations with the Compensation Committee. The Compensation Committee, in consultation with SBCG, reviewed and approved management’s compensation recommendations for all other members of the SLMG, including our NEOs, as described below. The Independent

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Brighthouse Financial, Inc.	Compensation Discussion and Analysis Section 2 – Our 2018 Executive Compensation Program

Directors approved the Target TDC and final compensation for our CEO, Mr. Steigerwalt, on the recommendation of the Compensation Committee.

Compensation Consultants’ Role. Under its written charter, the Compensation Committee has the authority to retain advisers to assist it in the discharge of its duties. In November 2017, the Compensation Committee retained SBCG as its independent compensation consultant. The Compensation Committee assessed SBCG’s independence in light of SEC standards and determined that no conflicts of interest or independence concerns exist. SBCG reports directly to the Compensation Committee, and the Compensation Committee has the sole authority to approve the fees and other terms of the retention of SBCG as its independent compensation consultant. SBCG is expected to attend all Compensation Committee meetings and to provide advice to the Compensation Committee on all aspects of the Company’s executive compensation program, including the form, mix and amount of Target TDC. SBCG has assisted the Compensation Committee in its implementation of our compensation principles and practices. SBCG has advised the Compensation Committee on the development of the Company’s 2018 STI and LTI compensation arrangements, including the STI and LTI metrics for 2018 and the forms of equity-based incentives awarded to members of the SLMG in 2018.

HR has retained WTW to provide assistance related to our executive compensation program. It is expected that WTW will continue to advise HR on matters related to our executive compensation program. Additional information about WTW’s role is provided above under the heading “Management’s Role.”

Establishing a Compensation Comparator Group. For compensation benchmarking purposes, we also used a group of peer companies within our industry that are similar to us in terms of assets and revenues and with which we compete for executive talent (the “Comparator Group”). HR, with input from WTW, initially constructed the Comparator Group and used the companies in the Comparator Group as the market reference for benchmarking and setting context for developing pay recommendations for our NEOs and other members of the SLMG. In constructing the Comparator Group, we aimed to select the most appropriate companies against which Brighthouse’s compensation-related performance should be measured. The Comparator Group consists of thirteen publicly-traded companies in the insurance industry with assets and/or revenues between approximately 0.5 to 2.0 times those of Brighthouse. As Brighthouse exclusively sells individual life and annuities products in the U.S., comparably-sized insurers with a meaningfully different business mix or with significant global operations were excluded from the Comparator Group.

Applying these criteria, in August 2018, the Compensation Committee approved the below Comparator Group, which reflects the following changes from our 2017 comparator group: removed Aflac Incorporated, American National Insurance Company and Genworth Financial; and added Athene Holding Ltd. and AXA Equitable Holdings, Inc. The Comparator Group is divided into a primary tier of companies that the Compensation Committee considered more directly comparable to Brighthouse and a secondary tier of companies that the Compensation Committee considered relevant but less comparable, due to size, revenues, business mix or other factor.

Primary Tier	Secondary Tier
American Equity Investment Life Holding Company	Assurant, Inc.
Ameriprise Financial, Inc.	Principal Financial Group, Inc.
Athene Holding Ltd.	Sun Life Financial lnc.
AXA Equitable Holdings, Inc.	Unum Group
CNO Financial Group, Inc.	Voya Financial, Inc.
Lincoln National Corp.
Reinsurance Group of America, Inc.
Torchmark Corp.

The Compensation Committee will continue to annually review the composition of the Comparator Group to include companies of a similar size and business mix and with which Brighthouse competes in the talent market.

2019 Proxy Statement  |  43

Compensation Discussion and Analysis Section 2 – Our 2018 Executive Compensation Program	Brighthouse Financial, Inc.

2018 Target Total Direct Compensation

The following table shows the base salary, target STI opportunity (as a percentage of base salary) and target LTI opportunity (as a percentage of base salary) for each NEO that the Independent Directors (for Mr. Steigerwalt) and the Compensation Committee (for all other NEOs) approved in early 2018.

Name	Base Salary	Target STI (as % of Base Salary)	Target LTI (as % of Base Salary)	Target TDC

Eric Steigerwalt	$900,000	200%	500%	$7,200,000

Anant Bhalla	$600,000	140%	175%	$2,490,000

John Rosenthal	$550,000	195%	200%	$2,722,500

Christine DeBiase	$600,000	120%	175%	$2,370,000

Conor Murphy (1)	$600,000	140%	150%	$2,340,000

Peter Carlson	$600,000	150%	200%	$2,700,000

(1)

Reflects Mr. Murphy’s Target TDC as Executive Vice President and Chief Operating Officer, effective June 5, 2018. Prior to that date, Mr. Murphy’s Target TDC as Executive Vice President and Chief Product and Strategy Officer included base salary of $515,000, Target STI of 100%, and Target LTI of 150%. In January 2019, Mr. Murphy’s Target STI was changed to 145% and his Target LTI to 190%.

As shown in the graphs below, our CEO’s Target TDC and the average Target TDC for our other NEOs (excluding Mr. Carlson) are heavily weighted toward variable, at-risk elements.

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Brighthouse Financial, Inc.	Compensation Discussion and Analysis Section 2 – Our 2018 Executive Compensation Program

Elements of 2018 Compensation

Component	Form	Purpose

Base Salary	Cash (Fixed)

Base salary is intended to provide a fixed amount of compensation for services during the year. Base salary is determined based upon a variety of factors, including scope of responsibilities, individual performance, and market data. In line with our pay-for-performance philosophy, Target TDC has been structured so that base salary is the smallest component.

Short-Term Incentive (STI) Awards	Cash (Variable)

STI awards are our annual cash incentive awards that reward our associates for their performance in 2018. Payout amounts were based upon the Company’s achievement of our 2018 STI Metrics approved by the Compensation Committee and upon the associate’s individual performance.

Long-Term Incentive (LTI) Awards	Equity (Variable)

LTI awards are our stock-based awards that reward our associates for their contributions to Brighthouse’s long-term success. 2018 LTI awards consisted of PSUs, RSUs and NQSOs. PSUs will be paid out at the end of a three-year performance period based on Brighthouse’s performance against quantitative goals.

2018 STI Metrics. The Compensation Committee established metrics for the 2018 STI Awards that directly align with Brighthouse’s strategic goals. This is consistent with our pay-for-performance philosophy and helps ensure that the NEOs are compensated for their contributions to the Company’s achievement of the business goals set forth in the strategic plan. For each STI Metric, the Compensation Committee approved a threshold (payout of 50% of target value), target (100% of target value) and maximum (150% of target value) level of performance based on its evaluation of the likelihood of management achieving those performance levels. STI payouts were based upon the Company’s achievement of these metrics, as well as qualitative factors the Compensation Committee deemed appropriate, including each SLMG member’s performance and accomplishments during 2018. The Compensation Committee believes the underlying goals for each STI metric were appropriately rigorous and represented a significant challenge for management to achieve. A summary of our 2018 STI Metrics and the rationale for their selection follows.

STI Metric	Weighting	Performance Link

TSA Exits	1/3rd

Exiting our TSAs with MetLife is a significant component of achieving our strategic goal of controlling corporate expenses and establishing a cost-competitive company. TSA Exits in 2018 represent a key directional indicator for reducing corporate expenses. Meeting our TSA Exits goal required extraordinary effort from organizations throughout Brighthouse, continued engagement with MetLife, and selection and onboarding of replacement systems and vendors.

Annuity Sales	1/3rd

Annuity sales are important to our long-term value and vital to our growth prospects and franchise stability. Meeting our Annuity Sales goal involved achievement by organizations across the Company. Key challenges for achieving sales goals included building relationships with our distribution partners; building brand awareness and trust among our customers as a newly independent company; and aggressive and unexpected product lines and pricing from our competitors.

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Compensation Discussion and Analysis Section 2 – Our 2018 Executive Compensation Program	Brighthouse Financial, Inc.

STI Metric	Weighting	Performance Link

Adjusted Statutory Earnings	1/3rd

Adjusted Statutory Earnings is a key metric that measures our ability to grow distributable earnings while prudently managing risk. The payout target is anchored in Brighthouse’s 2018 base case financial plan. As an STI metric, it also reflects factors that the broad population of STI participants are most able to directly impact and influence. This metric is the product of performance across key aspects of management’s strategy: sales; capital management; and expense control. Adjusted Statutory Earnings (which we disclose in our 2018 Form 10-K, see “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources – The Parent Company – Liquidity and Capital – Adjusted Statutory Earnings”) begins with Statutory pre-tax net gain from operations (which is publicly disclosed in the statutory financial statements of our insurance companies) and includes certain adjustments to help management and investors better understand and evaluate those results.

The Compensation Committee reviewed Brighthouse’s actual performance to confirm that Brighthouse’s actions to achieve these results were carried out safely and prudently and did not create unwarranted risk for the Company. In addition, our Internal Audit department reviewed and certified the Company’s actual performance results for each metric. The following table reflects the Company’s performance against each STI metric (payout percentages were rounded to the nearest whole number) and the 2018 Company Performance Factor approved by the Compensation Committee.

STI Metrics	Payout Level Target	Actual Results	Payout Percentage
TSA Exits	66 exits	66 exits	100%
Annuity Sales	$4.69B	$5.90B	150%
Adjusted Statutory Earnings	$300M	$324M	105%
2018 Company Performance Factor			118%

2018 Short-Term Incentive Awards

CEO Compensation. In early 2018, Mr. Steigerwalt and members of HR developed corporate performance goals (“CEO Goals”) that would be used to assess Mr. Steigerwalt’s performance during 2018. In February 2018, the Compensation Committee approved the CEO Goals and discussed the quantitative and qualitative metrics to measure performance against the CEO Goals. The CEO Goals, described in the table below, were a mix of strategic and operational objectives, and were intended to provide a framework for assessing Mr. Steigerwalt’s performance in leading Brighthouse and laying the foundation for achieving our strategic goals.

In February 2019, the Compensation Committee and the Independent Directors considered the Company’s performance overall, Mr. Steigerwalt’s performance against the CEO Goals, his other accomplishments in 2018 and Mr. Steigerwalt’s self-assessment of his performance. The following table describes the 2018 CEO Goals and Mr. Steigerwalt’s key accomplishments.

CEO Goal	2018 Accomplishments

Reduce corporate expenses

•  Delivered TSA exits in line with plan.

•  Exceeded corporate expense reduction target, including reduction by more than $40 million in the second half of 2018 relative to the first half of 2018, keeping Brighthouse on track to deliver our planned $150 million of expense saves by year-end 2020 (relative to the first twelve months post-Separation).

Increase sales	• Achieved $5.9 billion in total annuity sales, significantly exceeding plan despite competitive headwinds.

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Brighthouse Financial, Inc.	Compensation Discussion and Analysis Section 2 – Our 2018 Executive Compensation Program

CEO Goal	2018 Accomplishments

Protect book value	• Oversaw hedging program to protect statutory capitalization and cash flows. • GAAP net income and book value results in line with expectations.

Maturation and establishment of BHF, including product development and distribution growth

•  Introduced FlexChoice Access, a new version of a lifetime withdrawal guarantee rider for our VA products.

•  Launched two new Fixed Deferred Annuity products with competitive crediting rates.

•  Launched arrangements for distribution of Shield product with key partners.

•  Developed SmartCare, a hybrid indexed universal life insurance product with long- term care benefits, which received regulatory approval in 47 jurisdictions.

Develop strong talent management and leadership

•  Restructured the Senior Leadership Team, including the appointment of Conor Murphy as COO with responsibility for strategy and financial and operational matters, and Christine DeBiase as Chief Administrative Officer and General Counsel with responsibility for HR, Communications, Law, Government Relations and Tax.

•  Drove succession planning for senior officers and all critical roles.

•  Performed a comprehensive review of all target operating models to assess staffing levels and talent needs and optimize our human capital structure.

•  Developed a human capital scorecard to measure key employment metrics and launched a diversity and inclusion council to support our corporate culture and development goals.

Other accomplishments

•  Drove the Company’s incorporation of capital requirements under NAIC VA capital reform into our CTE calculations.

•  Initiated our first stock repurchase program, two years ahead of plan.

•  Drove significant progress on our future state technology platform.

•  Supported execution of the sale of MetLife’s remaining stake in Brighthouse.

The CEO delivered meaningful achievements against all 2018 CEO Goals. Based on the Company’s and Mr. Steigerwalt’s accomplishments, the Compensation Committee recommended, and the Independent Directors approved, that Mr. Steigerwalt’s STI payout percentage be set at the Company’s aggregate performance factor of 118%, resulting in a 2018 STI Award of $2,124,000.

Compensation of the Other NEOs. In February 2019, the Compensation Committee considered the NEOs’ overall performance and achievements in 2018. Mr. Steigerwalt also provided the Compensation Committee with his assessment of the NEOs’ 2018 performance. Our NEOs’ 2018 performance highlights are summarized below. Mr. Carlson stepped down from the position of Executive Vice President and Chief Operating Officer effective June 4, 2018. Mr. Carlson’s compensation in 2018 reflects base salary and other payments described in a letter agreement between Mr. Carlson and Brighthouse Services, LLC (“Brighthouse Services”), dated June 8, 2018. See “Potential Payments Upon Termination or Change in Control” for additional information regarding the payments made to Mr. Carlson upon the termination of his employment.

Anant Bhalla, Former Executive Vice President and Chief Financial Officer

•

Oversaw the successful execution of the Company’s hedging program, which mitigated the adverse effects of volatility in equity markets and interest rates on the Company’s statutory capitalization and statutory distributable cash flows, resulting in performance in line with expectations.

•

Commenced the Company’s implementation of NAIC VA capital reform to address a more than $1.0 billion increase in NAIC VA capital requirements. Led engagement with NAIC and consultants regarding development of the requirements. Prudently managed the Company’s balance sheet to address initial impacts of new requirements.

•	Partnered with business organizations to improve the Company’s profitability and capital profile.

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Compensation Discussion and Analysis Section 2 – Our 2018 Executive Compensation Program	Brighthouse Financial, Inc.

John Rosenthal, Executive Vice President and Chief Investment Officer

•	Successfully executed comprehensive program to outsource or retain management of all investment asset classes.
•	Drove substantial annualized cost savings.
•	Implemented the target operating model for the Investments department’s asset management organization.
•	Planned and executed Treasury rotation trades that management believes will contribute substantial annualized net investment income. Identified additional trades to be implemented in 2019.

Christine DeBiase, Executive Vice President, Chief Administrative Officer and General Counsel

•

Led the Chief Administrative Officer organization in advising business partners on legal and regulatory matters, including with respect to capital actions, regulatory compliance, tax, corporate governance and government relations.

•	Executed comprehensive exercise to validate and reduce expenses across all organizations within the Chief Administrative Office.
•	Partnered with the Nominating and Governance Committee to recruit two new qualified director candidates, enhancing our Board’s skill set and diversity.
•	Key partner in presenting Board training and legal guidance on emerging issues.
•	Successfully drove a substantial number of TSA exits across the Chief Administrative Officer organization and supported business partners in planning and executing TSA exit strategy.

Conor Murphy, Executive Vice President and Chief Operating Officer

•	Assumed the COO role, and incorporated oversight of the finance, investor relations and operations functions.
•	Created SmartCare, our new hybrid life insurance policy with a long-term care rider, from idea generation to market-ready product approved in 47 jurisdictions (as of the end of 2018).
•	Created a new set of fixed annuity products, launched in conjunction with a reinsurance partnership with Athene Holding Ltd.
•	Launched various tailored and fee-based versions of our Shield annuity product and managed the Shield pricing process through an increasingly competitive landscape.
•	Designed and led the first full Board strategy session, which took place in January 2019.

The Compensation Committee considered the foregoing accomplishments and, based on Mr. Steigerwalt’s recommendations, approved the following STI Awards to our other NEOs:

Name	STI Payout Percentage	2018 STI Award

Anant Bhalla	114.46%	$961,464

John Rosenthal	118%	$1,265,550

Christine DeBiase	118%	$849,600

Conor Murphy(1)	118%	$828,344

(1)

Mr. Murphy’s 2018 STI Award reflects his change of title during 2018 and has been prorated based on his service in two roles. The Committee approved Mr. Murphy’s promotion from Chief Product and Strategy Officer to COO, as of June 5, 2018. In accordance with the STI Plan, Mr. Murphy’s compensation was prorated for 155 days in his former role ($515,000 salary with 100% STI) and 210 days in his current role ($600,000 salary with 140% STI).

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Brighthouse Financial, Inc.	Compensation Discussion and Analysis Section 2 – Our 2018 Executive Compensation Program

The 2018 STI amounts paid to all of our NEOs are reported in the “Non-Equity Incentive Compensation Plan” column of the “Summary Compensation Table.”

2018 Long-Term Incentive Awards

In February 2018, the Independent Directors, on the recommendation of the Compensation Committee, approved an LTI award for Mr. Steigerwalt, and the Compensation Committee approved LTI awards for our other NEOs. The table below shows the breakdown of award vehicles chosen for 2018 long-term equity incentive awards.

Type of Award	Percentage of Total LTI	Vesting Schedule

Performance Share Units	1/3rd	Cliff vest after year 3; the actual number of shares vested, if any, is subject to achievement of pre-established performance goals over the 2018-2020 performance period

Restricted Stock Units	1/3rd	Ratable vesting over 3 years (1/3rd vests at each anniversary)

Nonqualified Stock Options	1/3rd	Ratable vesting over 3 years (1/3rd vests at each anniversary; 10-year term; exercise price is closing price on grant date)

Our 2018 LTI Awards were issued on March 1, 2018 (the “Grant Date”), subject to stockholder approval of the Brighthouse Financial, Inc. 2017 Stock and Incentive Compensation Plan (the “Employee Plan”). The number of RSUs and PSUs awarded were determined by multiplying the dollar amount of the 2018 LTI Award by 1/3rd, and dividing the product by the closing price of Brighthouse’s common stock on the Grant Date (rounded down to the nearest whole share). The number of NQSOs to be granted was determined based upon a Black-Scholes valuation (rounded down to the nearest whole number). For NQSOs, the exercise price is the closing price of the Company’s common stock on the Grant Date. The table below shows each NEO’s LTI award based on the value of the LTI Award on the Grant Date.

Name	LTI Award Value	Number of RSUs	Number of PSUs	Number of NQSOs

Eric Steigerwalt	$4,500,000	28,053	28,053	92,137

Anant Bhalla	$1,050,000	6,545	6,545	21,498

John Rosenthal	$1,100,000	6,857	6,857	22,522

Christine DeBiase	$1,006,250	6,272	6,273	20,602

Conor Murphy	$772,500	4,815	4,815	15,816

Peter Carlson	$1,200,000	7,480	7,480	24,570

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Compensation Discussion and Analysis Section 2 – Our 2018 Executive Compensation Program	Brighthouse Financial, Inc.

Detailed information on the 2018 LTI Awards for each NEO is reported in the “Grants of Plan-Based Awards” table.

The 2018 PSUs will reward our NEOs for Brighthouse’s performance over the 2018-2020 performance period. The actual number of shares issued, if any, at the end of the performance period will depend on the Company’s actual performance. This is consistent with our pay-for-performance philosophy and helps ensure that the NEOs are compensated for their contributions to the Company’s achievement of the business goals set forth in the strategic plan. Each PSU compensation metric (“PSU Metric”) has a threshold (payout of 50% of target value), target (100% of target value) and maximum (150% of target value) level of performance. The Compensation Committee believes the underlying goals for each PSU Metric are appropriately rigorous and represent a significant challenge for management to achieve. A summary of the PSU Metrics, the weighting and the rationale for each follow.

2018 PSU Metrics	Weighting	Performance Link

Corporate Expense Reduction	60%

Expense reduction by 2020 aligns with Brighthouse’s publicly disclosed targets. As a result of Brighthouse’s mid-year separation from MetLife, the comparative measurement period is July 1, 2017 – June 30, 2018 versus annualized expenses from July 1, 2020 – December 31, 2020.

Capital Return	40%

Our capital return goal is consistent with our publicly disclosed targets. Capital return (e.g., through dividends or stock repurchases) is a key metric that demonstrates alignment with stockholders’ interests.

The treatment of outstanding equity awards upon a termination of employment or a change in control are described below under the heading “Potential Payments Upon Termination or Change in Control.”

Founders’ Grants

Founders’ Grants, in the form of RSUs under the Employee Plan, were a one-time award that were a central element of the total compensation delivered to our NEOs in Fiscal 2017. The Founders’ Grants were authorized by the Board on August 9, 2017. For all NEOs other than Mr. Murphy, the number of RSUs awarded was based on the amount of value being delivered, divided by the closing price of the Company’s common stock on September 8, 2017 (the first Friday after one month of public trading), which was $54.54. For Mr. Murphy, the number of RSUs awarded was based on the amount of the award divided by the closing price of the Company’s common stock on September 11, 2017 (the date he was hired), which was $55.11. Since the Founders’ Grants were subject to stockholder approval of the Employee Plan at our 2018 Annual Meeting, for the purposes of SEC disclosure rules, the Founders’ Grant awards were deemed granted in 2018, and accordingly are reported in our Fiscal 2018 compensation tables. For additional information about the Founders’ Grants, see our 2018 Proxy Statement.

The table below shows the value of each NEO’s Founders’ Grant approved in August 2017 as well as the number of RSUs into which the value was converted based on the closing price of the Company’s common stock on September 8, 2017.

Name	Founders’ Grant Value	Number of RSUs

Eric Steigerwalt	$9,000,000	165,016

Anant Bhalla	$2,100,000	38,503

John Rosenthal	$2,200,000	40,337

Christine DeBiase	$2,012,500	36,899

Conor Murphy	$1,545,000	28,034

Peter Carlson	$2,400,000	44,004

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Brighthouse Financial, Inc.	Compensation Discussion and Analysis Section 2 – Our 2018 Executive Compensation Program

Founders’ Grants awarded to our NEOs were subject to the Company’s achievement of one or more performance criteria during the performance period that began on September 8, 2017 and ended on September 30, 2018 (the “Performance Period”). The performance criteria, which are listed below, were established in order to qualify the Founders’ Grants as performance-based compensation under Section 162(m) of the Code:

•	Improvement in the Company’s statutory surplus position over the Performance Period;
•	Combined risk-based capital ratio of at least 400% on an authorized control level as of the end of the Performance Period;
•	Positive GAAP operating return on equity as of the end of the Performance Period;
•	Insurer financial strength rating of at least ‘A-’ from one or more credit rating agencies as of the end of the Performance Period;
•	Positive value of new business sold during the Performance Period for the annuity segment of the Company measured as of the end of the Performance Period; or
•	VA funding at a level of CTE95 or above as of the end of the Performance Period.

At the end of the Performance Period, our CFO (at that time) and Compensation Committee certified that Brighthouse achieved an Insurer Financial Strength Rating of at least ‘A-’, allowing vesting and payout of the Founders’ Grants on September 30, 2018.

Temporary Incentive Deferred Compensation Plan

The Temporary Incentive Deferred Compensation Plan (the “Temporary Plan”) was established prior to the Separation to help Brighthouse attract, retain and motivate employees who forfeited MetLife equity awards in connection with the Separation and/or did not receive MetLife equity awards in 2017 in anticipation of the Separation. (For additional information about the Temporary Plan, see our 2018 Proxy Statement.) Deferred compensation credits for forgone awards under the Temporary Plan were established at the level consistent with the equity award the recipient would have been eligible to receive from MetLife. Deferred compensation credits in respect of forgone 2017 MetLife equity awards vest over three years from the grant date at a rate of one-third per year. Deferred compensation credits in respect of forfeited RSUs vest one-third per year from the date MetLife granted the forfeited award, while deferred compensation credits in respect of forfeited stock options and forfeited performance shares cliff vest on the third anniversary of the date MetLife granted the forfeited award. Amounts credited under the Temporary Plan earn interest based upon the Applicable Federal Rate published by the Internal Revenue Service, as described in the Temporary Plan, and which is reset annually on December 1. For 2018, amounts under the Temporary Plan were credited with interest at a rate of 3.08% for the period of January 1, 2018 to November 30, 2018, and a rate of 3.80% for the period of December 1, 2018 to December 31, 2018. In the event of a change of control of Brighthouse, no amendments can be made to the Temporary Plan that would decrease the amount of deferred compensation credited to participants under the Temporary Plan as of the date of the change of control or modify the time or form of distributions under the Temporary Plan.

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Compensation Discussion and Analysis Section 3 – Additional Compensation Practices and Policies	Brighthouse Financial, Inc.

The table below shows the total amount of each type of deferred compensation credited to each NEO under the Temporary Plan in 2017. Certain awards to our NEOs under the Temporary Plan were subject to stockholder approval of the Temporary Plan and accordingly under the SEC’s disclosure rules such awards are treated as though granted in 2018 and are reported in the “Grants of Plan-Based Awards” table.

Name	Credit in Lieu of 2017 MetLife Equity Award	Credit for Forfeited MetLife Equity Awards – RSUs	Credit for Forfeited MetLife Equity Awards – Performance Shares	Credit for Forfeited MetLife Equity Awards – Stock Options	Total Temporary Plan Credits

Eric Steigerwalt	$1,200,000	$-	$-	$-	$1,200,000

Anant Bhalla	$368,000	$150,000	$300,000	$-	$818,000

John Rosenthal	$700,200	$-	$-	$-	$700,200

Christine DeBiase	$307,100	$-	$-	$-	$307,100

Conor Murphy	$-	$305,900	$458,600	$-	$764,500

Peter Carlson	$-	$398,000	$1,187,500	$507,373	$2,092,873

Awards to our NEOs under the Temporary Plan are subject to the achievement of one or more performance goals, which were established in order to qualify such awards as performance-based compensation under Section 162(m) of the Code. For the 2018 performance period, the performance goals established by our Compensation Committee were:

•	Insurer financial strength ratings for Brighthouse Life Insurance Company of at least “A-” from one or more of the four major credit rating agencies;
•	Funding backing the variable annuity segment at a level of CTE95 or above; or
•	Positive pre-tax income from continuing operations excluding (i) net derivative gains/losses and (ii) net investment gains/losses.

In February 2019, the CFO (at that time) and Compensation Committee certified that the Company maintained an insurer financial strength rating of at least A- from one or more credit rating agencies for the 2018 performance period. As a result, we made payments to our NEOs under the Temporary Plan in respect of 2018. These payments in respect of 2018 are reported in the “Non-Equity Incentive Compensation Plan” column of the “Summary Compensation Table.” The Compensation Committee did not consider the Founders’ Grants as a component of Fiscal 2018 Target TDC.

Awards to our NEOs under the Temporary Plan that will be paid after our 2019 Annual Meeting were subject to stockholder approval of the material terms of the performance goals under the Temporary Plan, which was received at our 2018 Annual Meeting. In February 2019, the Compensation Committee established new 162(m) performance goals for the 2019 performance period under the Temporary Plan.

Payments under the Temporary Plan may be made to our NEOs in connection with certain terminations of employment. See the “Potential Payments Upon Termination or Change in Control” table and accompanying narrative disclosure below for additional information.

Section 3 – Additional Compensation Practices and Policies

2018 Say-on-Pay Vote and Stockholder Engagement

At our 2018 Annual Meeting, greater than 97% of the votes cast by our stockholders voted “FOR” our Say-on-Pay proposal to approve the compensation paid to our NEOs. The Compensation Committee considered the results of this vote in reviewing our 2018 executive compensation program and making compensation decisions for our NEOs. The

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Brighthouse Financial, Inc.	Compensation Discussion and Analysis Section 3 – Additional Compensation Practices and Policies

Compensation Committee also considered stockholders’ views and feedback they shared during our 2018-2019 stockholder engagement program, as discussed in greater detail above (see “Stockholder Engagement”). During our engagements, stockholders overwhelmingly expressed approval of our 2017 compensation program and the quality of our compensation-related disclosures. Our stockholders also expressed support for our 2018 executive compensation program, including our use of quantitative compensation metrics that are aligned with the Company’s strategy to drive long-term value creation.

Stock Ownership and Retention Guidelines

We have implemented stock ownership and retention guidelines for members of the SLMG, including our NEOs, effective January 1, 2018. The guidelines are intended to align the interests of the SLMG members with those of our stockholders and call for the officers subject to the guidelines to obtain and maintain significant ownership in our stock. The ownership guidelines were set as a multiple of the officer’s base salary as in effect on January 1, 2018, converted into a number of Shares based upon the closing price of our common stock on January 2, 2018, which was $57.67, and then rounded up to the nearest hundred. The ownership levels applicable to our current NEOs are as follows.

Name	Multiple of Base Salary	Number of Shares

Eric Steigerwalt	6x	93,700

John Rosenthal	3x	28,700

Christine DeBiase	3x	30,000

Conor Murphy	3x	26,800

Officers subject to the guidelines must retain at least 50% of the net after-tax Shares acquired from settlement or exercise of stock-based awards until the applicable ownership level is achieved. Officers are expected to meet the applicable stock ownership guideline within five years of becoming subject to the guidelines. Shares that are included in determining an officer’s stock ownership level include Shares owned outright (or jointly with a spouse or in a trust over which an executive has investment control) and net Shares received from exercise and/or settlement of stock-based awards under the Employee Plan. Shares underlying unvested equity awards are not included in determining an officer’s ownership level.

Benefit Plans

Brighthouse Savings Plan and Auxiliary Savings Plan. Our employees, including our NEOs, are eligible to participate in the Brighthouse Services, LLC Savings Plan and Trust (the “Brighthouse Savings Plan”), which is a tax-qualified 401(k) plan. In addition, certain employees, including our NEOs, are eligible to participate in the Brighthouse Services, LLC Auxiliary Savings Plan (the “Auxiliary Plan”). Participants in the Auxiliary Plan receive company matching and profit-sharing contributions that cannot be made to the Brighthouse Savings Plan because a participant’s compensation exceeds certain tax qualified plan contribution limits imposed under the Code. Employees who elect to participate in the Brighthouse Savings Plan and who also elect to participate in the Brighthouse Services, LLC Voluntary Deferred Compensation Plan (“VDCP”) will be eligible to receive matching contributions in the Auxiliary Plan on amounts deferred into the VDCP equal to the amount of matching contributions that would have been made to the Brighthouse Savings Plan. For the Company matching and profit-sharing contributions made under the Brighthouse Savings Plan and Auxiliary Plan during 2018, see the “All Other Compensation” column in the Summary Compensation Table. Company matching and profit-sharing contributions in the Brighthouse Savings Plan and the Auxiliary Plan become 100% vested after the participant completes two years of service. Under the Auxiliary Plan, in the event of a change of control, all participants will be fully vested in all contributions, including earnings, under the Auxiliary Plan. In addition, no amendments can be made to the Auxiliary Plan after a change of control that would decrease the value of benefits

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Compensation Discussion and Analysis Section 3 – Additional Compensation Practices and Policies	Brighthouse Financial, Inc.

accrued to any participant under the Auxiliary Plan as of the date of the change of control or change the time or form of distribution under the Auxiliary Plan to eliminate lump sum distributions or further defer the timing of payment.

Voluntary Deferred Compensation Plan. The VDCP, a nonqualified deferred compensation plan, allows a select group of highly compensated employees the opportunity to defer between 10% and 50% of eligible base salary and from 10% to 80% of STI awards. Amounts deferred are notionally invested in investment tracking funds selected by the participant. Participants can elect to have deferred compensation accounts paid, or begin to be paid, in a specific year, which cannot be earlier than May of the third calendar year following the year the compensation was earned and may elect to receive distributions in either a single lump sum or up to 15 annual installments. In the event of a participant’s death before distributions commence or are completed, the participant’s account balance will be paid in a single lump sum to the participant’s beneficiary. In the event of a change of control, no amendments can be made to the VDCP after a change of control that would decrease the amount in a participant’s deferred compensation account accrued under the VDCP as of the date of the change of control or modify the time or form of distributions under the VDCP.

Termination and Change in Control Benefits

In November 2018, the Compensation Committee approved and adopted the Brighthouse Services, LLC Executive Severance Pay Plan (the “Severance Plan”) to provide severance pay and related benefits to certain terminated executive officers in consideration of a release of employment-related claims. See the “Potential Payments Upon Termination or Change in Control” table for additional information about amounts that would be payable to our NEOs under the Severance Plan.

In November 2018, the Compensation Committee also approved and adopted the Brighthouse Services, LLC Change of Control Severance Pay Plan (the “Change of Control Plan”) to retain our senior executive officers while a transaction is pending or during the two-year transition period following the close of a transaction and align their interests with those of our stockholders, promoting maximum stockholder value without impinging on Brighthouse’s flexibility to engage in or successfully transition after a transaction. Under the terms of the Change of Control Plan, a covered participant is eligible to receive severance payments if the participant is terminated involuntarily without cause or if the participant discontinues employment for “good reason,” in either case within two years of a change of control, or following the occurrence of a potential change of control, if the participant is terminated involuntarily without cause within six months prior to a change of control. See the “Potential Payments Upon Termination or Change in Control” table for additional information about amounts that would be payable to our NEOs under the Change of Control Plan.

As of December 31, 2018, we had no employment agreements or offer letters with any of our NEOs that provide for individual severance or change in control benefits. On June 8, 2018, Mr. Carlson entered into a letter agreement with Brighthouse Services in connection with his retirement from Brighthouse. On March 15, 2019, Mr. Bhalla entered into a Separation Agreement, Waiver and General Release with Brighthouse Services in connection with his separation from Brighthouse. Payments made pursuant to these individual agreements are described in detail following the “Potential Payments Upon Termination or Change in Control” table.

Equity awards held by our NEOs may vest and become payable in the event of termination or a change of control in accordance with the terms of the Employee Plan and the applicable award agreement (including the award agreement supplement).

In addition, certain amounts credited to our NEOs under the Temporary Plan may vest and become payable in the event of the NEO’s death or termination on or following the NEO’s “Rule of 65 Date,” which is the date that the sum of a participant’s age plus years of service (which includes MetLife service) equals or exceeds 65, provided the participant has at least five years of service. See the “Potential Payments Upon Termination or Change in Control” table for additional information about amounts that would be payable to our NEOs under the Employee Plan and the Temporary Plan.

Stock-Based Award Timing Practices

Stock-based LTI awards are expected to be granted on an annual basis to our executive officers, including the NEOs, in connection with Board and Compensation Committee meetings occurring in the first quarter of each year, although

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Brighthouse Financial, Inc.	Compensation Discussion and Analysis Section 3 – Additional Compensation Practices and Policies

stock-based awards may be granted from time-to-time in connection with the hiring or change in responsibilities of an executive officer.

Tax Deductibility of Executive Compensation

The Tax Cuts and Jobs Act (“TCJA”), which was signed into law on December 22, 2017, eliminated the exception for deductibility of performance-based compensation under Section 162(m) of the Code, except for compensation payable pursuant to binding contracts in effect on November 2, 2017 that are not materially modified after that date. As a result, compensation payable to any of our NEOs in excess of $1 million after 2017 will not be deductible, except to the extent paid pursuant to a grandfathered arrangement. While the Company and the Compensation Committee considered the availability of 162(m) deductions when we designed our executive compensation program prior to this change in tax law, the Company and the Compensation Committee reserved the right to pay non-deductible compensation if necessary or appropriate to retain and incent key executives whose performance is important to our success. As a result of the elimination of the exception to the limit in Section 162(m) for performance-based compensation, the amount of non-deductible compensation paid after 2017 will increase.

Hedging and Pledging Prohibition

Our insider trading policy prohibits all Directors and employees, including our NEOs, from engaging in speculative transactions, including short sales, hedging and trading in put and call options, with respect to the Company’s securities. The insider trading policy also prohibits Directors and employees, including our NEOs, from pledging Company securities.

Clawback Policy

Our Board believes that it is in the best interests of the Company and its stockholders to create and maintain a culture that emphasizes integrity and accountability and that reinforces the Company’s pay-for-performance compensation philosophy. In August 2018, the Board approved and adopted a performance-based compensation recoupment policy (the “Clawback Policy”) that allows Brighthouse to seek recoupment of incentive compensation in the circumstances described in the following table. The Board delegated to the Compensation Committee authority to administer the Clawback Policy, including authority to determine in its judgment and sole discretion whether to seek recoupment of any compensation.

Conduct or Event	Covered Persons	Compensation Subject to Recoupment	Covered Period
Fraud or misconduct causing a material financial restatement	CEO, CFO, Chief Accounting Officer or any employee who materially contributed to the fraud or misconduct	Any incentive compensation	Three years prior to the date the Company determines a restatement is necessary
Conduct, or failure to supervise, which results in material financial or reputational harm	Any employee who engaged in the misconduct	Any incentive compensation	Period of misconduct
Material inaccuracy in performance metrics	Executive officers and any employee who materially contributed to, or failed to supervise with respect to, the material inaccuracy	Excess incentive compensation that was, or will be, paid based on the inaccurate metric	Three years prior to achievement of the performance metric

Risk Assessment

At the Compensation Committee’s March 2019 meeting, SBCG presented a compensation risk assessment report that it prepared and developed in consultation with Brighthouse’s management, including our Chief Risk Officer, based on

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Compensation Discussion and Analysis Section 4 – 2019 Compensation Program Review	Brighthouse Financial, Inc.

—its review of our compensation programs. SBCG highlighted the compensation governance policies and Board-level controls in place to manage compensation-related risk and the risk-balancing and risk-mitigating features of our 2018 compensation program, including our strong Clawback Policy, balanced pay mix, caps on incentive payouts and the Compensation Committee’s ability to exercise discretion. Following a discussion of SBCG’s assessment and findings, the Compensation Committee concluded that the risks arising from the Company’s compensation programs are not reasonably likely to have a material adverse impact on the Company.

Section 4 – 2019 Compensation Program Preview

This section provides a preview of our 2019 executive compensation program, including changes we have made from our 2018 executive compensation program.

2019 STI Metrics

The Compensation Committee approved metrics for the 2019 STI Awards that directly align with Brighthouse’s strategic goals. The below table presents a summary of each of the three equally-weighted metrics and the rationale for selecting each.

STI Metric	Weighting	Performance Link
Corporate Expense Target	1/3rd

Prudent corporate expense control supports our pursuit of becoming a best-in-cost company. This metric aligns with our publicly disclosed target of reducing costs by $150 million on a run-rate basis by 2020 and an additional $25 million in 2021.

Sales	1/3rd

Key indicator of our growth prospects and franchise stability. Annuity sales are the core component of the metric; sales of SmartCare, our new hybrid life insurance product, will act as a payout modifier.

Normalized Statutory Earnings	1/3rd

Key metric that measures our ability to grow distributable earnings while prudently managing risk. Calculation of the metric begins with Statutory pre-tax net gain from operations (which is publicly disclosed in the statutory financial statements of our insurance companies) and includes certain adjustments to help management and investors better understand, evaluate and forecast those results. (Calculation of this metric is consistent with the 2018 STI Metric “Adjusted Statutory Earnings.”)

All other features of the 2019 STI Awards are fundamentally unchanged from 2018.

2019 LTI Awards

The Compensation Committee carefully considered the decision to use PSUs as part of its 2018 LTI pay mix. In our 2018 Proxy Statement, we stated that as the Company matures and gains historical data that would make long-term goal setting more precise, we expect to adopt a heavier weighting of PSUs for future LTI awards. Over the past year, the Compensation Committee has continued to review the LTI program, taking into account the Company’s long-term strategy and feedback from our stockholders, and has increased the weighting to 70% PSUs/30% RSUs for the CEO and to 60% PSUs/40% RSUs for all other members of our SLMG.

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Brighthouse Financial, Inc.	Compensation Discussion and Analysis Section 4 – 2019 Compensation Program Review

The 2019 PSUs measure Brighthouse’s performance over the 2019-2021 performance period. The actual number of shares issued, if any, at the end of the performance period will depend on the Company’s actual performance. We believe the underlying goals for each PSU Metric are appropriately rigorous. A brief summary of the PSU Metrics, the weighting and the rationale for each follow.

LTI Metric	Weighting	Performance Link
Statutory Expense Ratio	60%	This metric reflects the ratio of statutory earnings expenses to statutory premiums and fee income, and measures our performance in key strategic areas of expense management and top line growth.
Capital Return	40%

Our capital return goal is consistent with our publicly disclosed targets. Capital return (e.g., through dividends or stock repurchases) is a key metric that demonstrates alignment with stockholders’ interests.

2019 Target TDC Opportunities

Target TDC for all of our NEOs, except for Mr. Murphy, remains the same for 2019. In January 2019, the Compensation Committee approved changes to Mr. Murphy’s Target TDC, setting his Target STI at 145% of base salary, and his Target LTI at 190% of base salary.

Compensation Committee Report

The Compensation Committee has reviewed the CD&A and discussed the CD&A with management. Based on the Compensation Committee’s review and discussion with management, the Compensation Committee recommended to the Board that the CD&A be included in the Company’s Proxy Statement.

Compensation Committee

Diane Offereins (Chair)

Irene Chang Britt

Eileen Mallesch

Paul Wetzel

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Compensation Tables Summary Compensation Table	Brighthouse Financial, Inc.

Compensation Tables

The information reported in the Summary Compensation Table for 2018 is for the entire 2018 fiscal year. The information reported for 2017 is for the period from August 5, 2017, the first day following the Separation, to December 31, 2017, which we refer to as “Fiscal 2017.” The footnotes to the Summary Compensation Table and the accompanying narrative describe the manner in which the 2018 compensation for our NEOs was calculated.

Summary Compensation Table for 2018

Name and Title	Year	Salary ($) (1)	Bonus ($)	Stock Awards ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (5)	Total ($)
Eric Steigerwalt President and Chief Executive Officer	2018	$900,000	$-	$10,635,968	$1,155,398	$2,550,703	$-	$295,302	$15,537,371
	2017	$349,049	$-			$1,507,192	$-	$115,853	$1,972,094
Anant Bhalla Former Executive Vice President and Chief Financial Officer (6)	2018	$600,000	$-	$2,481,623	$269,585	$1,311,796	$-	$146,731	$4,809,735
	2017	$233,641	$-			$688,444	$-	$63,753	$985,838
John Rosenthal Executive Vice President and Chief Investment Officer	2018	$550,000	$-	$2,599,853	$282,426	$1,514,531	$-	$177,069	$5,123,879
	2017	$218,109	$-			$894,708	$-	$75,297	$1,188,114
Christine DeBiase Executive Vice President, Chief Administrative Officer and General Counsel	2018	$597,917	$-	$2,378,256	$258,349	$958,800	$-	$137,120	$4,330,442
	2017	$224,232	$-			$534,024	$-	$50,041	$808,297
Conor Murphy Executive Vice President and Chief Operating Officer (7)	2018	$557,500	$-	$1,811,638	$198,333	$1,095,097	$-	$218,113	$3,880,681

Peter Carlson Former Executive Vice President and Chief Operating Officer (8)	2018	$600,000	$-	$2,836,168	$308,108	$700,000	$-	$3,013,080	$7,457,356
	2017	$237,862	$-			$771,139	$-	$55,044	$1,064,045

(1)

Salary. Amounts reported in the Salary column reflect the actual amount of base salary earned by each NEO in that year for services to Brighthouse and its subsidiaries. Mr. Murphy’s salary reflects his base salary at the rate of $515,000 from January 1, 2018 to June 4, 2018, and at the rate of $600,000 from June 5, 2018 to December 31, 2018. Ms. DeBiase’s salary reflects her base salary at the rate of $575,000 from January 1, 2018 to February 1, 2018, and at the rate of $600,000 from February 2, 2018 to December 31, 2018. For the relationship of each NEO’s 2018 base salary earnings to that officer’s 2018 Total TDC, see page “Compensation Discussion and Analysis – Section 2 – Our 2018 Executive Compensation Program – 2018 Target Total Direct Compensation.”

(2)

Stock Awards. Amounts reported in this column reflect the aggregate grant date fair value calculated in accordance with ASC Topic 718, modified to exclude the effect of estimated forfeitures, of both the 2018 LTI awards granted as RSUs and PSUs under the Employee Plan and the Founders’ Grant awards described below. For a description of the methodology and assumptions made in determining the aggregate grant date fair value of Share awards, see Note 10 of the Notes to the Consolidated and Combined Financial Statements in our 2018 Form 10-K.

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Brighthouse Financial, Inc.	Compensation Tables Summary Compensation Table

2018 LTI Awards – For further discussion of the performance goals applicable to the PSU awards in 2018, see “Compensation Discussion and Analysis – Section 2 – Our 2018 Executive Compensation Program – 2018 Long-Term Incentive Awards.” The table below reports the grant date fair value of the RSUs and PSUs (at the target performance level) granted as part of the 2018 LTI Award.

Name	Grant Date Value of 2018 RSUs	Grant Date Value of 2018 PSUs at Target Performance Level

Eric Steigerwalt	$1,349,349	$1,349,349

Anant Bhalla	$314,815	$314,815

John Rosenthal	$329,822	$329,822

Christine DeBiase	$301,683	$301,731

Conor Murphy	$231,602	$231,602

Peter Carlson	$359,788	$359,788

The following table reports the hypothetical grant date fair value of the PSUs if maximum performance was achieved, in each case as of the date of stockholder approval of the Employee Plan. Maximum payout of the PSUs is 150% of target.

Name	Grant Date Value of 2018 PSUs at Maximum Performance Level

Eric Steigerwalt	$2,024,000

Anant Bhalla	$472,198

John Rosenthal	$494,709

Christine DeBiase	$452,573

Conor Murphy	$347,378

Peter Carlson	$539,682

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Compensation Tables Summary Compensation Table	Brighthouse Financial, Inc.

Founders’ Grants – In 2017, each NEO received a Founders’ Grant in the form of RSUs under the Employee Plan, subject to stockholder approval of our Employee Plan, which was received at our 2018 Annual Meeting on May 23, 2018. Founders’ Grants were a one-time award and were a central element of the total compensation delivered to our NEOs in Fiscal 2017. For all NEOs other than Mr. Murphy, the number of RSUs awarded was based on the amount of the award divided by the closing price of the Company’s common stock on September 8, 2017 (the first Friday after one month of public trading), which was $54.54. For Mr. Murphy, the number of RSUs awarded was based on the amount of the award divided by the closing price of the Company’s common stock on September 11, 2017 (the date he was hired), which was $55.11. For a detailed discussion of the Founders’ Grants, see “Compensation Discussion and Analysis – Section 2 – Our 2018 Executive Compensation Program – Founders’ Grants.” The table below shows for each NEO the value of the Founders’ Grant award in Fiscal 2017, the number of RSUs granted and the grant date fair value of the Founders’ Grant award on the date of stockholder approval.

Name	Founders’ Grant Award	Number of RSUs	Grant Date Fair Value

Eric Steigerwalt	$9,000,000	165,016	$7,937,270

Anant Bhalla	$2,100,000	38,503	$1,851,994

John Rosenthal	$2,200,000	40,337	$1,940,210

Christine DeBiase	$2,012,500	36,899	$1,774,842

Conor Murphy	$1,545,000	28,034	$1,348,435

Peter Carlson	$2,400,000	44,004	$2,116,592

(3)

Option Awards. Amounts reported in this column reflect 2018 LTI awards granted as stock options under the Employee Plan. Each of these awards had a per option exercise price equal to the closing price of a Share on the grant date of $53.47. Amounts in this column reflect the grant date fair value (as of May 23, 2018) calculated in accordance with ASC Topic 718, modified to exclude the effect of estimated forfeitures. For a description of the methodology and assumptions made in determining the aggregate grant date fair value of the option awards, see Note 10 of the Notes to the Consolidated and Combined Financial Statements in our 2018 Form 10-K.

(4)

Non-Equity Incentive Plan Compensation. The amounts in this column include (i) each NEO’s 2018 STI Award earned in respect of service in 2018, and (ii) the cash payments, including interest, earned by each NEO under the Temporary Plan in respect of service to Brighthouse during 2018. The terms of the STI Award are summarized under “Compensation Discussion and Analysis – Section 2 – Our 2018 Executive Compensation Program – 2018 STI Metrics.” The terms of the Temporary Plan are summarized above under “Compensation Discussion and Analysis – Section 2 – Our 2018 Executive Compensation Program – Temporary Deferred Incentive Compensation Plan” and in the narrative footnotes accompanying the “Grants of Plan-Based Awards” table. The table below shows the amount earned by each NEO in 2018 under the STI Award and Temporary Plan.

Name	STI Award	Temporary Plan

Eric Steigerwalt	$2,124,000	$426,703

Anant Bhalla	$961,464	$350,332

John Rosenthal	$1,265,550	$248,981

Christine DeBiase	$849,600	$109,200

Conor Murphy	$828,344	$266,753

Peter Carlson	$-	$700,000

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Brighthouse Financial, Inc.	Compensation Tables Summary Compensation Table

The table below shows the amount, including interest, earned by each NEO for 2018 in respect of the different types of credits under the Temporary Plan.

Name	Fiscal 2018 Payment for Credit in Lieu of 2017 MetLife Equity Award	Fiscal 2018 Payment for Credit for Forfeited MetLife Equity Awards – RSUs	Fiscal 2018 Payment for Credit for Forfeited MetLife Equity Awards – Performance Shares	Fiscal 2018 Payment for Credit for Forfeited MetLife Equity Awards – Stock Options

Eric Steigerwalt	$426,703	$-	$-	$-

Anant Bhalla	$140,000	$52,583	$157,749	$-

John Rosenthal	$248,981	$-	$-	$-

Christine DeBiase	$109,200	$-	$-	$-

Conor Murphy	$-	$106,859	$159,895	$-

Peter Carlson	$-	$144,257	$422,665	$133,078

(5)	All Other Compensation. This column includes contributions made by the Company for each NEO in respect of 2018 to the Brighthouse Savings Plan and the Auxiliary Plan, in the following amounts:

Name	Brighthouse Savings Plan	Auxiliary Plan

Eric Steigerwalt	$23,857	$271,445

Anant Bhalla	$24,263	$122,468

John Rosenthal	$24,313	$152,756

Christine DeBiase	$24,137	$112,983

Conor Murphy	$23,408	$85,293

Peter Carlson	$12,258	$78,178

For Mr. Murphy, the amount disclosed in this column also includes amounts paid by the Company for relocation and related expenses ($106,593, of which $46,880 was reimbursements for the payment of taxes) under the Brighthouse relocation policy, annual corporate credit card fees and his spouse’s travel, meals and related incidental expenses for a business conference in 2018 to which spouses were invited.

For Mr. Carlson, the amount disclosed in this column also includes the following amounts to be paid to Mr. Carlson in connection with his separation from the Company in 2018: a cash payment of $900,000 in lieu of his participation in the STI Plan; an additional cash payment of $1,300,000; and $722,643 under the Temporary Plan for credits that vested upon his separation from the Company. For additional information regarding the separation benefits paid to Mr. Carlson, see “Potential Payments on Termination or Change of Control.”

(6)	Mr. Bhalla ceased serving as Chief Financial Officer effective February 27, 2019, and departed Brighthouse effective March 14, 2019.

(7)

Mr. Murphy was appointed Executive Vice President and Chief Operating Officer effective June 5, 2018. Until that date, Mr. Murphy served as Executive Vice President and Chief Product and Strategy Officer. Mr. Murphy was appointed Interim Chief Financial Officer effective February 27, 2019.

(8)	Mr. Carlson stepped down from the position of Executive Vice President and Chief Operating Officer effective June 4, 2018, and remained employed with Brighthouse through December 31, 2018.

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Compensation Tables Grants of Plan-Based Awards	Brighthouse Financial, Inc.

Grants of Plan-Based Awards in 2018

The table below presents individual awards granted to each NEO for 2018. For information about these awards, see “Compensation Discussion and Analysis – Section 2 – Our 2018 Executive Compensation Program.”

Name	Grant Type	Grant Date (1)	Estimated future payouts under non-equity incentive plan awards			Estimated future payouts under equity incentive plan awards			All Other Stock Awards: Number of Shares of Stock (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (3)
			Threshold ($) (2)	Target ($)	Maximum ($) (2)	Threshold (#) (2)	Target (#)	Maximum (#) (2)

Eric Steigerwalt	Short-Term Incentive		$900,000	$1,800,000	$2,700,000

	Founders’ Grant (RSUs) (4)	5/23/18					165,016					$7,937,270

	Credit In Lieu of 2017 Award (5)	2/16/18		$426,703

	Restricted Stock Units (6)	5/23/18							28,053			$1,349,349

	Performance Share Units (7)	5/23/18				14,026	28,053	42,079				$1,349,349

	Non-Qualified Stock Options (8)	5/23/18								92,137	$53.47	$1,155,398

Anant Bhalla (9)	Short-Term Incentive		$420,000	$840,000	$1,260,000

	Founders’ Grant (RSUs) (4)	5/23/18					38,503					$1,851,994

	Credit In Lieu of 2017 Award (5)	2/16/18		$140,000

	Credit for Forfeited 2016 RSUs (10)	2/16/18		$52,583

	Credit for Forfeited 2016 Performance Shares (11)	2/16/18		$157,749

	Restricted Stock Units (6)	5/23/18							6,545			$314,815

	Performance Share Units (7)	5/23/18				3,272	6,545	9,817				$314,815

	Non-Qualified Stock Options (8)	5/23/18								21,498	$53.47	$269,585

John Rosenthal	Short-Term Incentive		$536,250	$1,072,500	$1,608,750

	Founders’ Grant (RSUs) (4)	5/23/18					40,337					$1,940,210

	Credit In Lieu of 2017 Award (5)	2/16/18		$248,981

	Restricted Stock Units (6)	5/23/18							6,857			$329,822

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Brighthouse Financial, Inc.	Compensation Tables Grants of Plan-Based Awards

Name	Grant Type	Grant Date (1)	Estimated future payouts under non-equity incentive plan awards			Estimated future payouts under equity incentive plan awards			All Other Stock Awards: Number of Shares of Stock (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (3)
			Threshold ($) (2)	Target ($)	Maximum ($) (2)	Threshold (#) (2)	Target (#)	Maximum (#) (2)

	Performance Share Units (7)	5/23/18				3,428	6,857	10,285				$329,822

	Non-Qualified Stock Options (8)	5/23/18								22,522	$53.47	$282,426

Christine DeBiase	Short-Term Incentive		$360,000	$720,000	$1,080,000

	Founders’ Grant (RSUs) (4)	5/23/18					36,899					$1,774,842

	Credit In Lieu of 2017 Award (5)	2/16/18		$109,200

	Restricted Stock Units (6)	5/23/18							6,272			$301,683

	Performance Share Units (7)	5/23/18				3,136	6,273	9,409				$301,731

	Non-Qualified Stock Options (8)	5/23/18								20,602	$53.47	$258,349

Conor Murphy	Short-Term Incentive		$420,000	$840,000	$1,260,000

	Founders’ Grant (RSUs) (4)	5/23/18					28,034					$1,348,435

	Credit for Forfeited 2017 RSUs (12)	2/16/18		$53,543

	Credit for Forfeited 2017 Performance Shares (13)	5/23/18		$164,583

	Credit for Forfeited 2016 RSUs (10)	2/16/18		$53,316

	Credit for Forfeited 2016 PSUs (11)	2/16/18		$159,895

	Restricted Stock Units (6)	5/23/18							4,815			$231,602

	Performance Share Units (7)	5/23/18				2,407	4,815	7,222				$231,602

	Non-Qualified Stock Options (8)	5/23/18								15,816	$53.47	$198,333

Peter Carlson (14)	Short-Term Incentive		$450,000	$900,000	$1,350,000

	Founders’ Grant (RSUs) (4)	5/23/18					44,004					$2,116,592

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Compensation Tables Grants of Plan-Based Awards	Brighthouse Financial, Inc.

Name	Grant Type	Grant Date (1)	Estimated future payouts under non-equity incentive plan awards			Estimated future payouts under equity incentive plan awards			All Other Stock Awards: Number of Shares of Stock (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (3)
			Threshold ($) (2)	Target ($)	Maximum ($) (2)	Threshold (#) (2)	Target (#)	Maximum (#) (2)

	Credit for Forfeited 2017 RSUs (12)	2/16/18		$72,111

	Credit for Forfeited 2017 Performance Shares (13)	5/23/18		$431,020

	Credit for Forfeited 2017 Stock Options (15)	5/23/18		$215,510

	Credit for Forfeited 2016 RSUs (10)	2/16/18		$72,146

	Credit for Forfeited 2016 Performance Shares (11)	2/16/18		$422,665

	Credit for Forfeited 2016 Stock Options (16)	2/16/18		$133,078

	Restricted Stock Units (6)	5/23/18							7,480			$359,788

	Performance Share Units (7)	5/23/18				3,740	7,480	11,220				$359,788

	Non-Qualified Stock Options (8)	5/23/18								24,570	$53.47	$308,108

(1)

The Founders’ Grants under our Employee Plan were awarded on September 8, 2017 to all NEOs other than Mr. Murphy, and on September 11, 2017 to Mr. Murphy. The awards were subject to stockholder approval of the Employee Plan, which was received at our 2018 Annual Meeting on May 23, 2018. The date of stockholder approval reported in this column is considered the grant date of these awards for financial accounting purposes.

The credits under the Temporary Plan disclosed in this table were awarded in connection with the Separation. The grant date reported in this column for the Temporary Plan credits subject to vesting based on 2018 performance reflect the date the performance goals were established by the Compensation Committee for 2018 performance. Payments that will be made following the 2019 performance period were subject to stockholder approval of the material terms of the performance goals under the Temporary Plan; accordingly, the grant date reported in this column is the date stockholder approval was received at our 2018 Annual Meeting on May 23, 2018.

The 2018 LTI awards of PSUs, RSUs and NQSOs under the Employee Plan were approved by our Compensation Committee on February 16, 2018 and granted effective March 1, 2018, subject to stockholder approval of the Employee Plan, which was received at our 2018 Annual Meeting on May 23, 2018. The date of stockholder approval reported in this column is considered the grant date of these awards for financial accounting purposes.

(2)	For the STI and PSUs, the Threshold and Maximum reflect 50% and 150% of target, respectively.

(3)

Amounts reported in this column reflect the aggregate grant date fair value of all equity-based awards granted to the NEOs in 2018 calculated in accordance with ASC Topic 718, modified to exclude the effect of estimated

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Brighthouse Financial, Inc.	Compensation Tables Grants of Plan-Based Awards

forfeitures. For a description of the methodology and assumptions made in determining the aggregate grant date fair value of equity-based awards, see Note 10 of the Notes to the Consolidated and Combined Financial Statements in our 2018 Form 10-K. The aggregate grant date fair value of the PSUs reflects the probable outcome of the performance conditions on the grant date.

(4)	Founders’ Grants of RSUs were subject to the Company’s achievement of one or more performance goals established by the Compensation Committee. All Founders’ Grants vested on September 30, 2018.

(5)

Represents the second tranche, including interest, of the credit under the Temporary Plan awarded in 2017 in respect of forgone 2017 equity awards from MetLife. This second tranche of the credit vested on March 28, 2019, subject to the achievement of one or more 2018 performance goals established by the Compensation Committee on February 16, 2018.

(6)

The Compensation Committee awarded RSUs to our NEOs as part of their 2018 LTI Awards under the Employee Plan. RSUs are scheduled to ratably vest at a rate of one-third of the award on the first three anniversaries of March 1, 2018. The value at vesting will depend on Brighthouse’s stock price at the time of vesting. For additional information about the RSUs, see “Compensation Discussion & Analysis – Section 2 – Our 2018 Executive Compensation Program – 2018 Long-Term Incentive Awards.”

(7)

The Compensation Committee awarded PSUs to our NEOs as part of their 2018 LTI Awards under the Employee Plan. PSUs are scheduled to cliff vest on March 1, 2021. Whether any PSUs actually vest and the value at vesting will depend both on Brighthouse’s stock price at the time of vesting and on Brighthouse’s actual achievement of metrics approved by the Compensation Committee (Corporate Expense Reduction (60%) and Capital Return (40%)). Each PSU Metric has a threshold performance level (payout of 50% of target value), target performance level (100% of target value) and maximum performance level (150% of target value). For additional information about the PSUs, see “Compensation Discussion & Analysis – Section 2 – Our 2018 Executive Compensation Program – 2018 Long-Term Incentive Awards.”

(8)

The Compensation Committee awarded NQSOs to our NEOs as part of their 2018 LTI Awards under the Employee Plan. NQSOs are scheduled to ratably vest at a rate of one-third of the award on each of the first three anniversaries of March 1, 2018, and expire on February 29, 2028. The exercise price of the NQSOs was the closing price of the Company’s common stock on the grant date of March 1, 2018. For additional information about the NQSOs, see “Compensation Discussion & Analysis – Section 2 – Our 2018 Executive Compensation Program – 2018 Long-Term Incentive Awards.”

(9)

Mr. Bhalla departed Brighthouse as of March 14, 2019. Amounts reported in this table for Mr. Bhalla have not been adjusted to reflect the separation agreement between Mr. Bhalla and Brighthouse Services, which provided that (i) the post-separation treatment of Mr. Bhalla’s equity awards was in accordance with the Employee Plan and the applicable award agreements, and (ii) the post-separation treatment of Mr. Bhalla’s Temporary Plan credits was in accordance with the Temporary Plan.

(10)

Represents the final tranche, including interest, of the credit under the Temporary Plan awarded in respect of a MetLife restricted stock unit award granted by MetLife in 2016 that had not vested and was forfeited as a result of the Separation. This portion of the credit vested on March 1, 2019, and was subject to the achievement of one or more 2018 performance goals established by the Compensation Committee on February 16, 2018.

(11)

Represents the full value, including interest, of the credit under the Temporary Plan awarded in respect of a MetLife performance share award granted by MetLife in 2016 that had not vested and was forfeited as a result of the Separation. This credit vested in full on February 23, 2019, and was subject to the achievement of one or more performance goals established by the Compensation Committee for the 2017 and 2018 performance periods.

(12)

Represents the second tranche, including interest, of the credit under the Temporary Plan awarded in respect of a MetLife restricted stock unit award granted by MetLife in 2017 that had not vested and was forfeited as a result of the Separation. This portion of the credit vested on March 1, 2019, and was subject to the achievement of one or more 2018 performance goals established by the Compensation Committee on February 16, 2018.

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Compensation Tables Grants of Plan-Based Awards	Brighthouse Financial, Inc.

(13)

Represents the full value, including interest, of the credit under the Temporary Plan awarded in respect of a MetLife performance share award granted by MetLife in 2017 that was forfeited as a result of the Separation. This credit will vest in full on February 20, 2020, and is subject to the achievement of one or more performance goals established by the Compensation Committee for the 2017, 2018, and 2019 performance periods.

(14)

Mr. Carlson departed Brighthouse on December 31, 2018. Amounts reported in this table for Mr. Carlson have not been adjusted to reflect the separation agreement between Mr. Carlson and a Brighthouse Services, which provided that the post-separation treatment of Mr. Carlson’s equity awards was in accordance with the Employee Plan and the applicable award agreements, and the post-separation treatment of Mr. Carlson’s Temporary Plan credits was in accordance with the Temporary Plan.

(15)

Represents the full value, including interest, of the credit under the Temporary Plan awarded in respect of a MetLife stock option award granted by MetLife in 2017 that had not vested and was forfeited as a result of the Separation. This credit will vest in full on February 28, 2020, and is subject to the achievement of one or more performance goals established by the Compensation Committee for the 2017, 2018 and 2019 performance periods.

(16)

Represents the full value, including interest, of the credit under the Temporary Plan awarded in respect of a MetLife stock option award granted by MetLife in 2016 that had not vested and was forfeited as a result of the Separation. This credit vested on February 23, 2019, and was subject to the achievement of one or more performance goals established by the Compensation Committee for the 2017 and 2018 performance periods.

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Brighthouse Financial, Inc.	Compensation Tables Outstanding Equity Awards at 2018 Fiscal Year-End

Outstanding Equity Awards at 2018 Fiscal Year-End

The table below provides information concerning unexercised options and stock-based awards that have not vested for each NEO as of December 31, 2018.

Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#) (2)	Market Value of Shares or Units that Have Not Vested (#) (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (4)	Equity Incentive Plan Awards: Market or Payout Value Of Unearned Shares, Units or Other Rights That Have Not Vested ($) (5)
Eric Steigerwalt						28,053	$855,055
								14,026	$427,512
		92,137		$53.47	2/29/2028
Anant Bhalla(6)						6,545	$199,492
								3,272	$99,731
		21,498		$53.47	2/29/2028
John Rosenthal						6,857	$209,001
								3,428	$104,485
		22,522		$53.47	2/29/2028
Christine DeBiase						6,272	$191,171
								3,136	$95,585
		20,602		$53.47	2/29/2028
Conor Murphy						4,815	$146,761
								2,407	$73,365
		15,816		$53.47	2/29/2028
Peter Carlson(7)						7,480	$227,990
								3,740	$113,995
		24,570		$53.47	2/29/2028

(1)	Represents NQSOs granted on March 1, 2018, and approved by stockholders on May 23, 2018, of which one-third vests annually on March 1 of each of 2019, 2020 and 2021.

(2)	Represents RSUs granted on March 1, 2018, and approved by stockholders on May 23, 2018. One-third of the total award vests annually on March 1 of each of 2019, 2020 and 2021.

(3)	The market value of RSUs was determined by multiplying the number of shares by $30.48, the closing price of the Company’s common stock on December 31, 2018.

(4)

Represents PSUs granted on March 1, 2018, and approved by stockholders on May 23, 2018, paid at threshold (50% of target value). The PSUs will cliff-vest on March 1, 2021, subject to achievement of specified performance criteria.

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Compensation Tables Option Exercises and Stock Vested	Brighthouse Financial, Inc.

(5)	The market value of PSUs was determined by multiplying the number of shares paid at threshold (50% of target value) by $30.48, the closing price of the Company’s common stock on December 31, 2018.

(6)

Mr. Bhalla departed Brighthouse as of March 14, 2019. In accordance with the terms of the Employee Plan and the applicable award agreements, upon termination of Mr. Bhalla’s appointment, his equity awards reported in this table were treated as follows: (a) 2,363 of Mr. Bhalla’s outstanding PSUs vested upon his separation from Brighthouse, and the remaining PSUs were forfeited; (b) 2,182 RSUs vested as scheduled on the March 1, 2019 vesting date, and the remaining RSUs were forfeited; and (c) 7,166 NQSOs vested as scheduled on the March 1, 2019 vesting date and were exercisable for 30 days after the termination date, and the remaining NQSOs were forfeited.

(7)	All of Mr. Carlson’s awards reported in this table were cancelled as of December 31, 2018, per the terms of the Employee Plan, applicable award agreements and his separation agreement.

Option Exercises and Stock Vested in 2018

The following table provides information regarding all RSUs and PSUs held by the NEOs that vested during 2018 and options that were exercised by NEOs during 2018.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#) (1)	Value Realized on Vesting ($) (2)
Eric Steigerwalt	165,016	$7,300,308
Anant Bhalla	38,503	$1,703,373
John Rosenthal	40,337	$1,784,509
Christine DeBiase	36,899	$1,632,412
Conor Murphy	28,034	$1,240,224
Peter Carlson	44,004	$1,946,737

(1)	Represents vesting of the Founders’ Grants on September 30, 2018.

(2)	Represents the number of vested Founders’ Grants Shares multiplied by the $44.24 closing price of the Company’s common stock on September 30, 2018.

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Brighthouse Financial, Inc.	Compensation Tables Nonqualified Deferred Compensation

Nonqualified Deferred Compensation in 2018

The table below presents nonqualified deferred compensation paid to our NEOs for 2018.

Name	Plan Name	Executive Contributions in Last Fiscal Year ($)	Company Contributions in Last FY ($)(1)	Aggregate Gains (Losses) in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(2)

Eric Steigerwalt	Auxiliary Plan	$-	$271,445	($28,886)	$-	$499,468

Anant Bhalla	Auxiliary Plan	$-	$122,468	($17,644)	$-	$204,562

John Rosenthal	Auxiliary Plan	$-	$152,756	($16,594)	$-	$313,482

Christine DeBiase	Auxiliary Plan	$-	$112,983	($12,205)	$-	$180,735

Conor Murphy	Auxiliary Plan	$-	$85,293	($3,546)	$-	$85,728

Peter Carlson	Auxiliary Plan	$-	$78,178	($10,190)	$-	$142,658

(1)	Amounts in this column are reported as components of employer contributions to the Auxiliary Plan for Fiscal 2017 in the “All Other Compensation” column of the Summary Compensation Table above.

(2)

Amounts in this column that were previously reported as compensation in the Summary Compensation Table included in the 2018 Proxy Statement are as follows: Mr. Steigerwalt ($108,632); Mr. Bhalla ($51,539); Mr. Rosenthal ($66,236); Ms. DeBiase ($41,146); and Mr. Carlson ($42,660). Mr. Murphy was not an NEO in 2017.

Auxiliary Plan

NEOs and other eligible employees who elected to contribute a portion of their eligible compensation under the tax-qualified Brighthouse Savings Plan in 2018 received a Company matching contribution which is equal to 100% of up to the first 6% of their eligible compensation in that plan in 2018. In addition, a non-elective Company contribution equal to 3% of the compensation is allocated to eligible employees in that plan in 2018. The Code limits compensation that is eligible for employer contributions under the Brighthouse Savings Plan. In 2018, the Company could not make contributions based on compensation over $275,000.

NEOs and other eligible employees who elected to participate in the Brighthouse Savings Plan during 2018 were credited under the Auxiliary Plan with a percentage of their eligible compensation beyond the compensation limit. The Company contribution, including both the matching and non-elective contribution, was determined using the same employee contribution rate and Company contribution rate as applied under the Brighthouse Savings Plan. This Company contribution is credited to an account established for the employee under the nonqualified Auxiliary Plan. Auxiliary Plan balances are paid in a lump sum as soon as administratively practicable after termination of employment.

Amounts in the Auxiliary Plan are subject to the requirements of Section 409A of the Code (“Section 409A”). Payments to the top 50 highest paid officers that are due upon separation from service are delayed for six months following their separation, in compliance with Section 409A.

Employees may choose from a number of simulated investments for their Auxiliary Plan accounts. These simulated investments were identical to the core funds offered under the Brighthouse Savings Plan in 2018. Employees may change the simulated investments for new Company contributions to their Auxiliary Plan accounts at any time.

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Compensation Tables Nonqualified Deferred Compensation	Brighthouse Financial, Inc.

The following table shows the simulated investment return for each of the alternatives under the Auxiliary Plan for calendar year 2018.

Fund Name	2018 Return
Schwab Government Money Fund – Investor Shares	1.50%
Western Asset Core Bond Fund Class Investor Shares	-0.67%
Vanguard Inflation-Protected Securities Fund Admiral Shares	-1.39%
Vanguard Value Index Fund Admiral Shares	-5.43%
Vanguard 500 Index Fund Admiral Shares	-4.43%
Vanguard Mid-Cap Index Fund Admiral Shares	-9.23%
Vanguard Small Cap Index Fund Admiral Shares	-9.31%
Fidelity Nasdaq Composite Index	-3.18%
Fidelity Overseas Fund	-14.69%
Vanguard Emerging Markets Stock Index Fund Admiral Shares	-14.58%
Cohen & Steers Real Estate Securities Fund, Inc. Class Institutional	-4.29%
American Funds 2010 Target Date Retirement Fund – Class R6	-2.49%
American Funds 2015 Target Date Retirement Fund – Class R6	-2.72%
American Funds 2020 Target Date Retirement Fund – Class R6	-2.69%
American Funds 2025 Target Date Retirement Fund – Class R6	-3.47%
American Funds 2030 Target Date Retirement Fund – Class R6	-4.16%
American Funds 2035 Target Date Retirement Fund – Class R6	-5.14%
American Funds 2040 Target Date Retirement Fund – Class R6	-5.52%
American Funds 2045 Target Date Retirement Fund – Class R6	-5.58%
American Funds 2050 Target Date Retirement Fund – Class R6	-5.61%
American Funds 2055 Target Date Retirement Fund – Class R6	-5.65%
American Funds 2060 Target Date Retirement Fund – Class R6	-5.64%

70  |  2019 Proxy Statement

Brighthouse Financial, Inc.	Compensation Tables Potential Payments Upon Termination or Change in Control

Potential Payments Upon Termination or Change in Control

The following table sets forth, for each NEO, an estimate of potential payments the NEO would have received at, following, or in connection with a termination of employment under the circumstances described below on December 31, 2018 (the “Trigger Date”).

		Trigger Events(1)

Name	Benefits and Payments	Voluntary Termination(2)	Involuntary Not- For-Cause Termination(3)	Change of Control with no Termination(4)	Involuntary Not-For-Cause or Good Reason Termination in Connection with Change in Control(5)	Death(6)

Eric Steigerwalt	Base Salary		$ 900,000		$1,800,000
	Annual STI		$3,600,000		$5,400,000
	Temporary Plan –Forfeited(7)
	Temporary Plan – 2017 Equity(8)	$ 862,661	$ 862,661		$ 862,661	$862,661
	RSUs(9)	$ 855,055	$ 855,055	$ 855,055	$ 855,055	$855,055
	PSUs(10)	$ 855,055	$ 855,055	$ 855,055	$ 855,055	$855,055
	Stock Options(11)
	Miscellaneous Payments(12)		$ 29,416		$ 53,874
	Total	$2,572,772	$7,102,189	$1,710,111	$9,826,646	$2,572,772

Anant Bhalla	Base Salary		$ 600,000		$1,200,000
	Annual STI		$1,680,000		$2,520,000
	Temporary Plan –Forfeited(7)		$ 210,332		$ 210,332	$210,332
	Temporary Plan –2017 Equity(8)		$ 273,694		$ 273,694	$273,694
	RSUs(9)			$ 199,492	$ 199,492	$199,492
	PSUs(10)			$ 199,492	$ 199,492	$199,492
	Stock Options(11)
	Miscellaneous Payments(12)		$ 29,416		$ 53,874
	Total	$ 0	$2,793,443	$ 398,983	$4,656,883	$883,009

John Rosenthal	Base Salary		$ 550,000		$1,100,000
	Annual STI		$2,145,000		$3,217,500
	Temporary Plan – Forfeited(7)
	Temporary Plan – 2017 Equity(8)	$ 503,363	$ 503,363		$ 503,363	$503,363
	RSUs(9)	$ 209,001	$ 209,001	$ 209,001	$ 209,001	$209,001
	PSUs(10)	$ 209,001	$ 209,001	$ 209,001	$ 209,001	$209,001
	Stock Options(11)
	Miscellaneous Payments(12)		$ 29,416		$ 53,874
	Total	$ 921,366	$3,645,782	$ 418,003	$5,292,739	$921,366

Christine DeBiase	Base Salary		$ 600,000		$1,200,000
	Annual STI		$1,440,000		$2,160,000
	Temporary Plan – Forfeited(7)
	Temporary Plan – 2017 Equity(8)	$ 220,769	$ 220,769		$ 220,769	$220,769
	RSUs(9)	$ 191,171	$ 191,171	$ 191,171	$ 191,171	$191,171
	PSUs(10)	$ 191,171	$ 191,171	$ 191,171	$ 191,171	$191,171
	Stock Options(11)
	Miscellaneous Payments(12)		$ 29,416		$ 53,874
	Total	$ 603,111	$2,672,527	$ 382,341	$4,016,984	$603,111

2019 Proxy Statement  |  71

Compensation Tables Potential Payments Upon Termination or Change in Control	Brighthouse Financial, Inc.

		Trigger Events(1)

Name	Benefits and Payments	Voluntary Termination(2)	Involuntary Not- For-Cause Termination(3)	Change of Control with no Termination(4)	Involuntary Not-For-Cause or Good Reason Termination in Connection with Change in Control(5)	Death(6)

	Base Salary		$ 600,000		$1,200,000

	Annual STI		$1,680,000		$2,520,000

	Temporary Plan – Forfeited(7)		$ 486,197		$ 486,197	$486,197

	Temporary Plan – 2017 Equity(8)

Conor Murphy	RSUs(9)			$ 146,761	$ 146,761	$146,761

	PSUs(10)			$ 146,761	$ 146,761	$146,761

	Stock Options(11)

	Miscellaneous Payments(12)		$ 29,416		$ 53,874

	Total	$ 0	$2,795,614	$ 293,522	$4,553,593	$779,720

(1)

The table does not include termination for cause because such termination does not result in the NEO receiving any additional payments or benefits. “Cause” is defined as the NEO’s conviction or plea of nolo contendere to a felony; act of dishonesty or misconduct that results in, or is believed likely to result in, material damage to Brighthouse’s business or reputation; or a material violation of a Company policy or agreement, where the violation played a role in Brighthouse’s decision to terminate the NEO.

All values for equity-related payments assume the triggering event took place on the Trigger Date, on which the closing price of the Company’s common stock was $30.48.

(2)

If an NEO voluntarily terminates employment after the NEO’s Rule of 65 Date (other than a termination for “Cause”): (a) awards under the Employee Plan continue to vest on the same schedule as if the NEO remained employed with Brighthouse; and (b) credits in respect of forgone 2017 MetLife equity awards under the Temporary Plan immediately vest and will be paid on the payment schedule set forth in the Plan, subject to the achievement of the performance metrics established for each tranche. Mr. Steigerwalt, Mr. Rosenthal, and Ms. DeBiase have satisfied Rule of 65 conditions; Mr. Bhalla and Mr. Murphy have not, and therefore do not receive any additional payouts or vesting of outstanding awards on a voluntary resignation.

(3)

Under the terms of the Severance Plan, an NEO who is involuntarily terminated not for cause would receive: (a) a lump sum equal to the sum of the NEO’s base salary plus the target STI award for the year of separation; (b) a lump sum in lieu of STI award payment equal to the prorated target STI award in the year of termination (plus, if the termination occurs before the prior year’s STI award was paid, a lump sum in lieu of STI award payment equal to the prior year’s STI award); and (c) a lump sum equal to 12 months of premiums at COBRA rates and executive outplacement services. Payment of these severance benefits is conditioned on the NEO’s execution of a separation agreement, waiver and general release within the required time period, and abiding by certain covenants, including those contained in the Agreement to Protect Corporate Property (the “ATPCP”), and non-interference with the Company’s business.

Treatment of equity awards granted in 2018 is as provided in the Employee Plan and the applicable award agreement. If the NEO is terminated without Cause after the NEO’s Rule of 65 Date, awards continue to vest on the same schedule as if the NEO remained employed with Brighthouse. If the NEO is terminated without Cause before the NEO’s Rule of 65 Date, then: (a) RSUs – all unvested RSUs would be forfeited; (b) PSUs – a prorated number of PSUs would be payable based on the number of months that lapse after the most recent vesting event, divided by the total number of months in the vesting period (36), provided at least one year has elapsed from grant date (since the Trigger Date is less than one year from the grant date, no PSUs would be payable); and (c) NQSOs – all unvested NQSOs would be forfeited.

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Brighthouse Financial, Inc.	Compensation Tables Potential Payments Upon Termination or Change in Control

Treatment of credits under the Temporary Plan is as follows. If the NEO is terminated without Cause after the NEO’s Rule of 65 Date, credits in respect of forgone 2017 MetLife equity awards immediately vest upon the termination and will be paid on the payment schedule set forth in the Temporary Plan, subject to the achievement of the performance metrics established for each tranche. If the NEO is terminated without Cause before the NEO’s Rule of 65 Date, any outstanding credits under the Temporary Plan will vest when the separation agreement becomes final only if the NEO enters into a separation agreement, waiver and general release within the required time period. Payment of the vested credits would be made on the payment schedule set forth in the Plan, subject to the achievement of the performance metrics established for each tranche.

(4)

If the Compensation Committee determines that an award under the Employee Plan will not be assumed or an alternative award will not be provided in connection with a change of control, all RSUs and PSUs would vest and become immediately payable at target, and NQSOs would become immediately exercisable. This column assumes the awards were not assumed and alternative awards were not provided in connection with a change of control on the Trigger Date.

In the event of a change of control, no amendments can be made to the Temporary Plan after a change of control that would decrease the amount of deferred compensation credited to participants under the Temporary Plan as of the date of the change of control or modify the time or form of distributions under the Temporary Plan.

(5)

Under the terms of the Change of Control Plan, the NEO would receive severance payments if the NEO is terminated involuntarily without cause or if the NEO discontinues their employment for “good reason” within two years of a change of control, or upon the occurrence of a potential change of control, if the NEO is terminated involuntarily without cause within six months prior to a change of control. In any of these events, the NEO would receive: (a) a lump sum equal to two times the sum of base salary plus the target STI award for the year of separation; (b) a lump sum in lieu of STI award payment equal to the prorated target STI award in the year of termination (plus, if the termination occurs before the prior year’s STI award was paid, a lump sum in lieu of STI award payment equal to the prior year’s STI award); and (c) a lump sum equal to 24 months of premiums at COBRA rates and 12 months of executive outplacement services. Payment of these severance benefits is conditioned on the NEO’s execution of a separation agreement, waiver and general release within the required time period, abiding by certain covenants, including those contained in the ATPCP, and non-interference with the Company’s business. The amounts reflected in this column do not account for potential reductions of payments or benefits under the Change of Control Plan due to the imposition of excise taxes under Section 4999 of the Code (“Section 4999”). In the event any payments or benefits under the Change of Control Plan, together with any other payments or benefits under other agreements, plans or arrangements, would subject an NEO to an excise tax under Section 4999, and such payments or benefits will be reduced to the extent necessary to avoid the imposition of the excise tax unless the NEO would be better off on an after-tax basis receiving all such payments and benefits.

Treatment of equity awards granted in 2018 is as provided in the Employee Plan and applicable award agreement, which provide that all RSUs and PSUs would immediately vest upon termination and be payable at target on the same schedule as if the NEO remained actively employed, and all NQSOs would become immediately exercisable.

(6)

In the event of an NEO’s termination due to death, RSUs and PSUs immediately vest and become payable at target, and NQSOs become immediately exercisable. All credits under the Temporary Plan vest immediately. Payments in respect of such credits will be made as soon as administratively practicable following the original vesting date(s), without regard to the requirement that the Section 162(m) performance metrics established for each year are achieved.

(7)

Represents estimated value of credits under the Temporary Plan in respect of awards that were granted by MetLife to the NEO and subsequently forfeited as a result of the Separation, plus interest, that had not yet been paid on the Trigger Date.

(8)

Represents estimated value of credits under the Temporary Plan awarded to the NEO in 2017 in respect of forgone 2017 equity awards from MetLife, plus interest, that had not yet been paid on the Trigger Date.

2019 Proxy Statement  |  73

Compensation Tables Equity Compensation Plan Information	Brighthouse Financial, Inc.

(9)	The value of RSUs is calculated by multiplying the number of vesting RSUs by the closing price of the Company’s common stock on the Trigger Date.

(10)	The value of PSUs is calculated at target payout by multiplying the number of PSUs awarded at target by the closing price on the Trigger Date.

(11)	All NQSOs were underwater and had no value on the Trigger Date.

(12)	Includes payments for COBRA and executive outplacement services.

Payments to Mr. Carlson Upon the Termination of His Employment

Mr. Carlson stepped down as Executive Vice President and Chief Operating Officer as of June 4, 2018. In connection with Mr. Carlson’s agreeing to remain employed as special advisor until December 31, 2018, he entered into a letter agreement with Brighthouse Services, under which Mr. Carlson (i) continued to receive his base salary of $600,000 through December 31, 2018, less deductions such as applicable tax withholding; (ii) received a lump sum cash payment of $900,000 on or before March 15, 2019, in lieu of his participation in the STI Plan; (iii) in accordance with the terms of the Temporary Plan, became vested in all of his benefits under the Temporary Plan, which will be paid out in accordance with the payment schedules set forth in such plan; and (iv) received an additional lump sum cash payment of $1,300,000. Mr. Carlson forfeited all of his equity awards that had not vested as of December 31, 2018. Under the terms of the agreement, Mr. Carlson will be subject to certain customary covenants, including restrictions on the disclosure of confidential information, disparagement, interference or competition, solicitation or hiring of employees, and solicitation of customers.

Payments to Mr. Bhalla Upon the Termination of His Employment

In connection with Mr. Bhalla’s departure from Brighthouse, Mr. Bhalla entered into a Separation Agreement, Waiver and General Release, dated March 15, 2019, with Brighthouse Services a pursuant to which Mr. Bhalla will receive severance benefits under the Severance Plan, as well as an additional cash payment of $500,000. Mr. Bhalla’s 2018 equity awards were treated as described in Note 9 to the 2018 Grants of Plan-Based Awards table. Under the terms of the agreement, Mr. Bhalla will be subject to certain customary covenants, including restrictions on the disclosure of confidential information, disparagement, interference or competition, solicitation or hiring of employees, and solicitation of customers.

Treatment of Equity Awards Granted in 2019 or Later

Following an involuntary termination that is not for cause, awards granted in 2019 or later will continue to vest on the same schedule as if the NEO continued in employment.

Equity Compensation Plan Information as of December 31, 2018

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted- average exercise price of outstanding options, warrants and rights		Number of securities available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	631,224	(1)	$53.47	(2)	6,675,563	(3)
Equity compensation plans not approved by security holders	-		-		-
Total	631,224		$53.47		6,675,563

(1)

Represents the number of underlying Shares associated with outstanding NQSOs (217,990), RSUs (293,678) and PSUs (99,549, assuming the maximum number of PSUs will be earned) under the Employee Plan, and RSUs (20,007) under the Director Plan.

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Brighthouse Financial, Inc.	CEO Pay Ratio

(2)	Represents the weighted-average exercise price of outstanding options only.

(3)

The Shares authorized in the following plans are available for future issuance: Employee Plan – 5,747,668 (out of 7,000,000); Director Plan – 366,793 (out of 400,000); and Brighthouse Financial, Inc. Employee Stock Purchase Plan (“ESPP”) – 561,102 (out of 600,000). As of December 31, 2018, no Shares were subject to an outstanding right to purchase under the ESPP.

CEO Pay Ratio

Identification of the Median Employee. To identify our median employee, we first calculated the total target cash compensation for all 1,257 employees (excluding the CEO) who were employed by Brighthouse (or its affiliates) as of December 31, 2018. Total target cash compensation includes base salary and target short-term incentive or cash sales incentives, which have been annualized for employees who were employed by Brighthouse (or its affiliates) for less than the full year. We then used the median total target cash compensation to identify the median employee. We have determined total target cash compensation to be a consistently applied compensation measure that we can apply to all employees, year over year, that reasonably reflects the annual compensation of our employees. We selected December 31, 2018 because it enabled us to efficiently apply the metric to our employee population and identify the median employee. We did not exclude any employees from the population and did not make any adjustments to any employee’s compensation.

Pay Ratio. After identifying the median employee, we calculated the median employee’s compensation in accordance with rules governing computation of the CEO’s pay in the Summary Compensation Table. The median of the annual total compensation of all employees of our company (other than our CEO) was $123,178, and the total compensation of our CEO, as reported in the Summary Compensation Table, was $15,537,371. Based on this information, for 2018 the reasonably estimated ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was 126 to 1.

The CEO’s total compensation used to calculate the pay ratio included his Founders’ Grant, which was a one-time award of RSUs valued at $9 million on the date of the award, and with a grant date fair value of $7,937,270 on the date of stockholder approval of the Employee Plan, as reported in the Summary Compensation Table. Although the Founders’ Grant was awarded to the CEO in 2017 in connection with the Separation, it is reported as granted in 2018 because it was subject to stockholder approval of the Employee Plan at our 2018 Annual Meeting. Removing the Founders’ Grant from the CEO’s total compensation would significantly reduce the pay ratio.

The ratio and total compensation amount may not be directly comparable to those of other companies because the methodologies and assumptions used to identify the median employee and determine that employee’s total compensation, the composition and location of the workforce, and other factors may vary significantly among companies.

2019 Proxy Statement  |  75

Certain Relationships and Related Person Transactions	Brighthouse Financial, Inc.

Certain Relationships and Related Person Transactions

Relationships and Transactions Related to the Separation

The Separation from MetLife

On August 4, 2017, MetLife completed the spin-off of Brighthouse.

Relationship with MetLife Following the Separation

Prior to the completion of the Separation, we were a wholly-owned subsidiary of MetLife, and were part of MetLife’s consolidated business operations. Following the Separation, MetLife and its affiliates held approximately 19.2% of our outstanding common stock. On June 14, 2018, MetLife divested its remaining Shares. As a result, MetLife and its subsidiaries and affiliates are no longer considered related parties subsequent to such divestiture.

Agreements Between Us and MetLife

As part of the Separation, we entered into a master separation agreement with MetLife (the “Master Separation Agreement”) and several other agreements with MetLife to effect the Separation and to provide a framework for our relationship with MetLife after the Separation (the “transaction documents”). These agreements include, among others, the agreements described below. Certain of the agreements summarized in this section have been filed with the SEC, and the following summaries of those agreements are qualified in their entirety by reference to those agreements.

Master Separation Agreement

The Master Separation Agreement sets forth our agreements with MetLife relating to the ownership of certain assets and the allocation of certain liabilities in connection with the Separation. It also sets forth other agreements governing our relationship with MetLife after the Separation, including certain payment obligations between the parties.

The separation of our business

The Master Separation Agreement generally allocates certain assets and liabilities between us and MetLife according to the business to which such assets and liabilities primarily relate, which is consistent with the basis of presentation of our historical financial statements. Under the Master Separation Agreement, we perform, discharge and fulfill certain liabilities related to our businesses (which, in the case of tax matters, are governed in part by the Tax Separation Agreement and Tax Receivables Agreement (each, as described below)). The Master Separation Agreement also provides for the transfer of certain information and records among us and MetLife and rights to, and access to, certain information and records following the Separation. Additionally, under the Master Separation Agreement, we had a license to use certain trademarks and the “MetLife” name in certain limited circumstances, which expired in early 2019.

Provisions relating to indemnification and liability insurance

The Master Separation Agreement includes certain provisions related to indemnification of (i) MetLife and certain affiliated persons by us and (ii) us and certain of our affiliated persons by MetLife. The Master Separation Agreement also includes certain provisions related to the procurement of certain liability insurance coverage.

Subject to certain exceptions, we agreed to indemnify, hold harmless and defend MetLife (excluding any member of Brighthouse) and certain related persons from and against all liabilities relating to, arising out of or resulting from:

•

us, including the operations, liabilities and obligations of our business, or the failure by us to pay, perform or otherwise promptly discharge any liabilities or contractual obligations of our businesses, in each case arising before or after the completion of the Separation other than the specified liabilities described below;

•

except to the extent it relates to a liability assumed by MetLife, any guarantee, indemnification obligation, surety bond or other credit support arrangement by MetLife for our benefit that survived the Separation;

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Brighthouse Financial, Inc.	Certain Relationships and Related Person Transactions

•

certain specified liabilities including liabilities relating to certain historical businesses, liabilities for our products or distribution and sales thereof, certain employee related liabilities and certain other specified liabilities, as well as our share of certain shared liabilities;

•	any breach by us of the Master Separation Agreement, the other transaction documents, or documents entered into in connection with the restructuring or our certificate of incorporation or bylaws;
•

any untrue statement of, or omission to state, a material fact in MetLife’s public filings to the extent it was as a result of information that we, or certain persons who, following the Separation, were our employees, furnished to MetLife or which MetLife incorporated by reference from our public filings, if that statement or omission was made or occurred after the completion of the Separation;

•

any distribution or servicing agreements assigned, in whole or in part (and if in part, solely relating to, arising out of or resulting from such part), to us by MetLife in connection with the Separation, from and after the effective date of such assignment;

•

any untrue statement of, or omission to state, a material fact in our registration statement on Form 10 that was declared effective by the SEC on July 6, 2017 (the “Form 10”), except to the extent the statement was made or omitted in reliance upon information provided to us by MetLife or (other than certain of MetLife’s employees who became our employees at or prior to the Separation) expressly for use in such Form 10;

•

any losses related to liabilities assumed by us from MetLife pursuant to the terms of the Master Separation Agreement or the failure by us to obtain any required consent, approval, release, substitution or amendment in connection with the novation of assumed liabilities;

•

any liabilities of MetLife under or relating to the applicable New England Life Insurance Company (“NELICO”) employee benefit plans that are subject to the Employee Retirement Income Security Act of 1974, as amended (“NELICO Plans”), including pursuant to any guarantee made by MetLife thereunder or in respect thereof; provided that we may set off against any such indemnification obligation thereunder any unpaid amounts due from MetLife in respect of the payments by MetLife with respect to NELICO Plans as contemplated by one of the transaction documents;

•	in the case of any applicable NELICO Plan where services continue to be provided by a third party through a contract with MetLife after Separation, any breach by us of such third-party contract;
•

the failure by us to timely provide employment termination information to MetLife, as required by one of the transaction agreements, but only where such failure results in the imposition of penalties under Section 409A of the Code; and

•	the provision of certain information by MetLife to us pursuant to the Employee Matters Agreement (“EMA”).

Subject to certain exceptions, MetLife agreed to indemnify, hold harmless and defend us, and certain related persons from and against all liabilities relating to, arising out of or resulting from:

•

MetLife and its affiliates (other than Brighthouse), including the operations, liabilities and obligations of their businesses, or the failure by MetLife or its affiliates (other than Brighthouse) to pay, perform or otherwise promptly discharge any liabilities or contractual obligations of MetLife’s or its affiliates’ (other than Brighthouse) businesses, in each case arising before or after the completion of the Separation other than the specified liabilities described below;

•

except to the extent it relates to a liability assumed by us, any guarantee, indemnification obligation, surety bond or other credit support arrangement by us for MetLife’s benefit that survived the Separation;

•

certain specified liabilities, including liabilities relating to certain historical businesses, liabilities for MetLife’s products or distribution and sales thereof, certain employee related liabilities relating to MetLife providing administrative services and other services for certain benefit plans and specified statutory obligations, and certain other specified liabilities, as well as MetLife’s share of certain shared liabilities;

•

any breach by MetLife or any of its affiliates (other than Brighthouse) of the Master Separation Agreement, any of the other transaction documents or documents entered into in connection with the restructuring or its certificate of incorporation or bylaws;

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Certain Relationships and Related Person Transactions	Brighthouse Financial, Inc.

•

any untrue statement of, or omission to state, a material fact in our public filings to the extent it was as a result of information that MetLife, or certain persons who, following the Separation, were MetLife’s employees, furnished to us or which we incorporated by reference from MetLife’s public filings, if that statement or omission was made or occurred after the completion of the Separation;

•

any losses related to liabilities to be retained by MetLife pursuant to the terms of the Master Separation Agreement or the failure by MetLife to obtain any required consent, approval, release, substitution or amendment in connection with such retained liabilities;

•

any untrue statement of, or omission to state, a material fact in the Form 10, except to the extent the statement was made or omitted in reliance upon information provided to MetLife by us (other than certain of our employees who became our employees at or prior to the Separation) expressly for use in such Form 10;

•

the failure by MetLife to timely provide or to provide timely access, in each case as required by the Master Separation Agreement, to us of the applicable records of the applicable NELICO Plans and certain other plans as provided in the Master Separation Agreement;

•	the provision of certain information by us to MetLife pursuant to the EMA;
•	the sale of Brighthouse Life Insurance Company’s (“Brighthouse Insurance”) interest in a Chinese joint venture (“ML China”) to Metropolitan Life Insurance Company, a MetLife subsidiary (“MLIC”);
•

any obligation pursuant to any abandoned property, unclaimed property, escheatment or similar law in connection with, relating to, arising out of, or resulting from the delivery of the Shares distributed in the Separation, due to a determination by an unclaimed property regulator or a court that the dormancy period applicable to the underlying MetLife common stock, as opposed to the issue date of our common stock, should have been applied to the shares of our common stock distributed in the Separation; and

•

any action in respect of any event or series of events occurring prior to the completion of the Separation brought by any insurance regulatory authority with jurisdiction over Brighthouse Insurance related to the simplified issue term business sold through MetLife’s U.S. direct business organization and issued by Brighthouse Insurance prior to the to the completion of the Separation.

The Master Separation Agreement also requires us to procure a dedicated six year run-off tail policy for (i) any director, officer or employee of MetLife, (ii) any person designated by MetLife as a director and who serves in such capacity, (iii) such individuals, directly or indirectly engaged by MetLife as its agent on a project basis with respect to a distribution of securities of Brighthouse during the term of the Master Separation Agreement and having a binding, written agreement with MetLife that obligates MetLife to indemnify such individual on the terms set forth in clauses (x) and (y) below, as applicable, or (iv) any person who, with such person’s consent, is named in any registration statement of Brighthouse under the Securities Act as about to become a director of Brighthouse in respect of: (a) director and officer liability coverage; (b) coverage for liabilities under U.S. federal and state securities laws; (c) fiduciary liability coverage in respect of pension plans covering employees; and (d) professional liability/errors & omission liability coverage including cyber liability and employment practices liability coverage in respect of our operations, assets and liabilities; provided that, in any event, such tail insurance policy will provide for (x) policy limits in an amount no less than, and (y) deductible or retentions in an amount no higher than, an aggregate of $200 million and $25 million, respectively, in the case of the clauses (a) and (b) together, $20 million and $500,000, respectively, in the case of clause (c), and $100 million and $10 million, respectively, in the case of clause (d).

Claims

The Master Separation Agreement provides for the allocation between MetLife and us of known claims, and allocates responsibility among the parties with respect to any claims (including litigation or regulatory actions or investigations) in a manner generally consistent, subject to certain modifications, with the indemnification obligations described above. The Master Separation Agreement also provides for certain procedural requirements between MetLife and us in connection with any such claim.

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Dispute resolution procedures

The Master Separation Agreement provides that neither party will commence any court action to resolve any dispute or claim arising out of or relating to the Master Separation Agreement or the other transaction documents (excluding the Registration Rights Agreement, the Tax Receivables Agreement and the Tax Separation Agreement). Instead, any dispute that is not resolved in the normal course of business will be submitted to mediation by written notice. If a dispute subject to the mediation process has not been resolved within a specified period after the date of the written notice beginning the mediation process, the dispute shall be resolved by binding arbitration.

Each party shall bear its own costs in both the mediation and the arbitration; however, the parties shall share the fees and expenses of both the mediators and the arbitrators equally.

These dispute resolution procedures do not apply to any dispute or claim arising under a registration rights agreement we entered into with MetLife to provide MetLife with registration rights relating to shares of our common stock held by MetLife (the “Registration Rights Agreement”), including any dispute related to MetLife’s rights as a holder of our common stock and both parties will submit to the exclusive jurisdiction of the Delaware courts for resolution of any such dispute. In addition, both parties are permitted to seek injunctive or other equitable relief from any court with jurisdiction over the parties in the event of any actual or threatened breach of the provisions of the Master Separation Agreement or the other transaction documents (excluding the Registration Rights Agreement, the Tax Receivables Agreement and the Tax Separation Agreement).

Credit support obligations

In the ordinary course of our business, we enter into agreements (including leases) which require guarantees, indemnification obligations, other credit support or other support obligations (collectively, the “Credit Support Obligations”). Prior to the Separation, MetLife agreed to be primary obligor on most of our currently outstanding Credit Support Obligations. We and MetLife cooperate to replace certain Credit Support Obligations and we secure the release or replacement of the liability of MetLife, as applicable and necessary, under certain Credit Support Obligations that were not novated prior to completion of the Separation and, subject to applicable regulatory approval or non-objection, within a certain period following the date of the Master Separation Agreement, release MetLife of its obligations under certain guarantees with third parties.

To the extent that the Credit Support Obligations were not novated prior to the Separation, MetLife maintains in full force and effect each Credit Support Obligation which was issued and outstanding as of the date of the Separation until the earlier of: (i) such time as the contract, or all of the obligations of us or our applicable affiliate(s) thereunder, to which such Credit Support Obligation relates, terminates; and (ii) such time as such Credit Support Obligation expires in accordance with its terms or is otherwise released.

Covenants relating to existing agreements

The Master Separation Agreement provides for reimbursements between us and MetLife, as applicable, for payments of renewal commissions or trail commissions to former producers of the other party pursuant to previously existing contractual obligations, and that we and MetLife shall work together to make any such payments through a registered broker-dealer and member of the Financial Industry Regulatory Authority, Inc. The Master Separation Agreement also includes provisions for agreement among us and MetLife on how to process bundled payments received from an unaffiliated registered investment company by one of our or MetLife’s insurance company subsidiaries that include proceeds for the other party’s insurance company subsidiaries, in connection with investments of contract owners’ assets in separate accounts in such a company by either our or MetLife’s insurance company subsidiaries. The Master Separation Agreement includes provisions providing requirements that (i) we will perform all of our obligations under certain reinsurance agreements with third party reinsurers that reinsure our liabilities arising under policies reinsured by MetLife or which inure to the benefit of the reinsured arrangement, and (ii) MetLife will perform all of its obligations under certain reinsurance agreements with third party reinsurers that reinsure MetLife’s liabilities arising under policies reinsured by us or which inure to the benefit of the reinsured arrangement.

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Covenants relating to General American Life Insurance Company (“GALIC”)

The Master Separation Agreement contains certain provisions relating to the guarantee by GALIC of certain policies and products of certain of our insurance company subsidiaries, including relating to the future release of the guarantee or assignment to an entity having sufficient financial strength, credit-worthiness, or claims-paying ability rating, procedures for delivery of financial and other information necessary for our public filings, and cooperation with a potential future buyback or exchange of affected products. In April 2018, GALIC was merged into Metropolitan Tower Life Insurance Company (“Met Tower Life”). As a result of the merger, Met Tower Life assumed legal ownership of all of the assets of GALIC and has become responsible for all of GALIC’s liabilities and obligations, including those created under the Master Separation Agreement.

Investment Management Agreements

On January 1, 2017, MetLife Investment Advisers, LLC (“MLIA”), a subsidiary of MetLife, entered into investment management agreements with our insurance company subsidiaries, pursuant to which MLIA managed the investment of the assets comprising the general account portfolio of such insurance company subsidiaries and provided certain portfolio management services, including services relating to the use of derivatives. MLIA also entered into an investment management agreement with the Company and certain of its non-insurance company subsidiaries, including Brighthouse Services, and separately entered into an investment management agreement with Brighthouse Reinsurance Company of Delaware (“BRCD”). In return for providing such services, MLIA was entitled to receive a management fee determined generally by the amount of the assets under management and is also entitled to reimbursement for certain expenses. MLIA also entered into related investment finance services agreements with each of the entities described above, including BRCD, pursuant to which MLIA provided certain investment finance and reporting services in respect of the assets allocated to it under each respective investment management agreement.

On January 1, 2017, MLIA also entered into separate investment management agreements with certain of the same entities described above, pursuant to which MLIA provided investment and portfolio management services, including services relating to the use of derivatives, in respect of certain separate account assets of each respective entity. MLIA also provided investment finance and reporting services under related investment finance services agreements with each insurer in respect of the separate account assets allocated to it under each respective separate account investment management agreement.

On February 5, 2019, we terminated the investment management agreements we had previously entered into with MLIA, and replaced them with a new investment management agreement with MLIA, pursuant to which MLIA will, on a sub-advisory basis, manage the investment of the assets comprising the general account portfolio, as well as certain separate account assets of our insurance subsidiaries. MLIA was no longer a related person at the time we entered into the new investment management agreement.

Registration Rights Agreement

We entered into the Registration Rights Agreement with MetLife to provide MetLife with registration rights relating to Shares held by MetLife. As required by the Registration Rights Agreement, we registered all such Shares on a registration statement filed with the SEC pursuant to the Securities Act, and in June 2018 MetLife divested all its remaining Shares in an underwritten offering pursuant to such registration statement. Pursuant to the Registration Rights Agreement, MetLife reimbursed us for certain reasonable, out-of-pocket fees and expenses in connection with the offering. We did not receive any of the proceeds from the sale of the Shares.

We also agreed to indemnify MetLife and its permitted transferees with respect to liabilities resulting from untrue statements or omissions in any registration statement used in any such registration, other than untrue statements or omissions resulting from information furnished to us for use in a registration statement by MetLife or any permitted transferee.

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Transition Services Agreement

Prior to the Separation, Brighthouse Services, the Company (but only with respect to certain provisions), MetLife Services and Solutions, LLC (“MSS”), a direct, wholly-owned subsidiary of MetLife, and MetLife (but only with respect to certain provisions) entered into a transition services agreement effective as of January 1, 2017 (the “Transition Services Agreement”). Each of the Company and MetLife is a party to the Transition Services Agreement solely with respect to taking actions necessary to cause their respective affiliates to perform obligations under the Transition Services Agreement to the extent required thereunder. Under the Transition Services Agreement, for a transitional period, generally up to thirty-six months, with certain services to be made available for several years, MSS agreed to perform, directly or through affiliates with which it has an arrangement, a range of administrative and other services that Brighthouse Services and we require in support of our operations. Among other services, MSS agreed to perform certain finance, treasury, compliance, operations, call center and technology support services. Moreover, MSS agreed to provide facilities and equipment to the extent requested by Brighthouse Services for its own benefit or ours. Brighthouse Services agreed to pay MSS fees to be calculated in accordance with schedules to the Transition Services Agreement, which vary depending on the nature of the services and facilities and equipment provided. Brighthouse Services, in turn, allocates to us any expense incurred under the Transition Services Agreement for the benefit of subsidiaries or affiliates of Brighthouse. In addition to the services that MSS provides to Brighthouse Services, Brighthouse Services performs a more limited scope of services for the benefit of MSS and its affiliates.

Other Services Agreements

Prior to the Separation, Brighthouse Insurance and NELICO entered into an Administrative Services Agreement with MLIC (the “MLIC TPA Agreement”) and entered into a Global Services Agreement with MSS, as billing intermediary, for certain third-party administration services (“TPA Services”) performed by MetLife Global Operations Support Center Private Limited (“MGOSC”) (the “MSS Global Services Agreement”). Under the MLIC TPA Agreement and the MSS Global Services Agreement, when MLIC and MGOSC ceased to be affiliates of Brighthouse Insurance, MLIC and MGOSC (by way of MSS as billing intermediary) continued to perform certain TPA Services that Brighthouse Insurance and NELICO required in support of their operations, including, but not limited to, claims processing, premium collection and underwriting.

MSS obtained all necessary licenses to directly perform TPA Services during 2018. As a result, the MLIC TPA Agreement terminated, and MSS has thereafter provided certain TPA Services to Brighthouse Insurance and NELICO for a transitional period. Brighthouse Insurance and NELICO entered into Administrative Services Agreements with MSS (the “MSS TPA Agreement”). Under the MSS TPA Agreement, MSS agreed to perform TPA Services that Brighthouse Insurance and NELICO may require in support of their operations.

Prior to the Separation, various Brighthouse and MetLife entities entered into additional services agreements providing for the provision of support services, including, among other things, an administrative services agreement among Brighthouse Advisers and MetLife’s insurance company subsidiaries and participation agreements between Brighthouse Securities, LLC and our insurance company subsidiaries. One such agreement is the Long-Term Data Access Agreement, which sets forth standards for the access to and maintenance of data that was and continues to be exchanged by Brighthouse and MetLife prior to and following the Separation.

Intellectual Property Arrangements

Intellectual Property License Agreement

In connection with the Separation, we and MLIC entered into the Intellectual Property License Agreement, pursuant to which we granted each other a non-exclusive, royalty-free, paid-up license for the U.S., to certain intellectual property rights that we each own. The intellectual property rights being licensed (with no rights to sublicense except as described below) under the Intellectual Property License Agreement may include invention disclosures, patents, patent applications, statutory invention registrations, copyrights, mask work rights, database rights and design rights, trade secrets, trademarks, service marks, trade dress, logos, other source identifiers or domain names, intellectual property made available under the Transition Services Agreement, and limited rights to certain policies and materials owned by

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MLIC or its affiliates. The license allows us and MLIC and its affiliates to have access to and to use certain intellectual property necessary for operations of our respective businesses. Brighthouse has agreed to sublicense its rights in certain MetLife trademarks to market, sell, distribute and service products and services in connection with its business as operated immediately following the Separation. MLIC has agreed to sublicense its rights in certain Brighthouse trademarks in connection with providing services to Brighthouse pursuant to the transaction documents. Each party has agreed to only sublicense its right in other intellectual property for (i) non-public distribution, dissemination or disclosure restricted to employees of the licensee, its affiliates or their respective third party vendors under written obligations of confidentiality at least as stringent as those required under the Intellectual Property License Agreement and/or (ii) public distribution, dissemination or disclosure of such materials only to the extent such materials were publicly distributed, disseminated or disclosed prior to the distribution. Each party can only assign its license rights to another party other than an affiliate upon the prior written consent of the other party to the agreement. The Intellectual Property License Agreement with respect to trademarks continues until non-use of a particular mark and is perpetual with respect to other intellectual property other than upon material breach.

Tax Agreements

Tax Receivables Agreement

In connection with the Separation, we entered into a Tax Receivables Agreement with MetLife that provides MetLife with the right to receive as partial consideration for its contribution of assets to us future payments from us, equal to 86% of the amount of cash savings, if any, in U.S. federal income tax that we and our subsidiaries actually realize (or are deemed to realize in the case of an early termination by us, a breach of material obligations under the Tax Receivables Agreement, a change of control or certain subsidiary dispositions, as discussed below) as a result of the utilization of our and our subsidiaries’ net operating losses, capital losses, tax basis and amortization or depreciation deductions that were attached to certain subsidiaries contributed to Brighthouse by MetLife during the Separation. Interest accrues on any payment obligation under this agreement at a rate of one-year LIBOR plus 100 basis points from the date the applicable tax return is due (without extension) until the date the applicable payment is due. To the extent that we fail to make payments when due under the Tax Receivables Agreement for any reason, other than as a result of certain exceptions, such payments will accrue interest at a rate of one-year LIBOR plus 650 basis points per annum until paid. These payment obligations are our obligations and we are obligated to use commercially reasonable actions to cause our subsidiaries to pay dividends to us to the extent necessary for us to make payments under the Tax Receivables Agreement.

For purposes of the Tax Receivables Agreement, cash savings in income tax are computed by comparing our actual income tax liability to the amount of such taxes that we would have been required to pay had we not been able to utilize the tax benefits subject to the Tax Receivables Agreement. The term of the Tax Receivables Agreement commenced upon the Separation and will continue until all relevant tax benefits have been utilized or have expired.

Tax Separation Agreement

We also entered into a tax separation agreement with MetLife (the “Tax Separation Agreement”) in connection with the Separation. Among other things, the Tax Separation Agreement governs the allocation between MetLife and us of the responsibility for the taxes of the MetLife group. The Tax Separation Agreement also allocates rights, obligations and responsibilities in connection with certain administrative matters relating to the preparation of tax returns and control of tax audits and other proceedings relating to taxes.

Under the Tax Separation Agreement, MetLife is generally responsible for any and all taxes due with respect to any (i) tax return filed on a consolidated, combined or unitary basis that includes at least one member of the MetLife group and one member of Brighthouse Financial, Inc. and its subsidiaries and affiliates (the “Brighthouse group”) (a “Joint Return”) and (ii) any stand-alone tax return filed by any member of the MetLife group that does not include any member of the Brighthouse group. However, under the terms of the Tax Separation Agreement, we will pay to MetLife or receive a payment from MetLife with respect to taxes attributable to the Brighthouse group determined under the principles of MetLife’s current tax sharing agreement for taxable periods ending on or prior to the Separation for which

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tax returns have not been filed by such date. In addition, for pre-Separation taxable periods we are generally responsible for (x) taxes attributable to the members of the Brighthouse group arising from any audit of any Joint Return, as determined under the principles of MetLife’s current tax sharing agreement as in effect for the relevant taxable period, and (y) any and all taxes due with respect to any stand-alone tax returns filed by any member of the Brighthouse group that does not include any member of the MetLife group.

The Tax Separation Agreement generally allocates the right to refunds of taxes to the party that would be liable under the Tax Separation Agreement for the underlying taxes that are refunded.

The Tax Separation Agreement allocates between the parties the right to control, and to participate in, the preparation and filing of tax returns and defense of tax audits or other proceedings relating to taxes, and requires the parties to cooperate with each other in connection with preparing and filing tax returns and defending tax audits and other tax proceedings.

With the exception of obligations under other agreements entered into between MetLife and us in connection with the Separation (such as the Tax Receivables Agreement), upon entering into the Tax Separation Agreement, all other formal or informal tax sharing arrangements between MetLife and us were terminated, and the Tax Separation Agreement now generally governs all of our relationship with MetLife relating to tax returns and tax liabilities.

The Tax Separation Agreement generally allocates to MetLife any income taxes incurred in connection with the failure to qualify for tax-free treatment of the Separation and certain related preliminary internal transactions. Additionally, MetLife is liable for tax losses that occur from a failure to qualify for tax free treatment if the failure to qualify for tax-free treatment results from any action or inaction after the completion of the Separation that is within MetLife’s control or if the failure results from any direct or indirect transfer of MetLife’s stock after the Separation. Under the Tax Separation Agreement, such income taxes will generally be allocated to us if the failure to qualify for tax-free treatment results from any action or inaction after the completion of the Separation that is within our control or if the failure results from any direct or indirect transfer of our stock after the Separation. The Tax Separation Agreement includes a provision generally prohibiting us after the completion of the Separation from taking any action or failing to take action within our control that would cause the failure of such tax-free treatment.

In addition, for the two-year period following the Separation, we agreed to continue to actively conduct the portion of our business relied upon to qualify the Separation as a tax-free transaction, and we have agreed that in a single transaction or series of transactions we will not:

•

enter into or, to the extent we have the right to prohibit it, permit any transaction to occur, as a result of which one or more persons would (directly or indirectly) acquire, or have the right to acquire, a number of shares of stock that would, when combined with certain other changes in ownership of our stock, comprise 45% or more of the value or total combined voting power of all of our outstanding shares of stock;

•

liquidate, merge or consolidate with any other person (whether that other person or such affiliate is the survivor) that was not already wholly-owned by a member of our group prior to such transaction;

•

sell or transfer all or substantially all of the assets that were transferred to us as part of our formation or sell or transfer (or cause or permit to be transferred) 33% or more of the gross assets of the business relied upon to qualify the Separation as a tax-free transaction or 33% or more of our consolidated gross assets;

•	redeem or otherwise repurchase (directly or through an affiliate) any of our stock, or rights to acquire our stock, except to the extent such repurchases satisfy certain IRS guidelines;
•	amend our certificate of incorporation (or other organizational documents), or take any other action, whether through a stockholder vote or otherwise, affecting the voting rights of our stock; or
•

take any other action or actions which in the aggregate would be reasonably likely to have the effect of causing or permitting one or more persons (whether or not acting in concert) to acquire directly or indirectly stock representing 50% or more of the voting power or value of our stock or otherwise jeopardize the intended tax treatment of the Separation and certain steps that were part of the Separation.

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We may, however, take the actions enumerated above during such two-year period if (a) we provide MetLife either a ruling from the Internal Revenue Service (“IRS”) or an unqualified tax opinion in form and substance reasonably satisfactory to MetLife to the effect that such action will not negatively affect the applicable intended tax treatment of the Separation transactions or (b) MetLife waives the requirement to obtain such IRS ruling or tax opinion. In addition, MetLife will generally bear tax-related losses due to the failure of certain steps that were part of the Separation to qualify for their intended tax treatment. However, the IRS could seek to hold us responsible for such liabilities, and under the Tax Separation Agreement, we could be required, under certain circumstances, to indemnify MetLife and its affiliates against certain tax-related liabilities caused by those failures, to the extent those liabilities result from an action we or our affiliates take or from any breach of our or our affiliates’ representations, covenants or obligations under the Tax Separation Agreement. Events triggering an indemnification obligation under the Tax Separation Agreement include ceasing to actively conduct our business and events occurring after the Separation that cause MetLife to recognize a gain under Section 355(e) of the Code. If the Separation does not qualify for non-recognition treatment or if certain other steps that are part of the Separation do not qualify for their intended tax treatment, we could be required to pay material additional taxes or an indemnification obligation to MetLife.

Collateral Agreement

Prior to the Separation, we entered into a reinsurance trust agreement with GALIC pursuant to which Brighthouse Insurance and GALIC collateralize their net exposure to one another under the following two reinsurance agreements between such parties: (i) a reinsurance agreement whereby Brighthouse Insurance provides reinsurance coverage to GALIC with respect to certain term and universal life policies issued by GALIC; and (ii) a reinsurance agreement whereby GALIC provides reinsurance coverage to Brighthouse Insurance with respect to certain whole life policies issued by Brighthouse Insurance.

Sublease Agreements

At or prior to the Separation, we entered into arms-length sublease agreements with MetLife for our corporate headquarters in Charlotte, North Carolina, as well as certain other locations.

Other Related Person Transactions

The Separation

We and MetLife have engaged in certain transactions in connection with the Separation, including transactions that took place prior to the Separation and transactions that have continued in effect after the completion of the Separation.

Reinsurance Arrangements

We entered into reinsurance agreements with MetLife affiliated companies primarily as a cedent of insurance and also as a reinsurer of some insurance products issued by those affiliated companies. We participate in reinsurance activities in order to limit losses, minimize exposure to significant risks and provide additional capacity for future growth. While we terminated certain of these arrangements in connection with the Separation, we retained certain of the reinsurance agreements with MetLife affiliated companies in the period following the Separation that MetLife remained a related person.

We benefit from a financing arrangement MetLife has with a third-party financial institution that is used to support a MetLife reinsurance subsidiary’s obligations arising under a reinsurance agreement with Brighthouse Insurance. Pursuant to the Master Separation Agreement, we pay MetLife 60% of the fees owed to the third-party financial institution for this financing arrangement.

Shared Services and Overhead Allocations

Prior to the Separation, MetLife provided us certain services, which included, but were not limited to, executive oversight, treasury, finance, legal, human resources, tax planning, internal audit, financial reporting, information

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technology, sourcing/procurement and investor relations. MetLife continues to provide certain of these services following the Separation under the Transition Services Agreement. MetLife charges us for these services based on direct and indirect costs. When specific identification is not practicable, an allocation methodology is used, primarily based on sales, in-force liabilities, or headcount.

Sourcing/Procurement

Prior to the Separation, MetLife contracted for most of our strategic sourcing and procurement needs. Pursuant to a services agreement, MetLife agreed, to the extent requested by an affiliated recipient, to perform certain services and make available its facilities and equipment, including participating in and/or benefiting from arrangements made by MetLife with any of its affiliated or third-party vendors. In consideration for these services, we are required to reimburse MetLife for its expenses attributable to each affiliated recipient of ours for services provided to it under these arrangements. These arrangements cover a variety of sourcing needs, including software licenses, information technology service and support, audit services and market data services. We do not directly benefit from these arrangements following the Separation, and we entered into direct contracts with vendors at or prior to the Separation, other than in respect of service to be provided under the Transition Services Agreement.

Revenues and Expenses Associated with Related Person Transactions

The approximate net earned revenues and incurred (expenses), or intercompany charges, for our various arrangements with MetLife and its affiliates are presented in the table below.

Types of Related Persons Transactions	Year ended December 31, 2018 (in millions)
Financing arrangements	$-
Transition services agreements with affiliates	156
Advisory and portfolio management agreement fees	(113)
Reinsurance transactions	33
Investment transactions	-
Stock-based compensation plans	-
Broker-dealer transactions	-
Other	31
Total	$107

Related Person Transaction Approval Policy

The Board has adopted a written related person transaction approval policy pursuant to which our Nominating and Corporate Governance Committee, or for so long as any member of such committee is not an independent director, a committee of the Board consisting of the independent members of the Nominating and Corporate Governance Committee, will review and approve or take such other action as it may deem appropriate with respect to certain transactions.

A “Related Person” is a Director, Director nominee, Executive Officer, immediate family members of the above, holders of more than 5% of our outstanding Shares, or any entity in which any of the foregoing people holds a beneficial ownership interest of 10% or more. A “Related Person Transaction” is any transaction, arrangement or relationship of $120,000 or more in a fiscal year in which Brighthouse is a participant and the Related Person has a direct or indirect material interest. Under the Related Person Transaction Policy, the Nominating and Corporate Governance Committee reviews the Related Person Transaction in question to determine whether it is inconsistent with Brighthouse’s best

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interests. If the Nominating and Corporate Governance Committee determines that the Related Person Transaction is not inconsistent with Brighthouse’s best interests, then it may approve or ratify the Related Person Transaction. There were no potential Related Person Transactions that required the Nominating and Corporate Governance Committee’s review in 2018.

Security Ownership of Certain Beneficial Owners and Management

The table below shows the number of Shares beneficially owned by each of the Directors and NEOs of Brighthouse, and all the Directors and executive officers as a group. Information in this table is reported as of the Record Date, April 15, 2019.

Shares beneficially owned include, to the extent applicable to a Director, NEO, or executive officer:

•	securities held in each individual’s name;
•	securities held by a broker for the benefit of the individual;
•	securities which the individual could acquire within the following 60 days;
•	securities held indirectly in the Brighthouse Financial Frozen Stock Fund in the MetLife, Inc. Savings and Investment Plan; and
•	other securities for which the individual may directly or indirectly have or share voting power or investment power (including the power to direct the disposition of the securities).

The address of each beneficial owner presented in the table below is c/o Brighthouse Financial, Inc., 11225 North Community House Road, Charlotte, North Carolina 28277.

Beneficial Owners	Number of Shares of Our Common Stock Beneficially Owned	Percentage of Our Common Stock Outstanding
Eric Steigerwalt (1)	129,452	*
Anant Bhalla (2)	22,830	*
Peter Carlson (3)	27,434	*
Christine DeBiase (4)	29,184	*
Conor Murphy (5)	23,174	*
John Rosenthal (6)	31,424	*
Irene Chang Britt (7)	4,694	*
Chuck Chaplin (8)	8,812	*
Eileen Mallesch (9)	1,482	*
Meg McCarthy (10)	1,482	*
Diane Offereins (11)	4,694	*
Pat Shouvlin (12)	4,694	*
Bill Wallace (13)	4,694	*
Paul Wetzel (14)	4,703	*
All Directors, Director nominees and executive officers as a group (13 persons) (15)	267,703	*

*	Indicates that the percentage of beneficial ownership does not exceed 1%.

(1)	Includes 30,713 Shares underlying options that are currently exercisable or exercisable within 60 days of April 15, 2019, and 1,801 Shares held in a joint tenancy account.

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(2)

Based on the number of Shares beneficially owned as reported on his most recent Form 4 filed with the SEC on October 2, 2018, and 1,171 Shares known to have been delivered to Mr. Bhalla in connection with the vesting and settlement of RSUs on March 1, 2019. Mr. Bhalla departed Brighthouse as of March 14, 2019.

(3)

Based on the number of Shares beneficially owned as reported on his most recent Form 4 filed with the SEC on May 25, 2018, and 24,293 Shares known to have been delivered to Mr. Carlson in connection with the vesting and settlement of RSUs on September 30, 2018. Mr. Carlson was employed with Brighthouse through December 31, 2018.

(4)	Includes 6,868 Shares underlying options that are currently exercisable or exercisable within 60 days of April 15, 2019.

(5)	Includes 5,272 Shares underlying options that are currently exercisable or exercisable within 60 days of April 15, 2019.

(6)	Includes 7,508 Shares underlying options that are currently exercisable or exercisable within 60 days of April 15, 2019.

(7)	Includes 2,494 restricted stock units that will vest within 60 days of April 15, 2019.

(8)	Includes 4,753 restricted stock units that will vest within 60 days of April 15, 2019.

(9)	Includes 1,482 restricted stock units that will vest within 60 days of April 15, 2019.

(10)	Includes 1,482 restricted stock units that will vest within 60 days of April 15, 2019

(11)	Includes 2,494 restricted stock units that will vest within 60 days of April 15, 2019.

(12)	Includes 2,494 restricted stock units that will vest within 60 days of April 15, 2019.

(13)	Includes 2,494 restricted stock units that will vest within 60 days of April 15, 2019.

(14)	Includes 2,494 restricted stock units that will vest within 60 days of April 15, 2019, and 9 Shares held by his spouse.

(15)	Does not include Shares beneficially owned by Mr. Bhalla or Mr. Carlson.

Following are the only persons known to us to be the beneficial owners of more than five percent of any class of our voting securities.

Name and Address of Beneficial Owner	Number of Shares of Our Common Stock Beneficially Owned	Percentage of Our Common Stock Outstanding

The Vanguard Group (1) 100 Vanguard Boulevard Malvern, PA 19355	12,721,809	11.0%

BlackRock, Inc. (2) 55 East 52nd Street New York, NY 10055	10,146,753	8.7%

Dodge & Cox (3) 555 California Street San Francisco, CA 94104	9,806,273	8.5%

T. Rowe Price Associates, Inc. (4) 100 East Pratt Street Baltimore, MD 21202	8,989,569	7.7%

State Street Corporation (5) State Street Financial Center One Lincoln Street Boston, MA 02111	6,151,631	5.3%

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(1)

Based on a Schedule 13G filed with the SEC on February 11, 2019 by The Vanguard Group, reporting beneficial ownership as of December 31, 2018, with sole voting power with respect to 141,720 of the Shares, shared voting power with respect to 19,816 of the Shares, sole dispositive power with respect to 12,567,776 of the Shares and shared dispositive power with respect to 154,033 of the Shares.

(2)

Based on a Schedule 13G filed with the SEC on January 24, 2019 by BlackRock, Inc., reporting beneficial ownership as of December 31, 2018, with sole voting power with respect to 9,249,696 of the Shares, sole dispositive power with respect to 10,146,753 of the Shares, and no shared voting power and no shared dispositive power with respect to any of the Shares.

(3)

Based on a Schedule 13G filed with the SEC on February 14, 2019 by Dodge & Cox, reporting beneficial ownership as of December 31, 2018, with sole voting power with respect to 9,332,774 of the Shares, sole dispositive power with respect to 9,806,273 of the Shares, and no shared voting power and no shared dispositive power with respect to any of the Shares.

(4)

Based on a Schedule 13G filed with the SEC on February 14, 2019 by T. Rowe Price Associates, Inc., reporting beneficial ownership as of December 31, 2018, with sole voting power with respect to 3,353,399 of the Shares, sole dispositive power with respect to 8,964,517 of the Shares, and no shared voting power and no shared dispositive power with respect to any of the Shares.

(5)

Based on a Schedule 13G filed with the SEC on February 13, 2019 by State Street Corporation, reporting beneficial ownership as of December 31, 2018, with shared voting power with respect to 5,073,522 of the Shares, shared dispositive power with respect to 6,150,274 of the Shares, and no sole voting power and no sole dispositive power with respect to any of the Shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s Directors, certain officers of the Company, and beneficial owners of more than 10% of the Shares to file with the SEC initial reports of ownership and reports of changes in ownership of Shares and other equity securities of the Company. Based solely upon a review of the filings furnished to the Company during 2018 or written representations that no Form 5 was required, the Company believes that all filings required to be made by reporting persons were timely made in accordance with the requirements of the Exchange Act.

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The Annual Meeting, Voting and Other Information

Overview

Our Board is soliciting proxies in connection with our Annual Meeting. Under SEC rules, when the Board asks you for your proxy, it must provide you with a proxy statement and certain other materials (including an annual report to stockholders) containing certain required information. These materials will be first made available, sent or given to stockholders on April 29, 2019.

The “Proxy Materials” include:

•	this Proxy Statement;
•	a notice of our 2019 Annual Meeting of Stockholders (which is attached to this Proxy Statement); and
•	our Annual Report to Stockholders for 2018.

If you received printed versions of these materials by mail (rather than through electronic delivery), these materials also include a proxy card or voting instruction form. If you received or accessed these materials via the Internet, your proxy card or voting instruction form are available to be filled out and executed electronically.

Attending the Annual Meeting

Date and Time

Thursday, June 13, 2019 at 8:00 a.m., Eastern Time

Location

The Ballantyne Hotel, 10000 Ballantyne Commons Parkway, Charlotte, North Carolina 28277

Who May Attend

Only holders of Shares as of the Record Date, or their authorized representatives or proxies, may attend the Annual Meeting. Admission to the Annual Meeting room will be on a first-come, first-served basis. Stockholders are encouraged to obtain an admission ticket in advance of the meeting.

The Ballantyne Hotel is accessible to disabled persons. Upon advance request, we will provide wireless headsets for hearing amplification.

Admission Requirements

For admission to the Annual Meeting, you must present a valid government-issued picture identification, such as a driver’s license or passport. You will also be asked to provide your admission ticket.

Authorized representatives of stockholders must also present a valid legal proxy from the Record Date stockholder appearing on the admission ticket.

How to Obtain an Admission Ticket

We encourage you to pre-register for admission and print an admission ticket in advance of the Annual Meeting by visiting www.ProxyVote.com and following the instructions there. You will need your 16-digit control number to access www.ProxyVote.com, which you can find in the Notice of Internet Availability (if you received proxy materials via electronic delivery), proxy card (if you are a holder of record who received proxy materials by mail) or voting instruction form (if you are a beneficial owner who received proxy materials by mail).

If you received your proxy materials by email, you will be given an opportunity to print an admission ticket after you vote online.

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If you received your proxy materials by mail:

•	Holders of record: your admission ticket will be your Notice of Internet Availability of Proxy Materials or the top of the proxy card.
•	Beneficial owners: your admission ticket will be your Notice of Internet Availability of Proxy Materials or the voting instruction form.

Prohibited Items

The use of cameras (including cellular phones or tablets with photographic and/or video recording capabilities), recording devices and other electronic devices, cellular phones or tablets is strictly prohibited.

Knives, firearms or any items that are dangerous or could be used as a weapon.

Admission

Brighthouse representatives will be at the entrance to the Annual Meeting and these representatives will have the authority to determine whether you have met the admission requirements and will be granted admission to the Annual Meeting.

Directors’ Attendance at the Annual Meeting

Directors are expected to attend all annual meetings of stockholders. All Directors serving at that time attended our 2018 Annual Meeting.

Shares Outstanding and Holders of Record Entitled to Vote at the Annual Meeting

There were 115,999,982 Shares outstanding as of the close of business on the Record Date of April 15, 2019. All holders of record of Shares at the close of business on the Record Date are entitled to vote at the Annual Meeting. Each Share outstanding as of the Record Date is entitled to one vote on each matter to be voted upon at the Annual Meeting.

Your Vote is Important

The Board requests that you submit a proxy to vote your Shares as soon as possible. Your voting instructions are confidential and will not be disclosed to persons other than those recording the vote, except if you make a written comment on the proxy card, otherwise communicate your vote to management or authorize such disclosure.

Quorum Requirement

The holders of a majority of the Shares outstanding at the Record Date must be present in person or by proxy to constitute a quorum to conduct the Annual Meeting. Shares for which valid proxies are delivered or that are held by a stockholder who attends the Annual Meeting in person will be considered part of the quorum. Once a Share is represented for any purpose at the meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjourned meeting. Shares for which abstentions and “broker non-votes” (explained below) occur are counted as present and entitled to vote for purposes of determining whether a quorum is present.

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Voting Your Shares

Holders of Record

If your Shares are registered in your name with our transfer agent, Computershare, you are a “holder of record” of those Shares. A holder of record may cause its Shares to be voted in any of the following ways:

Internet
Please log on to www.ProxyVote.com and vote by 11:59 p.m., Eastern Time, on Wednesday, June 12, 2019.

Telephone
Please call 1-800-690-6903 until 11:59 p.m., Eastern Time, on Wednesday, June 12, 2019.

Mail
If you received printed copies of the proxy materials, please complete, sign and return your proxy card by mail so that it is received by Brighthouse, c/o Broadridge Solutions, Inc. (“Broadridge”), prior to the Annual Meeting.

In Person
You may attend the Annual Meeting and cast your vote.

These instructions appear on your Notice or proxy card. If you submit a proxy via the Internet or by telephone, please have your Notice or proxy card available for reference when you do so. If you submit a proxy via the Internet or by telephone, please do not mail in your proxy card.

For holders of record, proxies submitted by mail, via the Internet or by telephone will be voted by the individuals named on the proxy card in the manner you indicate. If you execute, date and deliver a proxy card but do not specify how your Shares are to be voted, the proxies will vote as recommended by the Board of Directors on all matters on the agenda for the Annual Meeting (see “Proposals for Your Vote”) and will use their discretion with respect to any other matters properly presented for a vote at our Annual Meeting or any postponement or adjournment thereof.

Holders in Street Name

If your Shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, then you are a holder of Shares in “street name.” The organization holding your account will have provided you with proxy materials. As the beneficial owner, you have the right to direct the organization how to vote the Shares held in your account. If you want to vote in person at the Annual Meeting, you must obtain a legal proxy from your broker, bank or other intermediary and present it at the meeting, and submit it with your vote.

If you are a holder of Shares in street name and you do not submit voting instructions to your broker, bank or other intermediary, the intermediary generally may vote your Shares in its discretion only on routine matters. Intermediaries do not have discretion to vote their clients’ Shares on non-routine matters in the absence of voting instructions from the beneficial stockholder. At the Annual Meeting, only Proposal 2 (ratification of the independent auditor) is considered routine and may be voted upon by the intermediary if you do not submit voting instructions. All other proposals on the Agenda for the Annual Meeting are non-routine matters, and intermediaries may not use their discretion to vote on these proposals in the absence of voting instructions from you. These “broker non-votes” will not affect the outcome of the vote with respect to Proposals 1 and 3. There will be no broker non-votes associated with Proposal 2, as the ratification of our independent registered public accounting firm is a routine matter. As a result, if your Shares are held in street name and you do not give your bank or broker instructions on how to vote, your shares will be voted by the broker in its discretion.

Voting by Participants in Retirement Plan

In August 2018, Charles Schwab Bank replaced the Bank of New York Mellon as trustee for the portion of the New England Life Insurance Company Agents’ Retirement Plan and Trust which is invested in the Brighthouse Financial

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Frozen Stock Fund. As trustee, Charles Schwab Bank will vote the Shares in this plan in accordance with the voting instructions given by plan participants to the trustee. Instructions on voting appear on the voting instruction form distributed to plan participants. The trustee must receive the voting instructions of a plan participant no later than 6:00 p.m., Eastern Time, June 7, 2019. The trustee will generally vote the Shares held by the plan for which it does not receive voting instructions in the same proportion as the Shares held by the plan for which it does receive voting instructions.

Changing Your Vote or Revoking Your Proxy

If you are a holder of record and wish to revoke your proxy instructions, you must either (1) subsequently submit a proxy via the Internet or by telephone, which will be available until 11:59 p.m., Eastern Time, June 12, 2019; (2) sign, date and deliver a later-dated proxy card so that it is received before the Annual Meeting; (3) submit a written revocation; (4) send a notice of revocation via the Internet at www.ProxyVote.com; or (5) attend the meeting and vote your Shares in person. If you hold your shares in street name, you must follow the instructions of your broker, bank or other intermediary to revoke your voting instructions.

Vote Required for Each Proposal

Proposal 1 – Election of four (4) Class II Directors to serve a one-year term ending at the 2020 Annual Meeting

Board Recommendation: FOR each of the Company’s nominees

Vote Required: Plurality of the votes cast

Effect of Abstentions: No effect. However, except in the case of a contested election, any Director nominee who receives a greater number of votes “withheld” from than votes “for” his or her election shall promptly tender his or her resignation to the Board following certification of the election results.

Effect of Broker Non-Votes: No effect

Proposal 2 – Ratification of the appointment of Deloitte & Touche LLP as Brighthouse’s independent registered public accounting firm for fiscal year 2019

Board Recommendation: FOR

Vote Required: Affirmative vote of the majority in voting power of the Shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter

Effect of Abstentions: Same effect as a vote AGAINST the proposal

Effect of Broker Non-Votes: There will be no broker non-votes associated with this proposal, as the ratification of our independent registered public accounting firm is a routine matter. As a result, if your Shares are held in “street name” and you do not give your bank or broker instructions on how to vote, your shares will be voted by the broker in its discretion.

Proposal 3 – Advisory vote to approve the compensation paid to Brighthouse’s Named Executive Officers

Board Recommendation: FOR

Vote Required: Affirmative vote of the majority in voting power of the Shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter

Effect of Abstentions: Same effect as a vote AGAINST the proposal

Effect of Broker Non-Votes: No effect

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Matters to be Presented

We are not aware of any matters to be presented at the Annual Meeting other than those described in this Proxy Statement. If any matter not described in this Proxy Statement is properly presented at the meeting, unless otherwise provided, the proxies will use their own judgment to vote your Shares. If the meeting is adjourned or postponed, the proxies can vote your Shares at the adjournment or postponement as well.

Delivery of Proxy Materials

Notice and Access

We are using “notice and access” procedures to distribute our proxy materials to our stockholders. This method reduces the amount of paper used in producing proxy materials and lowers the costs associated with mailing the proxy materials to stockholders. We are mailing a Notice of Internet Availability of Proxy Materials (“Notice”) to stockholders. The Notice includes instructions on how to access the materials over the Internet and how to request a paper or e-mail copy. The Notice further provides instructions on how stockholders may elect to receive proxy materials in the future in printed form or by electronic mail. To select a method of delivery while voting is open, holders of record may follow the instructions when voting online at www.ProxyVote.com. At any time, you may also choose your method of delivery of Brighthouse proxy materials by visiting https://enroll.icsdelivery.com/BHF. If you own Shares indirectly through a broker, bank or other intermediary, please contact the intermediary for additional information regarding delivery options.

Holders of record will have the Notice or proxy materials delivered directly to your mailing address or electronically if you have previously consented to that delivery method.

Holders of Shares in street name will have the proxy materials or the Notice forwarded to you by the intermediary that holds the Shares.

Eliminating Duplicative Proxy Materials

To reduce the expenses of delivering duplicate proxy materials to stockholders, we are relying upon SEC rules that permit us to deliver only one set of proxy materials to multiple stockholders who share an address (known as “householding”), unless we receive contrary instructions from any stockholder at that address. All stockholders sharing an address will receive in a single envelope a single Proxy Statement and Annual Report, along with individual proxy cards or individual Notices for each stockholder. If you are a stockholder who shares an address and last name with one or more other stockholders and would like to revoke your householding consent or you are a stockholder eligible for householding and would like to participate in householding, please contact Broadridge, either by calling toll-free at (866) 540-7095 or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. You will be removed from the householding program within 30 days of receipt of the revocation of your consent.

Proxy Solicitation Costs

We have engaged Morrow Sodali, LLC to act as our proxy solicitor and have agreed to pay it approximately $12,500 plus reasonable expenses for such services. We also will reimburse brokers, banks and other intermediaries and fiduciaries for their reasonable expenses in forwarding proxy materials to the beneficial owners.

Vote Tabulation

Votes will be tabulated by Broadridge.

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Inspector of Election

The Board has appointed a representative of Broadridge as Inspector of Election for the Annual Meeting.

Results of the Vote

We expect to announce preliminary voting results at the Annual Meeting and publish preliminary or final voting results in a Form 8-K within four business days following the meeting. If only preliminary voting results are available for reporting in the Form 8-K, the Company will amend the Form 8-K to report final voting results within four business days after the final voting results are known.

Other Information

Proposals for the 2020 Annual Meeting of Stockholders

Proposals for inclusion in our proxy statement

A stockholder who wishes to present a proposal for inclusion in our proxy statement for the 2020 Annual Meeting of Stockholders pursuant to Exchange Act Rule 14a-8 must submit such proposal to the Corporate Secretary at our principal executive offices. Proposals must be received no later than the close of business on December 31, 2019, or such other date that we announce in accordance with SEC rules and our Bylaws. Proposals must comply with all requirements of Exchange Act Rule 14a-8. Submitting a proposal does not guarantee its inclusion, which is governed by SEC rules and other applicable requirements.

Other stockholder proposals and director nominations

Under the notice provision of our Bylaws, for director nominations or other business to be properly brought before an annual meeting by a stockholder where such nominees or business is not to be included in our proxy statement, the stockholder must deliver notice in writing to our Corporate Secretary, at our principal executive offices, not later than the close of business on March 16, 2020, nor earlier than the close of business on February 14, 2020. The notice must contain the notice and informational requirements described under Article II, Section 11 of our Bylaws and applicable SEC rules. The chairman of the meeting may refuse to acknowledge or introduce any stockholder nomination or business if it was not timely submitted or does not comply with our Bylaws.

Incorporation by Reference

To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any other filing of Brighthouse under the Securities Act or the Exchange Act, the sections of this Proxy Statement entitled “Report of the Audit Committee” (to the extent permitted by the rules of the SEC) and “Compensation Committee Report” shall not be deemed to be so incorporated, unless specifically provided otherwise in such filing.

Annual Report on Form 10-K

We will provide to stockholders without charge, upon written request, a copy of our Form 10-K, including financial statements and financial statement schedules, but without exhibits. We will also furnish to requesting stockholders any exhibit to the Form 10-K upon the payment of reasonable expenses incurred by us in furnishing such exhibit. Requests should be directed to Brighthouse Investor Relations at our principal executive offices or by emailing your request to investor.relations@brighthousefinancial.com. The Form 10-K, along with all of our other SEC filings, may also be accessed at http://investor.brighthousefinancial.com by selecting “Financial Information” and “SEC Filings,” or at the SEC’s website at www.sec.gov.

Stockholder List

A list of the stockholders as of the Record Date will be available for inspection at our principal executive offices during ordinary business hours from June 3, 2019 to June 13, 2019.

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Principal executive offices

The address of our principal executive offices is Brighthouse Financial, Inc., 11225 North Community House Road, Charlotte, NC 28277.

Communicating with our Board

Our Corporate Governance Principles provide a process for stockholders to send communications to the Board. Stockholders may contact an individual Director, the Board as a group, or a specified Committee or group, including the Independent Directors as a group, by mailing such communications to:

Brighthouse Financial, Inc.

Attn: Office of the Corporate Secretary

11225 North Community House Road

Charlotte, North Carolina 28277

Each communication should specify the applicable addressee or addressees to be contacted, as well as the general topic of the communication. The Company will review, assess and determine the most appropriate way to respond to such communications including coordinating such response with the Board.

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Forward-Looking Statements

This Proxy Statement and other oral or written statements that we make from time to time may contain information that includes or is based upon forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve substantial risks and uncertainties. We have tried, wherever possible, to identify such statements using words such as “anticipate,” “estimate,” “expect,” “project,” “may,” “will,” “could,” “intend,” “goal,” “target,” “guidance,” “forecast,” “preliminary,” “objective,” “continue,” “aim,” “plan,” “believe” and other words and terms of similar meaning, or that are tied to future periods, in connection with a discussion of future operating or financial performance. In particular, these include, without limitation, statements relating to future actions, prospective services or products, future performance or results of current and anticipated services or products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, trends in operating and financial results, as well as statements regarding the expected benefits of the Separation.

Any or all forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining the actual future results of Brighthouse and its subsidiaries. These statements are based on current expectations and the current economic environment and involve a number of risks and uncertainties that are difficult to predict. These statements are not guarantees of future performance. Actual results could differ materially from those expressed or implied in the forward-looking statements due to a variety of known and unknown risks, uncertainties, and other factors. Risks, uncertainties and other factors that might cause such differences include the risks, uncertainties and other factors identified in our most recent Annual Report on Form 10-K filed with the SEC, subsequent Quarterly Reports on Form 10-Q, including in the sections thereof captioned “Note Regarding Forward-Looking Statements” and “Item 1A. Risk Factors,” and in other filings we make with the SEC. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as otherwise may be required by law. Please consult any further disclosures we make on related subjects in filings we make with the SEC.

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Brighthouse
FINANCIAL®

© 2019 BRIGHTHOUSE FINANCIAL, INC.

BRIGHTHOUSE FINANCIAL, INC. 11225 N COMMUNITY HOUSE RD CHARLOTTE, NC 28277 ANNUAL MEETING INFORMATION SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET - www.ProxyVote.com or scan the QR code above Use the Internet to transmit your voting instructions and for electronic delivery of information by 11:59 p.m. Eastern Time on June 12, 2019. Have your Proxy Card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions by 11:59 p.m. Eastern Time on June 12, 2019. Have your Proxy Card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your Proxy Card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. REGISTER TO ATTEND THE ANNUAL MEETING To vote and/or to register to attend the meeting, go to the “Register for Meeting” link at www.ProxyVote.com. ADMISSION TICKET This portion of the Proxy Card is your admission ticket. Please bring this admission ticket and valid government-issued photo identification with you to the Annual Meeting. Complete instructions can be found in the proxy statement. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: x IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN E71629-P21658 KEEP THIS PORTION FOR YOUR RECORDS THE SIGNED AND DATED BOTTOM PORTION IN THE ENCLOSED ENVELOPE. THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY BRIGHTHOUSE FINANCIAL, INC. A. The Board of Directors recommends a vote FOR each of the Director nominees listed, FOR Proposal 2, and FOR Proposal 3. 1. Election of four Class II Directors to serve a one-year term ending at the 2020 Annual Meeting of Stockholders Nominees: For Withhold 1a. Irene Chang Britt 1b. C. Edward (“Chuck”) Chaplin 1c. Eileen A. Mallesch 1d. Paul M. Wetzel For Against Abstain 2. Ratification of the appointment of Deloitte & Touche LLP as Brighthouse’s independent registered public accounting firm for fiscal year 2019 3. Advisory vote to approve the compensation paid to Brighthouse’s Named Executive Officers B. For address changes and/or comments, please check this box and write them on the back where indicated. C. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, trustee, guardian, corporate officer, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement & Annual Report are available at www.ProxyVote.com. IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE SIGNED AND DATED BOTTOM PORTION IN THE ENCLOSED ENVELOPE. E71630-P21658 BRIGHTHOUSE FINANCIAL, INC. ANNUAL MEETING OF STOCKHOLDERS THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS The undersigned stockholder(s) hereby appoint(s) D. Burt Arrington, Christine M. DeBiase, Bruce H. Schindler and Eric T. Steigerwalt, or any of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of BRIGHTHOUSE FINANCIAL, INC. that the stockholder(s) is/ are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 a.m., Eastern Time on June 13, 2019 at The Ballantyne Hotel, 10000 Ballantyne Commons Parkway, Charlotte, North Carolina 28277 and any adjournment or postponement thereof, on all subjects that may properly come before the meeting, including the matters described in the proxy statement, subject to any directions indicated on the reverse side of this card. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED: “FOR” THE ELECTION TO THE BOARD OF DIRECTORS OF THE NOMINEES LISTED UNDER PROPOSAL 1; AND “FOR” PROPOSALS 2 AND 3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. D. Address Changes/Comments: (If you noted any Address Changes/Comments above, please mark corresponding box in Section B on the reverse side.) IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A AND C ON THE OTHER SIDE OF THIS CARD. PLEASE ALSO COMPLETE SECTIONS B AND D (ON EITHER SIDE OF THE CARD) IF APPLICABLE. CONTINUED AND TO BE SIGNED ON REVERSE SIDE

BRIGHTHOUSE FINANCIAL, INC. 11225 N COMMUNITY HOUSE RD CHARLOTTE, NC 28277 ANNUAL MEETING INFORMATION SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET - www.ProxyVote.com or scan the QR code above Use the Internet to transmit your voting instructions and for electronic delivery of information by 6:00 p.m. Eastern Time on June 7, 2019. Have your Proxy Card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions by 6:00 p.m. Eastern Time on June 7, 2019. Have your Proxy Card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your Proxy Card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. REGISTER TO ATTEND THE ANNUAL MEETING To vote and/or to register to attend the meeting, go to the “Register for Meeting” link at www.ProxyVote.com. ADMISSION TICKET This portion of the Proxy Card is your admission ticket. Please bring this admission ticket and valid government-issued photo identification with you to the Annual Meeting. Complete instructions can be found in the proxy statement. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: x IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN E71631-Z74629 KEEP THIS PORTION FOR YOUR RECORDS THE SIGNED AND DATED BOTTOM PORTION IN THE ENCLOSED ENVELOPE. THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY BRIGHTHOUSE FINANCIAL, INC. A. The Board of Directors recommends a vote FOR each of the Director nominees listed, FOR Proposal 2, and FOR Proposal 3. 1. Election of four Class II Directors to serve a one-year term ending at the 2020 Annual Meeting of Stockholders Nominees: For Withhold 1a. Irene Chang Britt 1b. C. Edward (“Chuck”) Chaplin 1c. Eileen A. Mallesch 1d. Paul M. Wetzel For Against Abstain 2. Ratification of the appointment of Deloitte & Touche LLP as Brighthouse’s independent registered public accounting firm for fiscal year 2019 3. Advisory vote to approve the compensation paid to Brighthouse’s Named Executive Officers B. For address changes and/or comments, please check this box and write them on the back where indicated. C. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, trustee, guardian, corporate officer, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement & Annual Report are available at www.ProxyVote.com. IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE SIGNED AND DATED BOTTOM PORTION IN THE ENCLOSED ENVELOPE. E71632-Z74629 BRIGHTHOUSE FINANCIAL, INC. ANNUAL MEETING OF STOCKHOLDERS THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS The undersigned stockholder(s) hereby appoint(s) D. Burt Arrington, Christine M. DeBiase, Bruce H. Schindler and Eric T. Steigerwalt, or any of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of BRIGHTHOUSE FINANCIAL, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 a.m., Eastern Time on June 13, 2019 at The Ballantyne Hotel, 10000 Ballantyne Commons Parkway, Charlotte, North Carolina 28277 and any adjournment or postponement thereof, on all subjects that may properly come before the meeting, including the matters described in the proxy statement, subject to any directions indicated on the reverse side of this card. Plan Participants Charles Schwab Bank is the Trustee (the “Plan Trustee”) of the New England Life Insurance Company Agents’ Retirement Plan and Trust referred to herein as the “Plan.” As a Plan participant, you have the right to direct the Plan Trustee how to vote the shares of Brighthouse Financial, Inc. Common Stock (“Shares”) that are allocated to your Plan account and shown on the reverse of this Voting Instruction Form. The Plan Trustee will hold your instructions in complete confidence except as may be necessary to meet legal requirements. You may instruct the Plan Trustee how to vote by telephone, Internet or by signing and returning this Voting Instruction Form. See the reverse side of this form for instructions on how to vote. A postage-paid envelope is enclosed. The Plan Trustee must receive your voting instructions no later than 6:00 p.m., Eastern Time, June 7, 2019, to vote in accordance with the instructions. The Plan Trustee will vote your Plan Shares in accordance with the specifications indicated by you on the reverse of this Voting Instruction Form. If the Plan Trustee does not receive your instructions by 6:00 p.m., Eastern Time, June 7, 2019, or if you sign and return this Voting Instruction Form and no specifications are indicated, the Plan Trustee will vote your Plan Shares in the same proportion as the Plan Shares for which it has received instructions. On any matters other than those described on the reverse of this Voting Instruction Form that may be presented for a vote at the 2019 Annual Meeting and any adjournments or postponements thereof, your Plan Shares will be voted in the discretion of the proxies appointed by the stockholders of Brighthouse Financial, Inc. D. Address Changes/Comments: (If you noted any Address Changes/Comments above, please mark corresponding box in Section B on the reverse side.) IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A AND C ON THE OTHER SIDE OF THIS CARD. PLEASE ALSO COMPLETE SECTIONS B AND D (ON EITHER SIDE OF THE CARD) IF APPLICABLE. CONTINUED AND TO BE SIGNED ON REVERSE SIDE

BRIGHTHOUSE FINANCIAL, INC. 11225 N COMMUNITY HOUSE RD CHARLOTTE, NC 28277 ANNUAL MEETING INFORMATION SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET - www.ProxyVote.com or scan the QR code above Use the Internet to transmit your voting instructions and for electronic delivery of information by 6:00 p.m. Eastern Time on June 7, 2019. Have your Proxy Card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions by 6:00 p.m. Eastern Time on June 7, 2019. Have your Proxy Card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your Proxy Card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. REGISTER TO ATTEND THE ANNUAL MEETING To vote and/or to register to attend the meeting, go to the “Register for Meeting” link at www.ProxyVote.com. ADMISSION TICKET This portion of the Proxy Card is your admission ticket. Please bring this admission ticket and valid government-issued photo identification with you to the Annual Meeting. Complete instructions can be found in the proxy statement. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: x IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN E71633-Z74629 KEEP THIS PORTION FOR YOUR RECORDS THE SIGNED AND DATED BOTTOM PORTION IN THE ENCLOSED ENVELOPE. THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY BRIGHTHOUSE FINANCIAL, INC. A. The Board of Directors recommends a vote FOR each of the Director nominees listed, FOR Proposal 2, and FOR Proposal 3. 1. Election of four Class II Directors to serve a one-year term ending at the 2020 Annual Meeting of Stockholders Nominees: For Withhold 1a. Irene Chang Britt 1b. C. Edward (“Chuck”) Chaplin 1c. Eileen A. Mallesch 1d. Paul M. Wetzel For Against Abstain 2. Ratification of the appointment of Deloitte & Touche LLP as Brighthouse’s independent registered public accounting firm for fiscal year 2019 3. Advisory vote to approve the compensation paid to Brighthouse’s Named Executive Officers B. For address changes and/or comments, please check this box and write them on the back where indicated. C. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, trustee, guardian, corporate officer, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement & Annual Report are available at www.ProxyVote.com. IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE SIGNED AND DATED BOTTOM PORTION IN THE ENCLOSED ENVELOPE. E71634-Z74629 BRIGHTHOUSE FINANCIAL, INC. ANNUAL MEETING OF STOCKHOLDERS THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS The undersigned stockholder(s) hereby appoint(s) D. Burt Arrington, Christine M. DeBiase, Bruce H. Schindler and Eric T. Steigerwalt, or any of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of BRIGHTHOUSE FINANCIAL, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 a.m., Eastern Time on June 13, 2019 at The Ballantyne Hotel, 10000 Ballantyne Commons Parkway, Charlotte, North Carolina 28277 and any adjournment or postponement thereof, on all subjects that may properly come before the meeting, including the matters described in the proxy statement, subject to any directions indicated on the reverse side of this card. Plan Participants The Bank of New York Mellon is the Trustee (the “Plan Trustee”) of the MetLife 401(k) Plan referred to herein as the “Plan.” As a Plan participant, you have the right to direct the Plan Trustee how to vote the shares of Brighthouse Financial, Inc. Common Stock (“Shares”) that are allocated to your Plan account and shown on the reverse side of this Voting Instruction Form. The Plan Trustee will hold your instructions in complete confidence except as may be necessary to meet legal requirements. You may instruct the Plan Trustee how to vote by telephone, Internet or by signing and returning this Voting Instruction Form. See the reverse side of this form for instructions on how to vote. A postage-paid envelope is enclosed. The Plan Trustee must receive your voting instructions no later than 6:00 p.m., Eastern Time, June 7, 2019, to vote in accordance with the instructions. The Plan Trustee will vote your Plan Shares in accordance with the specifications indicated by you on the reverse side of this Voting Instruction Form. If the Plan Trustee does not receive your instructions by 6:00 p.m., Eastern Time, June 7, 2019, or if you sign and return this Voting Instruction Form and no specifications are indicated, the Plan Trustee will not vote your Plan Shares. On any matters other than those described on the reverse side of this Voting Instruction Form that may be presented for a vote at the 2019 Annual Meeting and any adjournments or postponements thereof, your Plan Shares will be voted in the discretion of the proxies appointed by the stockholders of Brighthouse Financial, Inc. D. Address Changes/Comments: (If you noted any Address Changes/Comments above, please mark corresponding box in Section B on the reverse side.) IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A AND C ON THE OTHER SIDE OF THIS CARD. PLEASE ALSO COMPLETE SECTIONS B AND D (ON EITHER SIDE OF THE CARD) IF APPLICABLE. CONTINUED AND TO BE SIGNED ON REVERSE SIDE